================================================================================

                         CNL RETIREMENT PROPERTIES, INC.

                     Supplement No. One, dated June 25, 2003
                       to Prospectus, dated March 26, 2003

================================================================================


    This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2003. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

    Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of June 6, 2003, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company receives initial commitments, as well as Property acquisitions that occur after June 6, 2003, will be reported in a subsequent Supplement.


                               RECENT DEVELOPMENTS

    On March 27, 2003, the Company acquired three Brighton Gardens(R) by Marriott(R) Properties, which are, the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado, three miles west of downtown Colorado Springs; the Brighton Gardens of Denver located in Denver, Colorado, eight miles southeast of downtown Denver; and the Brighton Gardens of Lakewood located in Lakewood, Colorado, ten miles west of downtown Denver.

    These three Brighton Gardens Properties are assisted living/skilled nursing Properties which opened between September 1996 and October 1999 and each Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units.

    On March 28, 2003, the Company acquired nine additional Properties, which include six Brighton Gardens Properties, a Marriott(R) MapleRidge(R) Property, the Fairfax by Marriott(R) Property and the Quadrangle by Marriott(R) Property. The six Brighton Gardens Properties are the Brighton Gardens of Edgewood located in Edgewood, Kentucky, 14 miles southwest of downtown Cincinnati, Ohio; the Brighton Gardens of Greenville located in Greenville, South Carolina, five miles west of downtown Greenville; the Brighton Gardens of Northridge located in Northridge, California, 26 miles northwest of downtown Los Angeles; the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California, 120 miles east of downtown Los Angeles; the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah, in the downtown district of Salt Lake City; and the Brighton Gardens of Yorba Linda located in Yorba Linda, California, 36 miles east of downtown Los Angeles. The MapleRidge Property is the MapleRidge of Palm Springs located in Palm Springs, California, 110 miles east of downtown Los Angeles; the Fairfax Property is located in Fort Belvoir, Virginia, 19 miles southwest of Washington, D.C.; and the Quadrangle Property is located in Haverford, Pennsylvania, ten miles west of Philadelphia.

    The Brighton Gardens Properties located in each of Greenville, Northridge, Rancho Mirage, Salt Lake City and Yorba Linda are assisted living/skilled nursing Properties which opened between January 2000 and January 2002, and each Property includes between 90 and 98 assisted living units and either 25 or 26 units for residents with Alzheimer's and related memory disorders. Each Property also includes 28 skilled nursing units. The Brighton Gardens of Edgewood is an assisted living Property which opened in April 2000 and includes 93 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The MapleRidge of Palm Springs is an assisted living Property which opened in December 1999 and includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Fairfax Property is a continuing care retirement community which opened in July 1989 and includes 382 independent living units and cottages, 45 assisted living units and 40 skilled nursing units. The Quadrangle Property is a continuing care retirement community which opened in May 1989 and includes 349 independent living units and cottages, 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 72 skilled nursing units.

    In addition, on March 31, 2003, the Company acquired two Sunrise Properties, including the Sunrise of Annapolis located in Annapolis, Maryland, southeast of Baltimore; and the Sunrise of Pikesville located in Pikesville, Maryland, a northern suburb of Baltimore. On March 31, 2003, the Company also acquired the Brighton Gardens of Saddle River located in Saddle River, New Jersey, 26 miles north of downtown Newark.

    The Sunrise Properties located in Annapolis and Pikesville, Maryland are assisted living Properties which opened in November 1995 and May 1996, respectively. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders, and the Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders. The Brighton Gardens located in Saddle River is an assisted living facility which opened in September 1998 and includes 90 assisted living units and 22 units for residents with Alzheimer's and related memory disorders.

    On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, north of downtown Philadelphia, upon which the Ann's Choice Continuing Care Retirement Community is being constructed. The Company will not own the facility. The facility will be owned by a subsidiary of Erickson Retirement Communities, LLC ("Erickson").

    As of June 6, 2003, the Company owned interests in 54 Properties. In addition, the Company has commitments to acquire three additional Properties. Substantially all of the Properties owned by the Company, and all of the Properties for which the Company has commitments to acquire, are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities.

    Of the 54 Properties owned by the Company as of June 6, 2003, 41 Properties which were previously operated by Marriott Senior Living Services, Inc. are operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.) ("Sunrise"). In a press release dated March 31, 2003, Sunrise Assisted Living, Inc. announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements which the Company's tenants had entered into with Marriott Senior Living Services, Inc. were assumed by Sunrise Senior Living Services, Inc.; therefore, Sunrise Senior Living Services, Inc. now operates all of the Company's Properties that were previously operated by Marriott Senior Living Services, Inc. In addition, Sunrise agreed to assume an obligation to the Company under a guarantee from Marriott International, Inc. relating to one of these Properties. Sunrise (SRZ) is a NYSE listed company.

    The Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on March 1, 2003, which were paid by March 31, 2003. In addition, the Board of Directors declared Distributions of $0.0589 per Share to stockholders of record on April 1, May 1 and June 1, 2003, payable by June 30, 2003.


                                  THE OFFERINGS

GENERAL

    As of June 6, 2003, the Company had received subscriptions from this Offering for 15,811,691 Shares totalling $158,116,907 in Gross Proceeds. As of June 6, 2003, the Company had received aggregate subscriptions for 77,283,588 Shares totalling $772,835,881 in gross proceeds, including 175,795 Shares ($1,757,950) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this Offering. As of June 6, 2003, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $698,700,000. The Company used approximately $483,300,000 of net offering proceeds, approximately $71,400,000 in advances relating to its line of credit and approximately $100,300,000 in Permanent Financing to invest approximately $655,000,000 in 54 retirement Properties. As of June 6, 2003, the Company had repaid $51,370,000 in advances relating to its line of credit, had paid approximately $56,400,000 in Acquisition Fees and Acquisition Expenses and had used approximately $613,500 to redeem 66,687 Shares of Common Stock, leaving approximately $107,000,000 available to invest in Properties or Mortgage Loans.

                             MANAGEMENT COMPENSATION

    For information concerning compensation paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."


                                    BUSINESS

GENERAL

    The following table updates and replaces the corresponding table on page 46 of the Prospectus.

                   Percent of Persons Needing Assistance with
                        Activities of Daily Living (ADLs)

              Years of Age                        Percentage
           ------------------                   --------------

                 65-69                              8.1%

                 70-74                              10.5%

                 75-79                              16.9%

                  80+                               34.9%


Source:  U.S. Census Bureau, 1997 data

    The following paragraph updates and replaces the corresponding paragraph on page 46 of the Prospectus.

    According to the Centers for Medicare & Medicaid Services and the National Health Statistics Group, the health care industry represents 14.3% of the United States' gross domestic product ("GDP") with over $1.6 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 16% of the GDP by 2011, with $2.8 trillion in annual expenditures. According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $23 billion in 2003 and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

    The following table updates and replaces the corresponding table on page 47 of the Prospectus.

    Estimate of Resident Demand for Seniors' Housing Categories - Private Pay
                             Thousands of Residents

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------

   2000                      637                           511                        671
   2010                      751                           592                        773
   2020                      991                           720                        964
   2030                     1,389                         1,004                      1,309


Source:   The  Case  for  Investing  in  Seniors   Housing  and  Long  Term-Care
          Properties, prepared for the National Investment Conference for the Senior Living and Long-Term Care Industries, Copyright 2001

PROPERTY ACQUISITIONS

    The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 50 of the Prospectus.

    Summit Portfolio Properties. On March 27, 2003, the Company acquired the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado (the "Colorado Springs Property") for $16,120,000 from Senior Living of Colorado Springs, LLC; the Brighton Gardens of Denver located in Denver, Colorado (the "Denver Property") for $17,480,000 from Senior Living of Denver, LLC; and the Brighton Gardens of Lakewood located in Lakewood, Colorado (the "Lakewood Property") for $18,400,000 from Senior Living of Lakewood, LLC. The Colorado Springs, Denver and Lakewood Properties are hereinafter referred to as the "Summit Portfolio Properties." These three Properties are operated and managed by Sunrise Senior Living Services, Inc.

    The Company, as lessor, has entered into long-term, triple-net lease agreements with Senior Living of Colorado Springs, LLC, Senior Living of Denver, LLC and Senior Living of Lakewood, LLC, subsidiaries of Summit Companies, Incorporated, relating to these three Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the lease agreements are as follows:

o        The initial term of each lease expires on March 27, 2018.

o        Minimum annual rent as set forth in the leases is as follows:

                                                        Minimum
                       Property                      Annual Rent
          -----------------------------------      ----------------
          Colorado Springs Property                   $1,576,765
          Denver Property                              1,707,670
          Lakewood Property                            1,796,210

o Minimum annual rent will increase by 0.375% in the second lease year and by 2.5% beginning in the third lease year, and each lease year thereafter.

o At the end of the initial lease terms, the tenant will have two consecutive renewal options of five years each.

o In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

o On behalf of the tenants of these three Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the three Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve are 1.5% of gross revenues for the first lease year; 2% of gross revenues for the second and third lease years; 3% of gross revenues for the fourth through thirteenth lease years; 3.5% of gross revenues for the fourteenth lease year; and 4% of gross revenues for the fifteenth lease year. Funds in the FF&E Reserve relating to these three Properties are held by the tenant.

o The leases for the Summit Portfolio Properties contain pooling terms, meaning that net operating profits with respect to these Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the three Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all three Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the operation of the three Properties are 7% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

    The approximate federal income tax basis of the depreciable portion of the three Summitt Portfolio Properties is as follows:

                   Colorado Springs Property                $16,403,067
                   Denver Property                           17,864,492
                   Lakewood Property                         17,871,265

    On March 27, 2003, in connection with the purchase of the Summit Portfolio Properties, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants typically found in commercial loans. The financial covenants are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000 as of June 1, 2003. The loans are cross-collateralized and cross-defaulted.

    The Colorado Springs Property, which opened in October 1999, is the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado. The Colorado Springs Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located three miles west of downtown Colorado Springs, Colorado. Other senior living facilities located in proximity to the Colorado Springs Property include NBA Village at Skyline, Life Care Campus of Colorado Springs, Sunrise Assisted Living -- University Park, Sterling House of Broadmoor, Wynwood of Colorado Springs, Union Printer Home, Namaste Alzheimer's Center and Clare Bridge of Colorado Springs.

    The Denver Property, which opened in September 1996, is the Brighton Gardens of Denver located in Denver, Colorado. The Denver Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located eight miles southeast of downtown Denver, Colorado. Other senior living facilities located in proximity to the Denver Property include Caley Ridge, EPOCH Assisted Living of Denver, Heritage Club of Denver, Sunrise at Cherry Creek, Sunrise Assisted Living at Orchard and Wellspring.

    The Lakewood Property, which opened in October 1999, is the Brighton Gardens of Lakewood located in Denver, Colorado. The Lakewood Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located ten miles west of downtown Denver, Colorado. Other senior living facilities located in proximity to the Lakewood Property include the Inn at Lakewood, Heritage Club of Lakewood and Sunrise at Pinehurst.

    The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

                                                                                         Revenue          Revenue
                                                                         Average       per Occupied         per
                                                                        Occupancy          Unit          Available
          Property                  Location              Year            Rate                              Unit
 ---------------------------  ----------------------  -------------    ------------    -------------    -------------

 Colorado Springs Property    Colorado Springs, CO           *1999          20.7%          $ 115.27           $23.87
                                                            **2000          64.9%            108.68            70.53
                                                            **2001          77.7%            113.60            88.27
                                                            **2002          86.3%            117.93           101.73
                                                           ***2003          92.2%            137.40           126.71

 Denver Property              Denver, CO                    **1999          93.4%            $98.54           $92.05
                                                            **2000          89.8%            109.78            98.62
                                                            **2001          88.2%            123.57           109.04
                                                            **2002          97.6%            125.62           122.58
                                                           ***2003          98.9%            134.44           133.01

 Lakewood Property            Lakewood, CO                   *1999          38.8%           $134.21          $ 52.09
                                                            **2000          71.0%            107.93            76.59
                                                            **2001          80.5%            127.03           102.23
                                                            **2002          93.0%            127.92           118.95
                                                           ***2003          97.9%            139.83           136.83


    * Data for the Colorado Springs and Lakewood Properties represents the period October 1, 1999 through December 31, 1999.
    ** Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
    *** Data for 2003 represents the period January 4, 2003 through April 30, 2003.

    Additional Marriott Portfolio Two Properties. On March 28, 2003, the Company acquired nine Properties from Marriott Senior Living Services, Inc. and its affiliates for an aggregate purchase price of approximately $166 million plus the assumption of approximately $88.5 million in life care bonds payable to certain residents of two of the Properties. The Properties and related purchase prices include the Brighton Gardens of Edgewood located in Edgewood, Kentucky (the "Edgewood Property") for $2,654,632; the Brighton Gardens of Greenville located in Greenville, South Carolina (the "Greenville Property") for $4,132,969; the Brighton Gardens of Northridge located in Northridge, California (the "Northridge Property") for $14,735,846; the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California (the "Rancho Mirage Property") for $13,833,657; the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah (the "Salt Lake City Property") for $15,028,664; the Brighton Gardens of Yorba Linda located in Yorba Linda, California (the "Yorba Linda Property") for $13,483,926; the MapleRidge of Palm Springs located in Palm Springs, California (the "Palm Springs Property") for $2,653,469; the Fairfax located in Fort Belvoir, Virginia (the "Fort Belvoir Property") for $39,421,527 plus the assumption of $37,551,865 in life care bonds payable; and the Quadrangle located in Haverford, Pennsylvania (the "Haverford Property") for $60,118,719 plus the assumption of $50,958,830 in life care bonds payable. The Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Palm Springs, Fort Belvoir and Haverford Properties are hereinafter referred to as the "Additional Marriott Portfolio Two Properties." The nine Properties are operated and managed by Sunrise Senior Living Services, Inc.

    The Company as lessor, has entered into long-term, triple-net lease agreements with Eight Pack Management Corp., Eleven Pack Management Corp. and Marriott Continuing Care, LLC relating to these nine Properties. Eight Pack Management Corp. and Eleven Pack Management Corp. are described in further detail in the section of the Prospectus entitled "Business -- Property Acquisitions -- Brighton Gardens by Marriott located in Orland Park, Illinois." The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."

    The principal features of the lease agreements with Eight Pack Management Corp. relating to the Salt Lake City and Yorba Linda Properties are as follows:

o        The initial term of each lease expires on March 28, 2018.

o        Minimum annual rent as set forth in the leases is as follows:

                                                      Minimum
                     Property                       Annual Rent
            ----------------------------    ----------------------------

         Salt Lake City Property                  $1,555,842
         Yorba Linda Property                      1,395,923

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

o Financial statements that present the historical operating results of these Properties are included in the Financial Information commencing on page F-1 of this Prospectus Supplement, as the Marriott Senior Living Services Nine Communities, for the quarters ended March 28, 2003 and March 22, 2002, and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000.

o On behalf of the tenant of these two Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the two Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Salt Lake City and Yorba Linda Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these two Properties are held by the Company.

o The leases for the Salt Lake City and Yorba Linda Properties as well as the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties previously acquired by the Company and described in the section of the Prospectus entitled "Business-- Property Acquisitions-- Marriott Portfolio Two Properties" contain pooling terms, meaning that net operating profits with respect to these eight Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the eight Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these eight Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the operation of the two Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

    The principal features of the lease agreements with Eleven Pack Management Corp. relating to the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties are as follows:

o        The initial term of each lease expires on March 28, 2018.

o        Minimum annual rent as set forth in the leases is as follows:

                                                      Minimum
                     Property                       Annual Rent
            ----------------------------    ----------------------------

         Edgewood Property                       $   234,022
         Greenville Property                         364,347
         Northridge Property                       1,299,057
         Rancho Mirage Property                    1,219,523
         Palm Springs Property                       233,920

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

o On behalf of the tenant of these five Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the five Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Edgewood, Greenville and Rancho Mirage Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Northridge Property are 2% of gross revenues for the first through third lease years; and 3% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Palm Springs Property are 2% of gross revenues for the first lease year; 3% of gross revenues for the second through thirteenth lease years; and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these five Properties are held by the Company.

o The leases for the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties as well as the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties described in the section of the Prospectus entitled "Business -- Property Acquisitions -- Marriott Portfolio Two Properties" contain pooling terms, meaning that net operating profits with respect to these 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these 11 Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the operation of the five Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees.

         The principal features of the lease agreements with Marriott Continuing Care, LLC, a subsidiary of Sunrise Assisted Living, Inc., relating to the Fort Belvoir and Haverford Properties are as follows:

o        The initial term of each lease expires on March 28, 2018.

o        Minimum annual rent as set forth in the leases is as follows:

                                                      Minimum
                     Property                       Annual Rent
            ----------------------------    ----------------------------

         Fort Belvoir Property                  $  4,099,134
         Haverford Property                        6,234,763

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms the tenant will have two consecutive renewal options. The first renewal term is for ten years and the second renewal term is for five years.

o In addition to minimum rent, the leases require additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

o On behalf of the tenant of these two Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the two Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Fort Belvoir and Haverford Properties are 5% of gross revenues each lease year throughout the lease term. Funds in the FF&E Reserve relating to these two Properties are held by the Company.

    The approximate3 federal income tax basis of the depreciable portion of the nine Additional Marriott Portfolio Two Properties is as follows:

        Edgewood                        $ 1,981,397
        Greenville                        4,088,965
        Northridge                       12,122,797
        Rancho Mirage                    12,940,852
        Palm Springs                      1,977,379
        Salt Lake City                   15,541,172
        Yorba Linda                      11,903,735
        Fort Belvoir                     62,248,680
        Haverford                        92,993,370

    In connection with the acquisition of the Additional Marriott Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled "Business -- Borrowing."

    In addition, in connection with the purchase of the Fort Belvoir and Haverford Properties, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the Fort Belvoir and Haverford facilities. The Company will issue new bonds to future residents of these facilities, and the proceeds will be used to retire the existing bonds.

    The Edgewood Property, which opened in April 2000, is the Brighton Gardens of Edgewood located in Edgewood, Kentucky. The Edgewood Property includes 93 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main dining room, recreation room, a chapel, a hair salon, lounge areas and resident laundry rooms. The Property is located 14 miles southwest of downtown Cincinnati, Ohio and is within five miles of a hospital and retail and dining areas. Other senior living facilities located in proximity to the Edgewood Property include Atria Summit Hills, Colonial Gardens, St. Charles, Carmel Manor, Atria and Madonna Manor.

    The Greenville Property, which opened in January 2000, is the Brighton Gardens of Greenville located in Greenville, South Carolina. The Greenville Property includes 94 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located five miles west of downtown Greenville and is within three miles of retail and dining areas.

    The Northridge Property, which opened in January 2002, is the Brighton Gardens of Northridge located in Northridge, California. The Northridge Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located 26 miles northwest of downtown Los Angeles and is within four miles of a hospital, and retail and dining areas. Other senior living facilities located in proximity to the Northridge Property include a Sunrise Assisted Living, Aegis of Granada Hills, Summerville at Chatsworth, Graceville by Le Foyer and Country Villa.

    The Rancho Mirage Property, which opened in June 2000, is the Brighton Gardens of Rancho Mirage located in Rancho Mirage, California. The Rancho Mirage Property includes 90 assisted living units, 26 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include dining rooms, recreation rooms, activity rooms, a salon, lounge areas, a swimming pool and jacuzzi, and laundry rooms. The Property is located 120 miles east of downtown Los Angeles and is near retail and dining areas, and across the street from a medical center. Other senior living facilities located in proximity to the Rancho Mirage Property include a MapleRidge, Mirage Inn, Hacienda DeMonterey, Villa at Palm Desert, Wellington Place and Inner Image.

    The Palm Springs Property, which opened in December 1999, is the MapleRidge of Palm Springs located in Palm Springs, California. The Palm Springs Property includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common living room and dining rooms. The Property is located 110 miles east of downtown Los Angeles in a residential area less than a mile from retail and dining areas, and within three miles of a medical center. In addition to the Company's Rancho Mirage Property, other senior living facilities located in proximity to the Palm Springs Property include Windsor Court, The Hallmark, Villa at Palm Desert, Wellington Place, Inner Image and AMDAL Residential Care.

    The Salt Lake City Property, which opened in April 2000, is the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah. The Salt Lake City Property includes 98 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main dining room, a recreation room, a hair salon, lounge areas and resident laundry rooms. The Property is located in the downtown district of Salt Lake City and is less than one mile from a medical center, and retail and dining areas. Other senior living facilities located in proximity to the Salt Lake City Property include Parklane, St. Joseph's Villa, The Wentworth at East Millcreek, Silverado and Cordia Senior Residence.

    The Yorba Linda Property, which opened in July 2000, is the Brighton Gardens of Yorba Linda located in Yorba Linda, California. The Yorba Linda Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include dining rooms, recreation rooms, activity rooms, a salon, lounge areas, a swimming pool and jacuzzi, and laundry rooms. The Property is located 36 miles east of downtown Los Angeles and is near retail and dining areas, and within two miles from a medical center. Other senior living facilities located in proximity to the Yorba Linda Property include Park Vista at Morningside, Avalon at Bradford Square, Nohl Ranch Inn, Canyon Hills Club, Prestige Assisted Living and Fullerton Gardens.

    The Fort Belvoir Property, which opened in July 1989, is the Fairfax by Marriott, a continuing care retirement community, located in Fort Belvoir, Virginia. The Fort Belvoir Property includes 382 independent living units and cottages, 45 assisted living units and 40 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity rooms, an indoor swimming pool and spa, a tennis court, and barber and beauty shops. The Property is located 19 miles southwest of Washington, D.C. and is within two miles of retail and dining areas, and within five miles of a hospital. Other senior living facilities located in proximity to the Fort Belvoir Property include Falcon's Landing, Vinson Hall and Knollwood.

    The Haverford Property, which opened in May 1989, is the Quadrangle by Marriott, a continuing care retirement community, located in Haverford, Pennsylvania. The Haverford Property includes 349 independent living units, 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 72 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include common dining and living areas, activity rooms, a swimming pool, hot tub and spa, and barber and beauty shops. The Property is located ten miles west of Philadelphia and is within five miles of retail and dining areas, and within three miles of three hospitals. Other senior living facilities located in proximity to the Haverford Property include Beaumont at Bryn Mawr, Waverly Heights and Dunwoody Village.

    The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Edgewood Property           Edgewood, KY                **2000         21.1%            $ 109.25          $ 23.07
                                                         **2001         37.5%              106.55            39.92
                                                         **2002         34.2%              105.41            36.01
                                                        ***2003         39.9%              103.10            41.12

 Greenville Property         Greenville, SC              **2000         35.1%              $99.46          $ 34.94
                                                         **2001         60.2%              103.62            62.41
                                                         **2002         68.8%              109.46            75.25
                                                        ***2003         71.3%              122.79            87.54

 Northridge Property         Northridge, CA              **2002         53.3%            $ 141.23           $75.27
                                                        ***2003         80.9%              167.33           135.41

 Rancho Mirage Property      Rancho Mirage, CA           **2000         25.5%            $ 149.90           $38.23
                                                         **2001         45.4%              134.52            61.09
                                                         **2002         67.5%              149.27           100.77
                                                        ***2003         71.8%              163.93           117.75

 Palm Springs Property       Palm Springs, CA            **2000         22.8%            $ 108.09           $24.68
                                                         **2001         41.3%              105.80            43.72
                                                         **2002         67.9%               99.56            67.63
                                                        ***2003         75.8%               96.98            73.48

 Salt Lake City Property     Salt Lake City, UT          **2000         53.7%            $ 104.65           $56.24
                                                         **2001         75.2%              110.60            83.13
                                                         **2002         84.3%              114.19            96.20
                                                        ***2003         86.4%              135.52           117.15

 Yorba Linda Property        Yorba Linda, CA             **2000         29.7%            $ 122.99           $36.51
                                                         **2001         58.6%              126.37            74.07
                                                         **2002         71.5%              142.45           101.86
                                                        ***2003         70.5%              161.21           113.71




                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Fort Belvoir Property       Fort Belvoir, VA             *1999         97.2%            $ 101.71           $98.88
                                                         **2000         95.9%              105.25           100.89
                                                         **2001         97.1%              108.17           105.07
                                                         **2002         98.7%              112.75           111.32
                                                        ***2003        100.0%              106.28           112.83

 Haverford Property          Haverford, PA                *1999         95.9%            $ 118.03         $ 113.15
                                                         **2000         98.0%              124.83           122.35
                                                         **2001         98.0%              134.04           131.36
                                                         **2002         99.7%              142.81           142.38
                                                        ***2003        100.0%              142.58           148.08

    * Data for 1999 represents the period November 1, 1999 through December 30, 1999.
    ** Data for 2000, 2001 and 2002 represents information for each applicable fiscal year.
    *** Data for 2003 represents the period January 4, 2003 through April 30, 2003.

    Prime Care Portfolio Two Properties. On March 31, 2003, the Company acquired two Properties from Prime Care Eight, LLC for an aggregate purchase price of approximately $22.6 million. The Properties and related purchase prices include the Sunrise of Annapolis located in Annapolis, Maryland (the "Annapolis Property") for $13,294,253 and the Sunrise of Pikesville located in Pikesville, Maryland (the "Pikesville Property") for $9,340,855. The Annapolis and Pikesville Properties are hereinafter referred to as the "Prime Care Portfolio Two Properties." These two Properties are operated and managed by Sunrise Senior Living Services, Inc.

    The Company, as lessor, has entered into a long-term, triple-net lease agreement with Prime Care Eight, LLC relating to these two Properties. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease agreement are as follows:

o        The term of the lease expires on March 31, 2038.

o        Minimum annual rent as set forth in the lease is as follows:

                                                  Minimum
                    Property                    Annual Rent
         --------------------------------     -----------------
         Annapolis Property                                $1,465,099
         Pikesville Property                                1,029,413

o Minimum annual rent will increase by 2.5% beginning January 1, 2004 and each lease year thereafter until the end of the 28th lease year.

o In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

o Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the two Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease.

o On behalf of the tenant of these two Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of the furniture, fixtures and equipment relating to the Prime Care Portfolio Two Properties. Monthly deposits to the FF&E Reserve are as follows: 1.5% of gross revenues for the years 2003 and 2004; 2% of gross revenues for the years 2005 through 2008; and 2.5% of gross revenues every year thereafter. Funds in the FF&E Reserve relating to these two Properties are held by the tenant.

o The lease for the two Properties contains pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant defaults on its obligations under the lease for either Property, the Company will have the ability to pursue its remedies under the lease with respect to both Properties, regardless of whether the tenant is in default under the lease, with respect to the other Property.

o The lease contains provisions that allow the lessee to elect to purchase the Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessee to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the operation of the two Properties are 6% of net revenues throughout the term of the lease. One-half of the base management fee is payable as an operating expense of the Property and minimum rent payments due under the lease are subordinate to such base management fee. The remaining 3% base management fee is subordinate to the payment of minimum annual rent, a tenant administrative fee, the funding of the FF&E Reserve and the replenishment of any amounts drawn under the $500,000 tenant guarantee discussed above. Unpaid subordinated base management fees will accrue without interest.

    On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed approximately $20.6 million of Permanent Financing which is secured by the Prime Care Portfolio Two Properties. The loan bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800 as of June 1, 2003.

    The Annapolis Property, which opened in November 1995, is the Sunrise of Annapolis located in Annapolis, Maryland. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas and a beauty/barber shop. The Property is located 26 miles southeast of Baltimore. Other senior living facilities located in proximity to the Annapolis Property include Manresa, Annapolitan, Heartlands and Sunrise of Severna Park.

    The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville located in Pikesville, Maryland. The Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas and a beauty/barber shop. The Property is located 11 miles from downtown Baltimore. Other senior living facilities located in proximity to the Pikesville Property include Springhouse, Arden Courts, Brighton Gardens of Pikesville and Atrium Village.

    The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the facilities for the past five years and for the period January 1, 2003 through April 30, 2003 are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Annapolis Property          Annapolis, MD                 1998         97.6%            $ 136.78         $ 133.03
                                                           1999         95.0%              139.82           133.03
                                                           2000         96.9%              141.90           137.48
                                                           2001         97.0%              144.59           141.08
                                                           2002         97.1%              150.44           145.74
                                                          *2003         97.1%              163.00           158.22

 Pikesville Property         Pikesville, MD                1998         91.4%            $ 134.99         $ 123.17
                                                           1999         90.0%              137.65           123.71
                                                           2000         88.4%              132.75           117.34
                                                           2001         92.0%              131.00           120.22
                                                           2002         88.0%              136.07           119.13
                                                          *2003         84.2%              143.41           120.77

* Data for 2003 represents the period January 1, 2003 through April 30, 2003.

    Brighton Gardens located in Saddle River, New Jersey. On March 31, 2003, the Company acquired the Brighton Gardens assisted living Property located in Saddle River, New Jersey (the "Saddle River Property") for $12,750,000 from Circle Housing Limited Partnership. The Property is operated and managed by Sunrise Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement with One Pack Management Corp. relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease agreement are as follows:

o        The initial term of the lease expires on March 31, 2018.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o The lease requires minimum annual rent of $1,321,352 for the first lease year with increases of 3% each lease year thereafter.

o In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined criteria derived from achieving specific percentage occupancy levels and/or revenues from the prior lease years.

o On behalf of the tenant of the Saddle River Property, the Operator has established an FF&E Reserve fund which will be used for the replacement and renewal of the furniture, fixtures and equipment relating to the Property. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve for the Saddle River Property are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through twelfth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to this Property are held by the Company.

o        Base  management fees payable to Sunrise Senior Living  Services,  Inc.
         for the operation of the Saddle River Property are 6% of gross revenues throughout the term of the lease. Rent payments due under the lease are subordinate to the payment of base management fees.

    The approximate federal income tax basis of the depreciable portion of the Saddle River Property is $11,452,215.

    The Saddle River Property, which opened in September 1998, includes 90 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include common dining and living areas, activity areas, a library and a hair salon. The Property is located 26 miles north of downtown Newark. Other senior living facilities located in proximity to the Saddle River Property include
Brighton Gardens of Paramus, Van Dyk Park Place, Longview Assisted Living, Allendale Community for Mature Living and Sunrise of Woodcliff Lake.

    The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facility has been operational are as follows:

                                                                                       Revenue          Revenue
                                                                      Average        per Occupied    per Available
                                                                     Occupancy           Unit            Unit
         Property                 Location             Year            Rate
 --------------------------  --------------------  -------------   --------------    -------------   --------------

 Saddle River Property       Saddle River, NJ             *1999         62.6%             $122.60           $76.79
                                                          *2000         72.2%              129.89            93.82
                                                          *2001         66.2%              141.32            93.30
                                                          *2002         62.8%              141.83            89.04
                                                         **2003         67.2%              148.85            99.97


    * Data for 1999, 2000, 2001 and 2002 represents information for each applicable fiscal year.
    ** Data for 2003  represents  the period  January 4, 2003 through  April 30,
    2003.

    One Pack Management Corp. is an affiliate of: Eight Pack Management Corp., the tenant of the Orland Park Property and six of the Marriott Portfolio Two Properties; HRA Management Corporation, the tenant of the Marriott Portfolio One Properties; and Eleven Pack Management Corp., the tenant of the remaining six Marriott Portfolio Two Properties. Each of these entities is a thinly capitalized, newly formed corporation affiliated with the Advisor. The principals of such corporations are Timothy S. Smick and Daniel Simmons. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.

    Ann's Choice Continuing Care Retirement Community located in Warminster, Pennsylvania. On June 2, 2003, the Company acquired a parcel of land located in Warminster, Pennsylvania, upon which the Ann's Choice Continuing Care Retirement Community is being constructed (the "Warminster Property"). The land was purchased from Warminster Campus, L.P., a Maryland limited partnership, for $19,500,000. The Ann's Choice Continuing Care Retirement Community, once construction is completed, is expected to include 1,542 independent living apartments, 128 assisted living units and 190 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Warminster Campus, L.P. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Warminster Campus, L.P. relating to the land. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial land lease expires on June 2, 2013.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five year each.

o The lease requires minimum annual rent of $2,925,000 for the first through fifth lease years, $3,900,000 for the sixth through tenth lease years and $4,680,000 for the eleventh and all subsequent lease years.

o A security deposit equal to $1,462,350 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant will have the option to purchase the land during the lease term for a predetermined purchase price based on the date of such purchase option and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.

o The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Ann's Choice Continuing Care Retirement Community.

RETIREMENT COMMUNITY BRANDS

    The following paragraph updates and replaces the corresponding paragraph on page 77 of the Prospectus.

    Erickson Brands. Erickson currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village, Fox Run Village and Ann's Choice are three of Erickson's communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's eleventh largest manager of seniors' housing.

    The following information should be read in conjunction with the "Business -- Retirement Community Brands" section beginning on page 76 of the Prospectus.

    Sunrise Brand. Sunrise Assisted Living, Inc. is one of the nation's oldest and largest providers of assisted living services. Independent living services and skilled nursing services are also offered at some communities. The prototypical Sunrise facilities resemble a Victorian mansion and generally have between 70 and 90 beds of assisted living and specialized care for people with memory disorders. According to Sunrise Assisted Living, Inc.'s 2002 Annual Report, as of December 31, 2002, Sunrise Assisted Living, Inc. operated 209 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 16,000. In addition, more than 24 properties with a resident capacity of 2,055 were under construction. In 2001 and 2002, the American Seniors Housing Association ranked Sunrise Assisted Living, Inc. as the sixth largest seniors' housing operator in the country.

    In a press release dated March 31, 2003, Sunrise Assisted Living, Inc. announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. Upon the closing of this transaction, Sunrise, or its subsidiaries, assumed management of an additional 126 properties with a resident capacity of more than 23,000, including 41 properties owned by the Company. Sunrise (SRZ) is a NYSE listed company.

PENDING INVESTMENTS

    As of June 6, 2003, the Company had initial commitments to acquire three additional Properties for an aggregate purchase price of approximately $84.2 million. The three Properties are two American Retirement Corporation Properties (one in each of Birmingham and Huntsville, Alabama) and the Balmoral Property (in Palm Harbor, Florida). The two American Retirement Corporation Properties will be acquired from Daniel Senior Living, L.L.C. and the Balmoral Property will be acquired from Horizon Bay Senior Communities. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to obtain Permanent Financing of approximately $50.4 million in connection with the acquisition of two of these Properties.

    Leases. Set forth below are summarized terms expected to apply to the leases for each of the three Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


                                                              Estimated Purchase              Lease Term and
                       Property                                      Price                    Renewal Options
-------------------------------------------------------     ------------------------     --------------------------

Balmoral Assisted Living Community (1)                            $12,175,000            15 years; two ten-year
Palm Harbor, FL                                                                          renewal options
(the "Palm Harbor Property")
Existing retirement facility

The Somerby at University Park (3) (4) (5) (6)                    $49,965,714            15 years; two ten-year
Birmingham, AL                                                                           renewal options
(the "Birmingham Property")
Existing retirement facility

The Somerby at Jones Farm (3) (4) (5) (6)                         $22,034,286            15 years; two ten-year
Huntsville, AL                                                                           renewal options
(the "Huntsville Property")
Existing retirement facility



                                                                       Minimum Annual
                       Property                                             Rent                   Percentage Rent
-------------------------------------------------------          ----------------------------    --------------------

Balmoral Assisted Living Community (1)                           $1,179,758 for the first        To be determined
Palm Harbor, FL                                                  lease year; increases by        prior to closing
(the "Palm Harbor Property")                                     2.5% each lease year
Existing retirement facility                                     thereafter (2)

The Somerby at University Park (3) (4) (5) (6)                   $4,484,098 for the first        To be determined
Birmingham, AL                                                   lease year; increases by        prior to closing
(the "Birmingham Property")                                      2.5% each lease year
Existing retirement facility                                     thereafter (2)

The Somerby at Jones Farm (3) (4) (5) (6)                        $1,977,434 for the first        To be determined
Huntsville, AL                                                   lease year; increases by        prior to closing
(the "Huntsville Property")                                      2.5% each lease year
Existing retirement facility                                     thereafter (2)




------------------------
FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Balmoral Management, LLC.

(2)      Based on estimated purchase price.

(3) It is expected that this Property will be operated and managed by American Retirement Corporation.

(4) The leases for the Birmingham and Huntsville Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. The leases are also expected to contain provisions that allow the lessee to elect to purchase the Properties during the eighth lease year for a predetermined amount.

(5) In connection with the acquisition of the Birmingham and Huntsville Properties, the Company plans to borrow $50.4 million under a 10-year mortgage note secured by the two Properties, payable to Freddie Mac. It is expected that the loan will bear interest at a fixed rate of 151 basis points added to the yield on nine-year U.S. Treasury securities at the time of closing. It is expected that the loan will require monthly principal and interest payments to maturity.

(6) In connection with the Birmingham and Huntsville Properties, during the first three lease years the Company may be required to fund an aggregate additional purchase price amount (the "Earnout Amount") not to exceed $14,895,000 if the Properties achieve certain operating performance thresholds. In the event an Earnout Amount is due, the leases will be amended and minimum annual rent will be increased accordingly.

    Birmingham Property. The Birmingham Property, which opened in April 1999, is the Somerby at University Park, an independent living/assisted living community, located in Birmingham, Alabama. The Birmingham Property includes 240 independent living units, 84 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Property is located approximately six miles south of downtown Birmingham, Alabama.

    Huntsville Property. The Huntsville Property, which opened in April 1999, is the Somerby at Jones Farm, an independent living/assisted living community, located in Huntsville, Alabama. The Huntsville Property includes 138 independent living units and 48 assisted living units. The Property is located approximately 90 miles north of Birmingham, Alabama.

    Palm Harbor Property. The Palm Harbor Property, which opened in July 1996, is the Balmoral Assisted Living Community, an independent living/assisted living community, located in Palm Harbor, Florida. The Palm Harbor Property includes 44 independent living units and 55 assisted living units or units for residents with Alzheimer's or related memory disorders. This fluctuates according to resident needs. The Property is located in Palm Harbor, approximately 20 miles northwest of downtown Tampa, Florida.


                             SELECTED FINANCIAL DATA

    The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus. This table updates and replaces the "Selected Financial Data" section beginning on page 98 of the Prospectus.


                                      Quarter Ended
                              -------------------------------
                                March 31,       March 31,                           Year Ended December 31,
                                  2003             2002
                                                               ------------------------------------------------------------------
                                                                   2002          2001          2000       1999 (1)     1998 (1)
                              --------------  ---------------  ------------- ------------- ------------- -----------  -----------

  Revenues                     $ 12,503,956      $ 1,667,761    $18,852,028   $ 1,899,619   $ 1,084,730    $ 86,231        $  --
  Net earnings (loss) (2)(3)      8,503,596          828,604     11,371,856       915,965       224,778     (28,390 )         --
  Cash flows from operating
     activities                   7,351,087        3,082,728     16,784,763     2,173,379     1,096,019      12,851           --
  Cash flows used in investing
     activities                (259,379,290)     (36,755,873)  (358,090,103)  (22,931,469)  (14,428,703)         --           --
  Cash flows provided by
    (used in) financing
    activities                  235,228,819       45,180,978    355,384,104    47,301,313     8,766,346   4,731,279    (199,908)
  Cash distributions
     declared and paid (4)        8,689,021        1,552,344     14,379,477     1,507,322       502,078      50,404           --
  Earnings (loss) per Share
     (Basic and Diluted)               0.16             0.09           0.52          0.38          0.27       (0.07)          --
  Funds from operations (5)      10,604,621        1,209,262     14,609,538     1,439,908       527,962     (28,390)          --
  Cash distributions declared
     and paid per Share                0.18             0.17           0.70          0.70          0.58        0.13           --
  Weighted average number of
     Shares outstanding (6):
       (Basic and Diluted)       51,672,439        9,682,887     22,034,955     2,391,072       845,833     412,713           --

                                March 31,        March 31,                              December 31,
                                  2003            2002              2002          2001          2000         1999         1998
                              --------------  ---------------  ------------- ------------- ------------- -----------  -----------
  Total assets                 $801,366,973     $125,021,990   $441,765,453   $64,446,889   $14,688,560  $5,088,560     $976,579
  Total mortgages payable        91,860,126       12,933,859     45,326,677            --            --          --           --
  Total bonds payable            88,510,695               --             --            --            --          --           --
  Total stockholders' equity    537,334,156      106,877,051    389,795,024    60,910,042     9,203,548   3,292,137      200,000


(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended March 31, 2003, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2002 or 1999.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarters ended March 31, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999, approximately 2%, 47%, 21%,
         39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the quarters ended March 31, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, net earnings included $1,626,519, $130,152, $1,374,665, $76,665 and
         $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

         The following is a reconciliation of net earnings to FFO for the quarters ended March 31, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999:

                                           Quarter Ended March 31,                     Year ended December 31,
                                             2003           2002            2002          2001           2000          1999
                                          -----------    -----------     -----------    ----------    ----------     ---------

         Net earnings                      $8,503,596       $828,604     $11,371,856      $915,965      $224,778      $(28,390)
             Adjustments:
                Effect of unconsolidated
                  subsidiaries                 64,575        380,658         149,801            --            --            --
                Effect of minority interest        --             --        (233,691)           --            --            --
                Depreciation of real estate
                  assets                    2,036,450             --       3,321,572       523,943       303,184            --
                                          -----------    -----------     -----------    ----------    ----------     ---------
         FFO                              $10,604,621     $1,209,262     $14,609,538    $1,439,908      $527,962      $(28,390)
                                          ===========    ===========     ===========    ==========    ==========     =========
         Weighted average shares           51,672,439      9,682,887      22,034,955     2,391,072       845,833       412,713
                                          ===========    ===========     ===========    ==========    ==========     =========


(6)      The weighted  average number of Shares  outstanding  for the year ended
         December  31,   1999,   is  based  upon  the  period  the  Company  was
         operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The  following   information   should  be  read  in  conjunction   with  the
"Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 99 of the Prospectus.

INTRODUCTION

    The Company

    CNL Retirement Properties, Inc. is a corporation which was organized pursuant to the laws of the State of Maryland on December 22, 1997 and operates for federal income tax purposes as a REIT. Various other wholly owned subsidiaries of the Company have been and will be formed in the future for the purpose of acquiring and owning Properties.

    The Company acquires Properties related to seniors' housing and retirement facilities ("Retirement Facilities") primarily located across the United States of America. The Retirement Facilities may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of health care related facilities. The Properties are leased on a long-term, "triple-net" basis to operators of Retirement Facilities or to other tenants that engage third party managers. Under the Company's triple-net leases, the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance as well as the payment of rent. The tenants' ability to satisfy the lease obligations depends primarily on the Properties' operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees and security deposits, secure the tenants' obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations.

    The Company may provide Mortgage Loans to Operators of Retirement Facilities secured by real estate owned by the borrower. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of no more than 5 percent to 10 percent of the Company's total assets. The Company expects that the interest rates and terms of the Mortgage Loans will be similar to those of its leases. The Company also may provide Secured Equipment Leases. The aggregate outstanding principal amount of Secured Equipment Leases is not expected to exceed 10 percent of the Company's total assets. The Company has retained CNL Retirement Corp. as its Advisor to provide management, acquisition, advisory and administrative services.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

    In 1998, the Company registered its Initial Offering of Common Stock and in connection with the Initial Offering, the Company received subscription proceeds of $9,718,974 (971,898 Shares). Following termination of the Initial Offering on September 18, 2000, the Company commenced its second public offering (the "2000 Offering"). On May 24, 2002, the Company completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 Shares). Immediately following the completion of the 2000 Offering, the Company commenced its third public offering (the "2002 Offering") of up to 45,000,000 Shares of Common Stock ($450,000,000). On April 3, 2003, the Company completed its 2002 Offering from which it received subscription proceeds of $450,000,000 (45,000,000 Shares), and immediately commenced this offering of Common Stock of up to 175,000,000 additional Shares ($1,750,000,000). Of the 175,000,000 Shares
of Common Stock offered, up to 25,000,000 are available to stockholders purchasing Shares through the Reinvestment Plan. The Board of Directors will submit, for a vote of the stockholders at the 2003 annual meeting, a proposal to increase the number of authorized Shares of Common Stock of the Company from 100,000,000 to 450,000,000. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, this offering will be limited to 38,000,000 Shares.

    From its formation in December 1997 through March 31, 2003, the Company had received an initial $200,000 (20,000 Shares) contribution from the Advisor and subscription proceeds of $606,020,668 (60,602,064 Shares), including $1,757,950 (175,795 Shares) through the Reinvestment Plan. The Company believes that the net proceeds received from this offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's shares are Listed. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets and the distribution of net proceeds to its stockholders. As of March 31, 2003, the Company had used approximately $471,400,000 of net offering proceeds, approximately $71,600,000 of loan proceeds from Permanent Financing and approximately $71,400,000 of proceeds from its revolving line of credit to invest in 53 Properties located in 22 states (see "Property Acquisitions" below), approximately $48,000,000 to pay Acquisition Fees and Acquisition Expenses and approximately $600,000 to redeem 66,687 Shares of Common Stock, leaving approximately $18,000,000 available for investment in Properties, Mortgage Loans and Secured Equipment Leases.

    During the period April 1 through June 6, 2003, the Company received additional offering proceeds of approximately $166,600,000. The Company expects to use any uninvested net offering proceeds, plus any additional net offering proceeds from this offering to purchase additional Properties and to a lesser extent, to invest in Mortgage Loans and other permitted investments. In addition, the Company intends to borrow money to acquire assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The aggregate amount of any Permanent Financing is not expected to exceed 40 percent of the Company's total assets and the maximum amount the Company may borrow is 300 percent of the Company's Net Assets.

    Redemptions

    The Company has a redemption plan under which the Company may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of Shares of the Company's outstanding Common Stock at the beginning of the 12-month period. During the quarter ended March 31, 2003, 22,650 Shares were redeemed at $9.20 per Share (for a total of $280,384) and retired.

         Property Acquisitions and Investments

    At March 31, 2003, the Company owned 53 Properties located in 22 states, including one Property in a pre-construction phase with planned development for a seniors' housing complex. Upon completion of the development, the Company expects to enter into a long-term management agreement with an Operator of the Retirement Facility to operate and manage the Property. The Company, as lessor, has entered into long-term lease agreements relating to the other Properties. The leases are on a triple-net basis, meaning the tenants are also required to pay all repairs, maintenance, property taxes, utilities and insurance. Generally, the tenants are also required to make capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose.

    During the quarter ended March 31, 2003, the Company acquired 14 Properties that are subject to operating leases for an aggregate purchase price of approximately $336.3 million plus closing costs. The operating leases generally provide for an initial term of 15 years and options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum annual base rent, generally payable in monthly installments. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all of the leases are subject to contingent rent computed as a percentage of gross sales of the Properties. The majority of the leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment.

    To mitigate credit risk, certain operating leases were combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio ("Cross-Default"). In addition, certain portfolios of leases contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease ("Pooling").

    On March 31, 2003, the Company acquired two Properties through a direct financing transaction with a subsidiary of Prime Care Properties, LLC for $22,635,108 plus closing costs. The Company, as lessor, entered into a 35-year lease agreement that requires aggregate minimum annual rent of $2,494,512 through December 31, 2003, and 2.5 percent annual increases thereafter. In addition to minimum rent, the lease requires additional rent, which is based on a percentage of the tenants' gross revenues. The lease also provides for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the property of the tenants. The lease contains provisions that allow the tenants to purchase the Properties at the end of the lease term for the Company's initial investment amount. The lease also permits the Company to require the tenants to purchase the Properties at the end of the lease term for the same amount. The lease of the two Properties contains Cross-Default and Pooling terms. In addition, an affiliate of the tenants has guaranteed the tenants' obligations to pay minimum rent due under the leases up to a maximum of $500,000. As of June 6, 2003, the remaining amount available under the guarantee was $410,777.

    Fifteen of the sixteen Properties acquired during the quarter ended March 31, 2003 are operated and managed by Sunrise Senior Living Services, Inc. (see the "Results of Operations - Major Operators and Tenants" section below). Erickson Retirement Communities, LLC manages the remaining Property that was acquired during the quarter ended March 31, 2003.

    On June 2, 2003, the Company acquired a parcel of land upon which a seniors' housing complex is being constructed. The Company will not own the facility. The facility will be owned by a subsidiary of Erickson Retirement Communities, LLC.

    Borrowings

    In connection with the acquisition of three Properties in March 2003, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5 percent per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balances and all accrued interest due at that time. The loans have certain financial covenants which are typically found in commercial loans and which are based on the combined operations of the three Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. These loans are cross-collateralized and cross-defaulted.

    On March 31, 2003, the Company assumed a mortgage in the amount of $20,635,108 that matures in October 2008, in connection with the purchase of two Properties. The mortgage bears interest at a fixed rate of 7.83 percent per annum and requires monthly principal and interest payments of approximately $206,000. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $123,000 as of March 31, 2003.

    As of March 31, 2003, the Company had seven mortgage loans with an aggregate outstanding balance of $91,860,126 collateralized by 12 Properties.

    Also in March 2003, the Company replaced its existing $25 million line of credit with a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125 million. Eleven Properties with an aggregate cost of $115.2 million collateralize the $85 million revolving line of credit; however, the collateral provided by these 11 Properties only allows the Company to draw up to $71,370,000 under the revolving line of credit. The Company would be required to pledge additional Properties as collateral to fully maximize the $85 million liquidity available under the revolving line of credit. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates, depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets, until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. The Company may use the revolving line of credit to fund acquisitions, pay fees and fund working capital for general business purposes. Periodically, the Company expects to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. In March 2003, the Company borrowed $71,370,000 on the line of credit to acquire several Properties described in "Liquidity and Capital Resources - Property Acquisitions" above. On April 30, 2003, the Company repaid $51,370,000, leaving an outstanding balance of $20,000,000. In connection with the $85 million revolving line of credit, the Company has incurred $1,900,899 in loan fees and costs.

    In connection with the acquisition of two continuing care retirement communities in March 2003, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the two Retirement Facilities. The Company will issue new bonds to future residents of these Retirement Facilities, and the proceeds from the new bonds will be used to retire the existing bonds.

    Contractual Obligations and Commitments

    The following table presents the Company's contractual cash obligations and related payment periods as of March 31, 2003:


Contractual Cash Obligations          Less than        2-3 Years
                                       1 Year                          4-5 Years       Thereafter         Total
---------------------------------    ------------     ------------    ------------    ------------    --------------
Mortgages payable                     $13,860,663      $ 3,458,777      $58,759,246     $15,781,440     $ 91,860,126
Revolving line of credit                       --       71,370,000              --              --        71,370,000
Refundable tenant security
  deposits                                     --               --              --       5,591,404         5,591,404
                                     ------------     ------------    ------------    ------------    --------------
Total Contractual Cash
   Obligations                        $13,860,663      $74,828,777     $58,759,246     $21,372,844      $168,821,530
                                     ============     ============    ============    ============    ==============


    The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of March 31, 2003:

 Commitments, Contingencies and        Less than
           Guarantees                   1 Year         2-3 Years      4-5 Years        Thereafter         Total
---------------------------------     ------------    ------------    ------------    ------------    -------------
Guarantee of unsecured
   promissory note of
   unconsolidated
   subsidiary (1)                           $   --     $ 2,513,333           $  --          $   --       $2,513,333
Earnout provisions (2)                          --      11,834,233              --              --       11,834,233
                                      ------------    ------------    ------------    ------------    -------------
Total Commitments,
Contingencies and
Guarantees                                  $   --     $14,347,566           $  --          $   --      $14,347,566
                                      ============    ============    ============    ============    =============

(1) In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2003, the unsecured promissory note had an outstanding balance of $15,080,000. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2) In connection with the acquisition of five Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly.

(3) The bond obligations of the Company have not been included in the above tables since it is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, it does not create a net cash obligation for the Company.

         Market Risk

    Substantially all of the Company's mortgage loans payable at March 31, 2003, were subject to variable interest rates, adjusted monthly or quarterly, as described in the "Borrowings" section above. Therefore, the Company is exposed to market changes in interest rates. To mitigate interest rate risk, the Company can pay down the mortgages with offering proceeds should interest rates rise substantially.

    The Company has mitigated its exposure to variable interest rates on its commercial paper loan by providing fluctuating lease payments under the leases for the Properties securing the loan as a result of changes in periodic interest rates due under the commercial paper loan. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has mitigated its exposure to liquidity risk by obtaining a liquidity facility that guarantees proceeds in the event that the marketing effort is unsuccessful.

    The Company may also be subjected to interest rate risk through outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially. The Company had $71,370,000 outstanding on its variable rate line of credit at March 31, 2003.

    Management estimates that a one-percentage point increase in interest rates for the quarter ended March 31, 2003, would have resulted in additional interest costs of approximately $91,000. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.

    To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level. A guarantee from a parent company may be necessary if a Property was recently opened and is still in the process of achieving a stable occupancy rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company develops estimates of future cash flow available to the tenant to pay minimum rent based on rent rolls and an analysis of the surrounding real estate market, including demographic information and industry standards, to predict operating expenses. The Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantees.

         Pending Investments

    As of June 6, 2003, the Company had commitments to acquire three additional Properties located in two states. The anticipated aggregate purchase price is approximately $84.2 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company plans to assume Permanent Financing of approximately $50.4 million in connection with the acquisition of two of the Properties. It is expected that American Retirement Corporation will operate two of the proposed Properties and Balmoral Management, LLC will operate the remaining Property. There can be no assurance that these transactions will be consummated.

         Cash and Cash Equivalents

    Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At March 31, 2003, the Company had $24,000,487 invested in such short-term investments as compared to $40,799,871 at December 31, 2002. The decrease in the amount invested in short-term investments was primarily attributable to the purchase of 16 Properties, partially offset by subscription proceeds received from the sale of Shares during the quarter ended March 31, 2003. The funds remaining at March 31, 2003, along with additional funds expected to be received from the sale of Shares, will be used primarily to purchase additional Properties, to make Mortgage Loans or other permitted investments, to pay Offering Expenses and Acquisition Expenses, to pay
Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         Notes and Other Receivables

    The Company's notes and other receivables balance decreased from $3,192,203 at December 31, 2002 to $2,946,406 as of March 31, 2003. The decrease was primarily due to the repayment of a $2,000,000 loan the Company had made to the seller of two Properties. Prior to the Company's purchase of the two Properties, the Company loaned the seller $2,000,000 to extinguish debt at a discounted amount, making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note was repaid at that time. The repayment of the note was offset by an increase in rental revenues receivable from $809,279 at December 31, 2002 to $2,565,257 at March 31, 2003 as the result of an increase in the number of Properties from 37 to 53 as of each respective date. As of June 6, 2003, management believes the receivable balance as of March 31, 2003 is fully collectible.

         Loan Costs

    The Company's net loan costs increased from $1,220,108 at December 31, 2002 to $3,506,295 as of March 31, 2003, as a result of the Company borrowing $52 million in the form of three new mortgage loans, the assumption of a $20,635,108 mortgage loan and a new $85 million revolving line of credit. The increase is partially offset by loan cost amortization for the quarter ended March 31, 2003.

         Liquidity Requirements

    During the quarters ended March 31, 2003 and 2002, the Company generated cash from operations (which includes cash received from tenants and interest income, less cash paid for operating expenses) of $7,351,087 and $3,082,728, respectively. For the quarters ended March 31, 2003 and 2002, cash from operations included security deposits of $724,431 and $1,840,889, respectively, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its revolving line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisitions and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with proceeds from its offerings, advances under its revolving line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

    An FF&E Reserve fund has been established in accordance with substantially all of the lease agreements. In accordance with such agreements, the tenants deposit funds into restricted FF&E Reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. For the quarters ended March 31, 2003 and 2002, revenue relating to the FF&E Reserve totaled $327,228 and $9,335, respectively. Due to the fact that the Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company's working capital needs.

    Management believes that its Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

    Distributions

    The Company declared and paid Distributions to its stockholders totaling $8,689,021 and $1,552,344 during the quarters ended March 31, 2003 and 2002, respectively using cash from operating activities from current and prior periods. On April 1, May 1 and June 1, 2003, the Company declared Distributions to stockholders of record on April 1, May 1 and June 1, 2003, of $0.0589 per Share of Common Stock. These Distributions are payable by June 30, 2003.

    For the quarters ended March 31, 2003 and 2002, approximately 77 percent and 46 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 23 percent and 54 percent, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarters ended March 31, 2003 and 2002, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

    Related Party Transactions

    Certain Directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the Managing Dealer, CNL Securities Corp. A certain Director and officer of the Company indirectly owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

    CNL Securities Corp. receives Selling Commissions amounting to 7.5 percent of the total amount raised from the sale of Shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the quarter ended March 31, 2003, the Company incurred $12,275,596 of such fees, the majority of which were reallowed to other broker-dealers.

    In addition, CNL Securities Corp. is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. During the quarter ended March 31, 2003, the Company incurred $818,373 of such fees, the majority of which were reallowed to other broker-dealers.

    CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, until such time, if any, as the Company's common stock is Listed, in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased Shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold Shares on such date. As of March 31, 2003, no such fees had been incurred.

    The Advisor receives Acquisition Fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5 percent of Total Proceeds. In addition, the Advisor will receive an Acquisition Fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of Listing. During the quarter ended March 31, 2003, the Company incurred $10,354,560 of such fees, including $2,998,580 of Acquisition Fees on Permanent Financing. Such fees are included in other assets prior to being allocated to individual Properties.

    The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of
0.6 percent of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the quarter ended March 31, 2003, the Company incurred $553,776 of such fees.

    The Company incurs operating expenses relating to its administration. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating Expenses for the Expense Years ended March 31, 2003 and 2002, did not exceed the Expense Cap.

    CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23,520,000 commercial paper loan described in Note 6 to the Notes to Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. The monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan.

    The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was $7,517,871 at March 31, 2003. The terms and conditions offered by this bank are similar and competitive with the terms offered by unrelated banks.

    In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with four of the Company's tenants. These four tenants contributed 41.3 percent of total rental income from operating leases and earned income from investments in direct financing leases during the quarter ended March 31, 2003.

    The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services were classified as follows for the quarters ended March 31:

                                                                         2003                 2002
                                                                     -------------        -------------
      Stock issuance costs                                              $  996,814          $  881,229
      Investment Properties on operating leases and other
          assets                                                                --               7,678
      General operating and administrative expenses                        209,312             109,139
                                                                     -------------        -------------
                                                                       $ 1,206,126           $ 998,046
                                                                     =============        =============

      Amounts due to related parties consisted of the following at:

                                                                         March 31,              December 31,
                                                                            2003                    2002
                                                                     -----------------        ----------------
      Due to the Advisor and its Affiliates:
        Expenditures incurred for offering expenses on behalf
           of the Company                                                  $   219,612               $   1,366
        Accounting and administrative services                                 301,119                  75,944
        Acquisition Fees and miscellaneous Acquisition
           Expenses                                                          3,736,637                 125,366
                                                                     -----------------        ----------------
                                                                             4,257,368                 202,676
                                                                     -----------------        ----------------

      Due to CNL Securities Corp.:
        Commissions                                                          1,212,795                 145,110
        Marketing support fees and due diligence expense
           reimbursements                                                       81,996                      --
                                                                     -----------------        ----------------
                                                                             1,294,791                 145,110
                                                                     -----------------        ----------------

                                                                          $  5,552,159              $  347,786
                                                                     =================        ================

         Other

    Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

         Revenues

    At March 31, 2003, the Company owned 53 Properties located in 22 states. Thirty-nine of the Properties are subject to operating leases and generally provide for an initial term of 15 years (expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. Thirteen of the Properties are subject to direct financing leases and each has a term of 35 years (expiring between 2037 and 2038). The direct financing leases contain provisions that allow each tenant to elect to purchase the Property at the end of the lease term for the Company's initial investment amount and also allow each tenant to elect to purchase the Property at the end of the lease term for the same amount. The remaining Property is a parcel of land currently in a preconstruction phase with planned development for a seniors' housing complex. Upon completion of the development, the Company expects to enter into a long-term management agreement with an operator of the Retirement Facility to operate and manage the Property.

    The Property leases provide for minimum annual base rent, generally payable in monthly installments. In addition, the leases provide that the annual base rent required under the leases will increase at predetermined intervals (generally on an annual basis). In addition to annual base rent, the leases require the payment of contingent rent computed as a percentage of gross sales of the Property (above certain thresholds). For the quarters ended March 31, 2003 and 2002, the Company earned $11,755,043 and $1,401,373, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases. The Company also earned $327,228 and $9,335 in FF&E Reserve income during the quarters ended March 31, 2003 and 2002, respectively. The increase in rental and FF&E Reserve income was due to the Company owning 53 Properties during the quarter ended March 31, 2003, as compared to six Properties during the quarter ended March 31, 2002. Because 16 Properties were owned for only a portion of the quarter ended March 31, 2003 and additional Property acquisitions are expected to occur, rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

    During the quarters ended March 31, 2003 and 2002, the Company also earned $235,399 and $257,001, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Although the average amount invested in short-term investments increased during the quarter ended March 31, 2003, as compared to the quarter ended March 31, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. Interest income is expected to increase as the Company invests offering proceeds received in the future in highly liquid investments pending investment in Properties and Mortgage Loans. However, as net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short term, highly liquid investments is expected to decrease. Interest income related to notes and other receivables for the quarter ended March 31, 2003 was approximately $177,000.

    Major Operators and Tenants

    Of the 53 Properties owned by the Company as of March 31, 2003, substantially all of the Properties are operated by either Sunrise Senior Living Services, Inc. or American Retirement Corporation ("ARC"). Forty-two Properties which were previously operated by Marriott Senior Living Services, Inc. are now operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise. In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements which the Company's tenants had entered into with Marriott Senior Living Services, Inc. were assumed by Sunrise Senior Living Services, Inc., which now operates all of the Company's Properties that were previously operated by Marriott Senior Living Services, Inc.

    Fifty-two of the Company's Properties owned as of March 31, 2003, are leased to nine tenants, two of which contributed 29.0% and 18.2% of total rental income for the quarter ended March 31, 2003. To mitigate credit risk, substantially all of the lease agreements contain Cross-Default and Pooling terms. In addition, as of March 31, 2003, the Company had $5,591,404 in security deposits related to certain Properties as well as the guarantees described below.

    In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. As of June 6, 2003, Marriott
International, Inc. remains liable for the remaining guarantee balance of $4,147,124.

    Marriott International, Inc. had also guaranteed a tenant's obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2,769,780. As of March 31, 2003, Sunrise Senior Living, Inc. had assumed this obligation and remains liable for the guarantee. The remaining balance of the guarantee as of June 6, 2003 was $1,005,361.

    An affiliate of Prime Care Properties, LLC has guaranteed the tenants' obligations to pay minimum rent due under 11 leases up to a maximum of $2,000,000. As of May 12, 2003, $790,431 of the guarantee had been used to pay rent leaving a remaining guarantee balance of $1,209,569. An affiliate of Prime Care Properties, LLC has also guaranteed two tenants' obligations to pay minimum rent due under an additional lease up to a maximum of $500,000. As of June 6, 2003, the remaining amount under the guarantee was $410,777.

    In connection with six Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

    Although the Company intends to acquire additional Properties located in various states and regions and to carefully screen its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise or ARC brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by the Company's current tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

    Expenses

    Operating expenses were $4,012,645 and $839,157 for the quarters ended March 31, 2003 and 2002, respectively. Operating expenses for the quarter ended March 31, 2003, increased as a result of the Company incurring asset management fees, general operating and administrative expenses and depreciation and amortization expense related to the Company owning 47 additional Properties. In addition, interest expense increased for the quarter ended March 31, 2003, as a result of the Company increasing the average amount of debt outstanding as compared to the same quarter in the prior year. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties, invests in Mortgage Loans, obtains permanent financing and draws funds on its revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

    New Accounting Standards

    In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain transactions entered into subsequent to January 31, 2003 could require the consolidation of certain tenant operating activities beginning after June 15, 2003. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position nor results of operations.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

    The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's current offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.


                                   MANAGEMENT

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following paragraph updates and replaces the corresponding paragraph on page 116 of the Prospectus.

    Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with the Company's independent accountants as a representative of the Audit Committee. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 119 of the Prospectus.

    The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the period January 1, 2003 through June 6, 2003, the Company incurred approximately $24.8 million of such fees in connection with the 2002 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

    In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2002 Offering and this offering, all or a portion of which may be reallowed to other broker-dealers. For the period January 1, 2003 through June 6, 2003, the Company incurred approximately $1.7 million of such fees in connection with the 2002 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

    The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. During the period January 1, 2003 through June 6, 2003, the Company incurred approximately $14.9 million of such fees in connection with the 2002 Offering and this offering. Additionally, for the period January 1, 2003 through June 6, 2003 the Company incurred Acquisition Fees totalling approximately $3 million as a result of Permanent Financing used to acquire certain Properties.

    The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees that are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 2003 the Company incurred $553,776 of such fees.

    The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended March 31, 2003, the Company's Operating Expenses did not exceed the Expense Cap.

    The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2003, the Company incurred $1,206,126 for these services, $996,814 of such costs represented stock issuance costs and $209,312 represented general operating and administrative expenses.

    The Company maintains a bank account in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was approximately $11 million at June 6, 2003.

    In conjunction with a loan related to the purchase of the Marriott Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Interest due under the loan is payable monthly and includes a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. As of June 6, 2003, the Company had paid the Structuring Agent approximately $852,535 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC.

    On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. The Company periodically receives distributions from the partnership; however, no distributions were received during the quarter ended March 31, 2003. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

    In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company, which is affiliated with four of the Company's tenants. These four tenants contributed 41.3 percent of total rental income from operating leases and earned income from investments in direct financing leases during the quarter ended March 31, 2003.


                          PRIOR PERFORMANCE INFORMATION

    The following paragraph updates and replaces the corresponding paragraph on page 122 of the Prospectus.

    Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31, 2002, the partnership had raised $27.5 million from 267 investors and had invested approximately $25.1 million in the resort, which opened on November 30, 2002.

    The following table updates and replaces the table beginning on page 123 of the Prospectus.

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA




      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund VI,        66 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            55 fast-food or           AZ, CO, FL, IL, IN,             All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, OR, TN, TX, VA, WI

CNL Income Fund IX,        55 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX

CNL Income Fund X,         59 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        48 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            58 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IA, IN, LA, MO,
                           restaurants               MS, NC, NM, OH, SC,
                                                     TN, TX, WA

CNL Income Fund            53 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            71 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA






      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program

CNL Income Fund XV,        61 fast-food or           AL, CA, FL, GA, KS,             All cash            Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            54 fast-food or           AZ, CA, CO, DC, FL,             All cash            Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, LA,
                           restaurants               MN, MO, NC, NM, NV,
                                                     OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,             CA, FL, GA, IL, IN,             All cash            Public
XVII, Ltd.                 family-style or           MD, MI, NC, NE, NV,
                           casual-dining             OH, SC, TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,             AZ, CA, CO, FL, GA,             All cash            Public
XVIII, Ltd.                family-style or           IL, KY, MD, MN, NC,
                           casual-dining             NV, NY, OH, PA, TN,
                           restaurants               TX, VA

CNL American               1,118 fast-food,          AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties Fund,           family-style or           CT, DE, FL, GA, IA,
Inc.                       casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            55 limited                AZ, CA, CO, CT, FL,               (2)             Public REIT
Properties, Inc.           service, extended         GA, HI, KS, MA, MD,
                           stay or full              ME, MI, NC, NJ, NV,
                           service hotels            OR, PA, TX, UT, VA, WA

---------------------

(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of December 31, 2002, approximately 42.95% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following information updates and replaces the table and footnotes on page 129 of the Prospectus.

         The  following   table  presents  total   Distributions   declared  and
Distributions per Share:

                                                              Quarter
                                   --------------------------------------------------------------
                                      First           Second           Third           Fourth            Year
                                   -------------    ------------    -------------    ------------    --------------
   2003:
   Total Distributions declared      $8,689,021         (1)
   Distributions per Share               0.1767         (1)

   2002:
   Total Distributions declared      $1,552,403      $2,588,596       $4,096,013      $ 6,142,465      $14,379,477
   Distributions per Share               0.1749          0.1749           0.1749          0.1755            0.7002

   2001:
   Total Distributions declared        $219,887        $247,922         $312,583        $726,930        $1,507,322
   Distributions per Share               0.1749          0.1749           0.1749          0.1749            0.6996

   2000:
   Total Distributions declared         $43,593        $108,932         $160,911        $188,642          $502,078
   Distributions per Share               0.0750          0.1537           0.1749          0.1749            0.5785

   1999:
   Total Distributions declared        (2)              (2)              $16,460         $33,944           $50,404
   Distributions per Share             (2)              (2)               0.0500          0.0750            0.1250

(1) In April, May and June 2003, the Company declared Distributions totalling $3,574,222, $4,016,788 and $4,442,370 (representing $0.1767 per Share) payable by June 30, 2003. Distributions for the 12-month period ended June 30, 2003 represent an historical return of 7.038%.

(2)      For the period  December 22, 1997 (date of inception)  through July 13,
         1999,  the  Company  did  not  make  any  cash  distributions   because
         operations had not commenced.

(3) For the quarter ended March 31, 2003, the years ended December 31, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 77%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 23%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of March 31, 2003, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the quarter ended March 31, 2003, may not be indicative of the results that may be expected for the year ended December 31, 2003.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarter ended March 31, 2003, and the years ended December 31, 2002, 2001, 2000 and 1999, approximately 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Distributions declared and paid for the years ended December 31, 2002, 2001 and 2000, represent a distribution rate of 7%, 7% and 5.785%, respectively, of Invested Capital.

                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders.

         The following paragraph is inserted following the fifth paragraph under the heading "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxable Domestic Stockholders" on page 144 of the Prospectus.

         Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of Company Shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as "qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. "C"-corporation including a TRS, income of the Company subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.


                                     EXPERTS

         The following paragraph is inserted following the third paragraph under the heading "Experts" on page 156 of the Prospectus.

         The combined financial statements of Marriott Senior Living Services Nine Communities at January 3, 2003, December 28, 2001 and December 29, 2000, and for each of the three fiscal years in the period ended January 3, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of March 31, 2003                                           F-2

     Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003                   F-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002                   F-4

     Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2003
        and the year ended December 31, 2002.                                                            F-5

Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Retirement Properties, Inc.'s March 31, 2003 Form 10-Q:

     Condensed Consolidated Balance Sheets as of March 31, 2003 and December 31, 2002                    F-13

     Condensed Consolidated Statements of Earnings for the quarters ended March 31, 2003 and 2002        F-14

     Condensed Consolidated Statements of Stockholders' Equity for the quarter ended March 31, 2003 and the year ended December 31, 2002 F-15

     Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2003 and 2002      F-16

     Notes to Condensed Consolidated Financial Statements for the quarters ended
        March 31, 2003 and 2002                                                                          F-17


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $168,573,192 in gross offering proceeds from the sale of 16,857,319 additional shares for the period April 1, 2003 through June 6, 2003, borrowings of $50,400,000 under a mortgage note payable and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of March 31, 2003, to purchase four Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002, includes the historical operating results of the Properties described in (ii) above, as well as 53 properties purchased by the Company prior to March 31, 2003, from the date of their acquisition (or for the pending acquisitions, became probable of being acquired by) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to
(B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2003

                                                                                     Pro Forma
                          ASSETS                               Historical           Adjustments               Pro Forma
                                                             ----------------     ----------------          ---------------

Investment Properties:
    Accounted for using the operating method, net               $624,613,218         $103,675,000     (b)      $735,570,698
                                                                                        7,282,480     (b)
    Accounted for using the direct financing method (d)          141,919,308                   --               141,919,308
Cash and cash equivalents                                         24,000,487          147,501,543     (a)       114,926,927
                                                                                      (58,037,453)    (b)
                                                                                        1,462,350     (c)
Restricted cash                                                      860,935                   --                   860,935
Notes and other receivables                                        2,946,406                   --                 2,946,406
Investment in unconsolidated subsidiary                              164,186                   --                   164,186
Loan costs, net                                                    3,506,295              540,000     (b)         4,046,295
Accrued rental income                                              3,098,977                   --                 3,098,977
Other assets                                                         257,161            7,585,794     (a)         4,782,928
                                                                                        4,222,453     (b)
                                                                                       (7,282,480)    (b)
                                                             ----------------     ----------------          ---------------
                                                                $801,366,973         $206,949,687            $1,008,316,660
                                                             ================     ================          ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Line of credit                                               $71,370,000              $    --                $71,370,000
    Mortgages payable                                             91,860,126           50,400,000     (b)        142,260,126
    Lifecare bonds payable                                        88,510,695                   --                 88,510,695
    Due to related parties                                         5,552,159                   --                  5,552,159
    Accounts payable and accrued expenses                          1,143,228                   --                  1,143,228
    Security deposits                                              5,591,404            1,462,350     (c)          7,053,754
    Rents paid in advance                                              4,939                   --                      4,939
                                                             ----------------     ----------------          ---------------
           Total liabilities                                     264,032,551           51,862,350                315,894,901
                                                             ----------------     ----------------          ---------------
Minority interest                                                        266                   --                       266
                                                             ----------------     ----------------          ---------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                           --                   --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                         --                   --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       60,622,064 and outstanding 60,555,377 shares;
       issued 77,479,383 and outstanding 77,412,696
       shares, as adjusted                                           605,554              168,573     (a)           774,127
    Capital in excess of par value                               540,869,098          168,404,619     (a)       695,787,862
                                                                                      (13,485,855)    (a)
    Accumulated distributions in excess of net earnings           (4,140,496)                  --                (4,140,496)
                                                             ----------------     ----------------          ---------------
           Total stockholders' equity                            537,334,156          155,087,337               692,421,493
                                                             ----------------     ----------------          ---------------
                                                                $801,366,973         $206,949,687            $1,008,316,660
                                                             ================     ================          ===============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2003

                                                                                Pro Forma
                        Historical Adjustments Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                 $ 8,246,652             $ 15,857,576 (1)        $ 24,104,228
    Earned income from direct financing leases (2)        3,508,391                  743,623 (1)           4,252,014
    Contingent rent                                           8,851                       --                   8,851
    FF&E reserve income                                     327,228                  201,165 (3)             528,393
    Interest and other income                               412,834                 (235,399)(4)             177,435
                                                        ------------          ---------------           -------------
                                                         12,503,956               16,566,965              29,070,921
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                581,284                1,901,617 (5)           2,482,901
    General operating and administrative                    648,183                       --                 648,183
    Property expenses                                        11,584                       --                  11,584
    Asset management fees to related party                  553,776                  591,798 (6)           1,145,574
    Depreciation and amortization                         2,217,818                2,296,862 (7)           4,514,680
                                                        ------------          ---------------           -------------
                                                          4,012,645                4,790,277               8,802,922
                                                        ------------          ---------------           -------------

Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary                             8,491,311               11,776,688              20,267,999

Equity in Earnings of Unconsolidated
    Subsidiary                                               12,285                       --                  12,285
                                                        ------------          ---------------           -------------
Net Earnings                                             $8,503,596             $ 11,776,688            $ 20,280,284
                                                        ============          ===============           =============
Net Earnings Per Share of Common Stock
    (Basic and Diluted) (9)                                $   0.16                                        $    0.33
                                                        ============                                    =============
Weighted Average Number of Shares of Common
    Stock Outstanding (Basic and Diluted) (9)            51,672,439                                       60,808,760
                                                        ============                                    =============


See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2002


                                                                                Pro Forma
                                                        Historical              Adjustments               Pro Forma
                                                       -------------          ---------------           -------------

Revenues:
     Rental income from operating leases                $13,257,739              $60,447,662 (1)         $73,705,401
     Earned income from direct financing leases (2)       3,519,872               13,494,433 (1)          17,014,305
     Contingent rent                                          7,758                       --                   7,758
     FF&E reserve income                                    153,454                1,320,507 (3)           1,473,961
     Interest and other income                            1,913,205               (1,721,591 (4)             191,614
                                                       -------------          ---------------           -------------
                                                         18,852,028               73,541,011              92,393,039
                                                       -------------          ---------------           -------------
Expenses:
     Interest
                                                          1,408,611                8,937,022 (5)          10,345,633
     General operating and administrative                 1,388,706                       --               1,388,706
     Property expenses                                       23,212                       --                  23,212
     Asset management fees to related party                 770,756                3,599,760 (6)           4,370,516
     Depreciation and amortization                        3,461,279               15,060,957 (7)          18,522,236
                                                       -------------          ---------------           -------------
                                                          7,052,564               27,597,739              34,650,303
                                                       -------------          ---------------           -------------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary and Minority Interest
     in Earnings of Consolidated Joint Ventures          11,799,464               45,943,271              57,742,735

Equity in Earnings of Unconsolidated Subsidiary               5,404                       --                   5,404

Minority Interest in Earnings of Consolidated
     Joint Ventures                                        (433,012)                 433,012  (8)                 --
                                                       -------------          ---------------           -------------
Net Earnings                                            $11,371,856              $46,376,283             $57,748,139
                                                       =============          ===============           =============

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (9)                         $   0.52                                          $  0.95
                                                       =============                                    =============
Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (9)           22,034,955                                       60,622,198
                                                       =============                                    =============





See accompanying notes to unaudited pro forma consolidated financial statements.



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $168,573,192 from the sale of 16,857,319 shares during the period April 1, 2003 through June 6, 2003, and the payment of $21,071,649 for related acquisition fees of $7,585,794 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $12,642,989 (7.5% of gross proceeds) and marketing support fees of $842,866 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $58,037,453 of cash and cash equivalents and borrowings of $50,400,000 under mortgage notes payable to purchase four properties for $103,675,000, to pay loan costs of $540,000, acquisition fees on permanent financing (4.5% of permanent financing) of $2,268,000 and $1,954,453 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $1,725,500 in miscellaneous acquisition costs and $5,556,980 in acquisition fees to properties on operating leases.

                                                                                              Acquisition
                                                                                                Fees and
                                                                                             Closing Costs
                                                                                              Allocated to
                                                                         Purchase Price        Investment            Total
                                                                         ----------------    ---------------     ---------------

                         Ann's Choice Continuing Care Retirement
                             Community in Warminster, PN                    $ 19,500,000        $ 1,067,200         $20,567,200
                         Balmoral Assisted Living Community in Palm
                             Harbor, FL                                       12,175,000            896,080          13,071,080
                         Somerby at University Park in Birmingham,
                             AL                                               49,965,714          3,691,356          53,657,070
                         Somerby at Jones Farm in Huntsville, AL              22,034,286          1,627,844          23,662,130
                                                                         ----------------    ---------------     ---------------
                         Properties subject to operating leases            $ 103,675,000        $ 7,282,480        $110,957,480
                                                                         ================    ===============     ===============

(c) Represents a security deposit of $1,462,350 received from the lessee in conjunction with the acquisition of the property in Warminster, Pennsylvania.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheets - Continued:

(d) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms of 35 years and the leases contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company's initial investment amount. The leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired, and for the pending acquisitions, expected to be acquired, by the Company as of June 6, 2003 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired by the Company as of June 6, 2003, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                                          Date the Property
                                                                                         Became Operational
                                                                                             as a Rental
                                                                       Date               Property for Pro
                                                               Acquired/Probable by        Forma Purposes          Purchase
                                                                    the Company                                      Price
                                                               ----------------------    --------------------    --------------
     Acquired:
         Properties subject to operating leases:
             Holley Court Terrace in Oak Park, IL              February 11, 2002         January 1, 2002            $18,469,275
             Homewood Residence in Coconut Creek, FL           February 11, 2002         January 1, 2002              9,687,563
             Heritage Club in Greenwood Village, CO            March 22, 2002            January 1, 2002             17,865,375
             Brighton Gardens in Camarillo, CA a               May 16, 2002              January 1, 2002             18,694,698
             Brighton Gardens in Towson, MD a                  May 16, 2002              January 1, 2002             14,452,319
             MapleRidge in Clayton, OH a                       May 17, 2002              January 1, 2002              8,110,569
             MapleRidge in Dartmouth, MA a                     May 16, 2002              January 1, 2002              9,488,304
             MapleRidge in Elk Grove, CA a                     May 16, 2002              January 1, 2002              8,054,110
             Brooksby Village in Peabody, MA                   October 10, 2002          January 1, 2002             17,383,784
             Homewood Residence in Nashville, TN               November 1, 2002          January 1, 2002              8,957,850
             Brighton Gardens in Bellevue, WA                  December 20, 2002         January 1, 2002             10,201,606
             Brighton Gardens in Hoffman Estates, IL           December 20, 2002         January 1, 2002              7,543,752
             Brighton Gardens in Oklahoma City, OK             December 20, 2002         January 1, 2002              3,646,636
             Brighton Gardens in Santa Rosa, CA                December 20, 2002         January 1, 2002             16,748,552
             Brighton Gardens in Tulsa, OK                     December 20, 2002         January 1, 2002              4,684,167
             Brighton Gardens in Atlanta, GA                   December 20, 2002         January 1, 2002              7,374,428
             Hearthside in Lynnwood, WA                        December 20, 2002         January 1, 2002              6,300,000
             Hearthside in Snohomish, WA                       December 20, 2002         January 1, 2002              8,600,000
             MapleRidge in Hemet, CA                           December 20, 2002         January 1, 2002              4,109,688
             Maple Ridge in Plymouth, MA                       December 20, 2002         January 1, 2002              4,580,387





                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                           Date the Property
                                                                                                 Became
                                                                                            Operational as a
                                                                                            Rental Property
                                                                         Date                for Pro Forma
                                                                 Acquired/Probable by           Purposes             Purchase
                                                                      the Company                                     Price
                                                                 ----------------------    -------------------    ---------------
     Acquired:
         Properties subject to operating leases:
             MapleRidge in Willoughby, OH                        December 20, 2002         January 1, 2002             4,930,498
             Pleasant Hills in Little Rock, AR                   December 20, 2002         January 1, 2002            10,638,918
             Fox Run Village in Novi, MI                         February 28, 2003         January 1, 2002            17,000,000
             Brighton Gardens in Colorado Springs, CO c          March 27, 2003            January 1, 2002            16,120,000
             Brighton Gardens in Denver, CO c                    March 27, 2003            January 1, 2002            17,480,000
             Brighton Gardens in Lakewood, CO c                  March 27, 2003            January 1, 2002            18,400,000
             Brighton Gardens in Edgewood, KY                    March 28, 2003            January 1, 2002             2,654,632
             Brighton Gardens in Greenville, SC                  March 28, 2003            January 1, 2002             4,132,969
             Brighton Gardens in Northridge, CA                  March 28, 2003            January 1, 2002            14,735,846
             Brighton Gardens in Rancho Mirage, CA               March 28, 2003            January 1, 2002            13,833,657
             Brighton Gardens in Salt Lake City, UT              March 28, 2003            January 1, 2002            15,028,664
             Brighton Gardens in Yorba Linda, CA                 March 28, 2003            January 1, 2002            13,483,926
             Fairfax in Fort Belvoir, VA                         March 28, 2003            January 1, 2002            76,973,392
             MapleRidge in Palm Springs, CA                      March 28, 2003            January 1, 2002             2,653,469
             Quadrangle in Haverford, PA                         March 28, 2003            January 1, 2002           111,077,549
             Brighton Gardens of Saddle River, NJ                March 31, 2003            January 1, 2002            12,750,000
             Ann's Choice Continuing Care Retirement
                Community in Warminster, PA                      June 2, 2003              January 1, 2002            19,500,000
     Acquired:
         Investments in direct financing leases:
             Brighton Gardens in Brentwood, TN b                 September 30, 2002        January 1, 2002             6,349,794
             Brighton Gardens in Atlanta, GA b                   September 30, 2002        January 1, 2002             7,654,546
             Brighton Gardens in Charlotte, NC b                 September 30, 2002        January 1, 2002             3,218,389
             Brighton Gardens in Chevy Chase, MD b               September 30, 2002        January 1, 2002            19,310,331
             Brighton Gardens in Middletown, NJ b                September 30, 2002        January 1, 2002            11,481,818
             Brighton Gardens in Mountainside, N J b             September 30, 2002        January 1, 2002            12,438,636
             Brighton Gardens in Naples, FL b                    September 30, 2002        January 1, 2002             8,002,479
             Brighton Gardens in Raleigh, NC b                   September 30, 2002        January 1, 2002             9,655,165
             Brighton Gardens in Stamford, CT b                  September 30, 2002        January 1, 2002            13,569,421
             Brighton Gardens in Venice, FL b                    September 30, 2002        January 1, 2002             6,523,760
             Brighton Gardens in Winston-Salem, NC b             September 30, 2002        January 1, 2002             7,045,661
             Sunrise in Annapolis, MD                            March 31, 2003            January 1, 2002            13,294,253
             Sunrise in Pikesville, MD                           March 31, 2003            January 1, 2002             9,340,855
     Probable:
         Properties subject to operating leases:
             Balmoral Assisted Living Community in
                Palm Harbor, FL                                  June 6, 2003              January 1, 2002            12,175,000
             Somerby at University Park in Birmingham, AL        June 6, 2003              January 1, 2002            49,965,714
             Somerby at Jones Farm in Huntsville, AL             June 6, 2003              January 1, 2002            22,034,286





                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

a Prior to December 20, 2002, the properties in Camarillo, California; Towson, Maryland; Clayton, Ohio; Dartmouth, Massachusetts; and Elk Grove, California (the "Marriott Portfolio One Properties") were owned through a consolidated joint venture (the "Joint Venture") in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500,000. See Note (8).

b  These properties are referred to as the "Prime Care Portfolio Properties."

c  These properties are referred to as the "Summit Portfolio Properties."

The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,216,648 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381,000 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.

Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2) See Note (d) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(3) Represents adjustments to reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the quarter ended March 31, 2003 and the year ended December 31, 2002.




                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(5) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:



                                                                                     Pro Forma
                                                                                     Adjustment          Pro Forma
                                                                                    for the Year       Adjustment for
                                                                                       Ended            the Quarter
                                  Mortgage Loan                                     December 31,      Ended March 31,
                                                           Interest Rate                2002                2003
                                  ---------------    --------------------------    ---------------    -----------------
     Holley Court Terrace in      $12,974,397        Floating at 350 basis            $89,626               $--
     Oak Park, IL, maturing                          points over the 30-day
     October 2003                                    LIBOR, with a LIBOR
                                                     floor of 3.50. If 30-day
                                                     LIBOR falls below 2.60,
                                                     interest rate will be
                                                     30-day LIBOR plus 440 basis
                                                     points. During the Pro
                                                     Forma Period, the interest
                                                     rate varied from 6.23% to
                                                     6.28%.

     Marriott                       23,520,000       Floating at 186 basis            381,186               --
     Portfolio One                                   points over the rate of
     Properties maturing                             commercial paper graded
     June 2007                                       A1 by Standard & Poors
                                                     or F1 by Fitch IBCA.
                                                     During the Pro Forma
                                                     Period, the interest
                                                     rate varied from 2.63%
                                                     to 3.81%.

     Heritage Club in               9,100,000        6.50%, with principal             386,404              --
     Greenwood Village, CO,                          and interest payable
     maturing December 2006                          monthly.

     Sunrise in each                20,635,108       7.83%, with principal           1,413,291            358,816
     Annapolis and                                   and interest payable
     Pikesville, MD,                                 monthly.
     maturing October 2008

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
  FOR THE QUARTER ENDED MARCH 31, 2003 AND FOR THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:


                                                                                    Pro Forma              Pro Forma
                                                                                   Adjustment           Adjustment for
                                                                               for the Year Ended         the Quarter
                              Mortgage Loan                                     December 31, 2002         Ended March
                                                       Interest Rate                                       31, 2003
                              --------------     --------------------------    --------------------     ----------------
Prime Care Portfolio          $ 71,370,000       Floating at 250 basis             $ 3,063,846             $ 607,038
Properties, maturing                             points over the 30-day
March 2005                                       LIBOR.  During the Pro
                                                 Forma Period, the
                                                 interest rate varied
                                                 from 3.88% to 4.38%.

Summit Portfolio                26,000,000       Floating at 325 basis              1,307,999               317,502
Properties, maturing                             points over the 30-day
March 2005                                       LIBOR with a minimum
                                                 interest rate of 5% and
                                                 principal and interest payable
                                                 monthly. During the Pro Forma
                                                 Period, the interest rate
                                                 varied from 5.0% to 5.13%.

Somerby at University           50,400,000       Rate at 151 basis points           2,294,670               618,261
Park in Birmingham, AL                           over the nine-year U.S.
and Somerby at Jones                             Treasury securities at
Farm in Huntsville, AL,                          the time of closing with
maturing June 2013                               the principal and
                                                 interest payable
                                                 monthly. During the Pro Forma
                                                 Period, the interest rate was
                                                 5.13%.
                                                                               --------------------     ----------------
                                                                                   $8,937,022             $1,901,617
                                                                               ====================     ================

If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $18,866 and $219,190 for the quarter ended March 31, 2003 and the year ended December 31, 2002, respectively.



                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(7) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $2,228,031 and $14,155,466 for the three months ended March 31, 2003, and the year ended December 31, 2002, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $68,831 and 905,491 for the three months ended March 31, 2003, and the year ended December 31, 2002, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                 Land             Building             FF&E
                                                            ---------------    ----------------    --------------
         Holley Court Terrace in Oak Park, IL                  $ 2,144,134         $16,918,724          $447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701           7,981,073           559,197
         Heritage Club in Greenwood Village, CO                  1,964,700          17,943,422           942,063
         Brighton Gardens in Camarillo, CA                       2,486,381          16,852,469           541,453
         Brighton Gardens in Towson, MD                            989,914          14,375,847           355,731
         MapleRidge in Clayton, OH                                 813,317           7,656,922           209,314
         MapleRidge in Dartmouth, MA                               920,430           9,028,929           205,663
         MapleRidge in Elk Grove, CA                               811,596           7,571,613           217,689
         Brooksby Village in Peabody, MA                        18,345,033                  --                --
         Homewood Residence in Nashville, TN                       463,957           8,350,191           631,429
         Brighton Gardens in Bellevue, WA                        2,164,828           8,360,448           502,884
         Brighton Gardens in Hoffman Estates, IL                 1,724,422           5,843,963           512,316
         Brighton Gardens in Oklahoma City, OK                     784,454           2,701,571           444,105
         Brighton Gardens in Santa Rosa, CA                      2,161,222          15,025,466           586,516
         Brighton Gardens in Tulsa, OK                           1,538,284           2,987,889           512,425
         Brighton Gardens in Atlanta, GA                         1,772,658           5,652,512           446,313
         Hearthside in Lynnwood, WA                              1,529,738           5,175,159           124,291
         Hearthside in Snohomish, WA                               645,494           8,559,082           109,911
         MapleRidge in Hemet, CA                                 1,175,231           2,891,964           365,263
         MapleRidge in Plymouth, MA                              1,090,254           3,460,628           393,579
         MapleRidge in Willoughby, OH                            1,090,639           3,886,167           345,981
         Pleasant Hills in Little Rock, AR                         523,295          10,457,948           370,052
         Brighton Gardens in Edgewood, KY                          885,598           1,489,915           491,482
         Brighton Gardens in Greenville, SC                        352,481           3,454,385           634,580
         Brighton Gardens in Northridge, CA                      3,484,583          11,132,886           989,911
         Brighton Gardens in Rancho Mirage, CA                   1,716,454          12,036,293           904,559
         Brighton Gardens in Salt Lake City, UT                    392,275          14,814,791           726,380
         Brighton Gardens in Yorba Linda, CA                     2,396,883          11,479,728           424,007
         Fairfax in Fort Belvoir, VA                            17,617,261          60,288,553         1,960,127
         MapleRidge in Palm Springs, CA                            884,362           1,628,075           349,304
         Quadrangle in Haverford, PA                            23,087,251          90,063,648         2,929,722
         Fox Run Village in Novi, MI                            17,888,944                  --                --
         Brighton Gardens in Colorado Springs, CO                1,073,300          16,082,027           321,040
         Brighton Gardens in Denver, CO                          1,084,010          17,445,790           418,702


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                 Land             Building             FF&E
                                                            ---------------    ----------------    --------------
         Brighton Gardens in Lakewood, CO                        1,073,093          18,525,597           345,668
         Brighton Gardens in Saddle River, NJ                    2,155,962          10,941,188           511,028
         Ann's Choice Continuing Care Retirement
             Community in Warminster, PA                        20,567,200                   0                 0
         Balmoral Assisted Living Community in Palm
             Harbor, FL                                          1,307,108          11,110,418           653,554
         Somerby at University Park in Birmingham, AL            5,365,707          45,608,510         2,682,853
         Somerby at Jones Farm in Huntsville, AL                 2,366,213          20,112,811         1,183,106
                                                            ---------------    ----------------    --------------
         Total                                                $150,521,367        $527,896,602       $24,349,205
                                                            ===============    ================    ==============

(8)      Represents  adjustment  to minority  interest  for the  purchase of the
         23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2003 and the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period April 1, 2003 through June 6, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the quarter ended March 31, 2003 and the year ended December 31, 2002 needed to fund the purchase of the Pro Forma Properties.




                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                               March 31,                December 31,
                                                                                  2003                      2002
                                                                            -----------------          ----------------
                                ASSETS

Investment properties:
   Accounted for using the operating method, net                                $ 624,613,218             $ 272,483,664
   Accounted for using the direct financing method                                141,919,308               115,783,256
Cash and cash equivalents                                                          24,000,487                40,799,871
Restricted cash                                                                       860,935                 1,684,684
Notes and other receivables                                                         2,946,406                 3,192,203
Investment in unconsolidated subsidiary                                               164,186                   154,148
Loan costs, less accumulated amortization of $262,058 and $88,650                   3,506,295                1,220,108
Accrued rental income                                                               3,098,977                1,472,458
Other assets                                                                          257,161                4,975,061
                                                                           ------------------        ------------------
                                                                                $ 801,366,973            $  441,765,453
                                                                           ==================        ==================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                           $  91,860,126             $  45,326,677
    Bonds payable                                                                  88,510,695                        --
    Line of credit                                                                 71,370,000                        --
    Due to related parties                                                          5,552,159                   347,786
    Accounts payable and accrued expenses                                           1,143,228                 1,337,296
    Security deposits                                                               5,591,404                 4,866,973
    Rent paid in advance                                                                4,939                    91,432
                                                                           ------------------        ------------------
          Total liabilities                                                       264,032,551                51,970,164
                                                                           ------------------        ------------------
Minority interest                                                                         266                       265
                                                                           ------------------        ------------------

Commitments and contingencies (Note 6)

Stockholders' equity:
    Preferred stock, without par value.
         Authorized and unissued 3,000,000 shares                                          --                        --
    Excess shares, $.01 par value per share.
         Authorized and unissued 103,000,000 shares                                        --                        --
    Common stock, $.01 par value per share.
         Authorized 100,000,000 shares, issued 60,622,064 and
         44,254,603 shares, respectively, outstanding 60,555,377 and
         44,210,566 shares, respectively                                              605,554                   442,106
    Capital in excess of par value                                                540,869,098               393,307,990
    Accumulated distributions in excess of net earnings                            (4,140,496)               (3,955,072)
                                                                           ------------------        ------------------
          Total stockholders' equity                                              537,334,156               389,795,024
                                                                           ------------------        ------------------
                                                                                $ 801,366,973            $  441,765,453
                                                                           ==================        ==================



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

                                                                                         Quarter
                                                                                     Ended March 31,
                                                                             2003                        2002
                                                                          ------------               ------------

Revenues:
    Rental income from operating leases                                    $ 8,246,652                $ 1,401,373
    Earned income from direct financing leases                               3,508,391                         --
    Contingent rent                                                              8,851                         --
    FF&E reserve income                                                        327,228                      9,335
    Interest and other income                                                  412,834                    257,053
                                                                         -------------              -------------
                                                                            12,503,956                  1,667,761
                                                                         -------------              -------------

Expenses:
    Interest                                                                   581,284                    108,692
    General operating and administrative                                       648,183                    246,839
    Property expenses                                                           11,584                         --
    Asset management fees to related party                                     553,776                     65,228
    Depreciation and amortization                                            2,217,818                    418,398
                                                                         -------------              -------------
                                                                             4,012,645                    839,157
                                                                         -------------              -------------
Earnings Before Equity in Earnings of Unconsolidated
   Subsidiary                                                                8,491,311                    828,604

Equity in Earnings of Unconsolidated Subsidiary                                 12,285                         --
                                                                         -------------              -------------
Net Earnings                                                               $ 8,503,596                  $ 828,604
                                                                         =============              =============


Net Earnings Per Share of Common
   Stock (Basic and Diluted)                                                  $   0.16                   $   0.09
                                                                         =============              =============

Weighted Average Number of Shares of
   Common Stock Outstanding (Basic and Diluted)                             51,672,439                  9,682,887
                                                                         =============              =============



     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   Quarter Ended March 31, 2003 and Year Ended
                                December 31, 2002
                                   (UNAUDITED)

                                                 Common stock                                    Accumulated
                                        -------------------------------      Capital in         distributions
                                           Number              Par            excess of         in excess of
                                          of shares           Value           par value         net earnings             Total
                                        --------------     ------------    ----------------    ----------------     ---------------


  Balance at December 31, 2001                7,134,400        $ 71,344        $ 61,786,149         $  (947,451)        $60,910,042

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan          37,113,472          371,135         370,763,581                   --        371,134,716

  Retirement of common stock                   (37,306)            (373)          (342,839)                   --           (343,212)

  Stock issuance costs                              --               --        (38,898,901)                   --        (38,898,901)

  Net earnings                                      --               --                  --          11,371,856          11,371,856

  Distributions declared and paid
    ($0.7002 per share)                             --               --                  --         (14,379,477)        (14,379,477)
                                        ---------------    ------------     ---------------    -----------------    ----------------

  Balance at December 31, 2002              44,210,566          442,106        393,307,990           (3,955,072)        389,795,024

  Subscriptions received for common
    stock through public offering and
    distribution reinvestment plan          16,367,461          163,675        163,510,933                    --        163,674,608

  Retirement of common stock                   (22,650)            (227)          (208,157)                   --           (208,384)

  Stock issuance costs                              --               --        (15,741,668)                   --        (15,741,668)

  Net earnings                                      --               --                 --             8,503,597          8,503,597

  Distributions declared and paid
    ($0.1767 per share)                             --               --                 --            (8,689,021)        (8,689,021)
                                        ---------------    ------------     ---------------    -----------------    ----------------

  Balance at March 31, 2003                 60,555,377         $605,554       $ 540,869,098         $ (4,140,496)      $537,334,156
                                        ===============    ============     ===============    =================    ================


     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                     Quarter Ended
                                                                                       March 31,
                                                                               2003                   2002
                                                                          --------------        --------------
Increase (decrease) in cash and cash equivalents:

    Net cash provided by operating activities                                $ 7,351,087           $ 3,082,728
                                                                         ---------------       ---------------

     Investing activities:
       Investment in land, buildings and equipment on
          operating leases                                                  (247,821,284)          (33,047,816)
       Investment in direct financing leases                                  (2,000,000)                   --
       Payment of acquisition costs                                          (12,381,755)           (3,420,767)
       Proceeds from note receivable                                           2,000,000                   --
       Decrease (increase) in restricted cash                                    823,749              (287,290)
                                                                         ---------------       ---------------
            Net cash used in investing activities                           (259,379,290)          (36,755,873)
                                                                         ---------------       ---------------

    Financing activities:
       Proceeds from borrowings on mortgages payable                          26,000,000                   --
       Principal payments on mortgage loans                                     (101,659)              (40,538)
       Payment of loan costs                                                  (2,459,595)              (19,656)
       Proceeds from line of credit                                           71,370,000                    --
       Subscriptions received from stockholders                              163,674,608            53,126,179
       Payment of stock issuance costs                                       (14,373,741)           (6,314,263)
       Distributions to stockholders                                          (8,689,021)           (1,552,344)
       Retirement of common stock                                               (191,773)              (18,400)
                                                                         ---------------       ---------------
            Net cash provided by financing activities                        235,228,819            45,180,978
                                                                         ---------------       ---------------

Net (decrease) increase in cash and cash equivalents                         (16,799,384)           11,507,833

Cash and cash equivalents at beginning of quarter                             40,799,871            26,721,107
                                                                         ---------------       ---------------

Cash and cash equivalents at end of quarter                                 $ 24,000,487          $ 38,228,940
                                                                         ===============       ===============


Supplemental schedule of non-cash investing and financing activities:

        Mortgage assumed on property purchased                            $   20,635,108           $12,974,397
                                                                         ===============       ===============
        Bonds assumed on property purchased                                 $ 88,510,695               $    --
                                                                         ===============       ===============






     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2003 and 2002
                                   (UNAUDITED)

1. Summary of Significant Accounting Policies:

Organization - CNL Retirement Properties, Inc. is a corporation, which was organized pursuant to the laws of the State of Maryland on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which were organized pursuant to the laws of the State of Delaware in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partners, respectively, of CNL Retirement Partners, LP. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. Properties acquired are generally expected to be held by CNL Retirement Partners, LP or its wholly owned subsidiaries and, as a result, owned by CNL Retirement Properties, Inc. through such entities. Four corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been formed to serve as the general partners of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP and each of their subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (a "REIT").

The Company acquires investment properties (the "Property" or "Properties") related to health care and seniors' housing facilities primarily located across the United States of America. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics and similar types of healthcare related facilities. The Company may provide mortgage financing ("Mortgage Loans") in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets and may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of retirement and medical Properties. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts included in the financial statements as of December 31, 2002, have been derived from audited financial statements as of that date.

These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2002. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Bonds Payable - In connection with the acquisition of two continuing care retirement communities ("CCRC") Properties, the Company assumed non-interest bearing lifecare bonds payable to certain residents of the CCRC's. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company expects to issue new bonds to future residents and the proceeds received from the issuance of the new bonds will be used to retire the existing bonds. As the maturity of these obligations is not determinable, interest is not imputed on these obligations.

New Accounting Standards - In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", to expand upon and strengthen

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

1. Summary of Significant Accounting Policies - Continued:

existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain transactions entered into subsequent to January 31, 2003 could require the consolidation of certain tenant operating activities beginning after June 15, 2003. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position nor results of operations.

2.   Public Offerings:

From its formation in December 1997 through May 24, 2002, the Company commenced and completed two public offerings of common stock pursuant to which it received subscription proceeds of $164,718,974 (16,471,898 shares) (collectively, the "Prior Offerings"). Immediately following the completion of the second public offering on May 24, 2002, the Company commenced a third public offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2002 Offering"). As of March 31, 2003, the Company had received total subscription proceeds from its Prior Offerings and the 2002 Offering of $606,020,668 (60,602,064 shares), including $1,757,950 (175,795 shares) through the reinvestment plan.

3. Investment Properties:

Accounted for Using the Operating Method - As of March 31, 2003, the Company owned 39 Properties that are subject to operating leases and a parcel of land on which a seniors' housing facility is being constructed. Properties under operating leases consisted of the following at:

                                                              March 31,                December 31,
                                                                 2003                     2002
                                                         -----------------          ----------------

            Land                                             $ 126,296,652             $  53,311,856
            Buildings                                          480,154,167               210,891,405
            Equipment                                           22,198,007                11,023,964
                                                         -----------------          ----------------
                                                               628,648,826               275,227,225
            Less accumulated depreciation                       (6,185,149)               (4,148,699)
                                                         -----------------          ----------------
                                                               622,463,677               271,078,526
            Construction in progress                             2,149,541                 1,405,138
                                                         -----------------          ----------------
                                                             $ 624,613,218             $ 272,483,664
                                                         =================          ================

Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

3.       Investment Properties - Continued:

The leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of the leases commencing on the date the Property was placed in service. For the quarters ended March 31, 2003 and 2002, the Company recognized $1,626,519 and $130,153, respectively, of the straight lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying consolidated statements of earnings.

Future minimum lease payments due under noncancellable operating leases at March 31, 2003 are as follows:



                   2003                                      $ 36,784,466
                   2004                                        52,196,440
                   2005                                        53,345,076
                   2006                                        54,502,153
                   2007                                        56,206,754
                   Thereafter                                 683,627,104
                                                         ----------------
                                                            $ 936,661,993
                                                         ================


Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on a percentage of the tenants' gross sales. The Company defers recognition of percentage rental income until the thresholds requiring such payments in accordance with the lease terms are met.

Accounted for Using the Direct Financing Method - As of March 31, 2003, the Company owned 13 Properties that are subject to long-term leases that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at March 31, 2003:

Minimum lease payments receivable                                  $764,361,961
Estimated residual values                                           132,355,108
Less unearned income                                               (754,797,761)
                                                                 --------------
Net investment in direct financing leases                          $141,919,308
                                                                 ==============

The leases contain escalating rent provisions that when accounted for on a straight-line basis produce increases in the net investment in direct financing leases during the early terms of the leases. The direct financing leases have initial terms of 35 years and provide for minimum and contingent rent. The leases contain provisions that allow the tenants to elect to purchase the Properties at the end of the lease terms for the Company's aggregate initial investment amount of $132,355,108 plus adjustments, if any, as defined in the lease agreements. The leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

3. Investment Properties - Continued:

Future minimum lease payments to be received on direct financing leases at March 31, 2003 are as follows:

                 2003                                            $13,244,956
                 2004                                             14,365,490
                 2005                                             14,724,627
                 2006                                             15,092,743
                 2007                                             15,470,061
                 Thereafter                                      691,464,084
                                                              --------------
                                                                $764,361,961
                                                              ==============

The above table does not include any amounts for future rents that may be received on the leases based on a percentage of the tenants' gross sales.

4. Notes and Other Receivables:

Notes and other receivables included the following at:

                                                      March 31,          December 31,
                                                         2003                2002
                                                   ---------------      ---------------
          Rental revenues receivable                 $  2,565,257          $   809,279
          Notes receivable                                     --            2,000,000
          Other receivables                               357,316              345,424
          Accrued interest receivable                      23,833               37,500
                                                   ---------------      ---------------
                                                     $  2,946,406         $  3,192,203
                                                   ===============      ===============

5. Other Assets:

Other assets as of March 31, 2003 and December 31, 2002, were $257,161 and $4,975,061, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings and equipment upon the purchase of Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

6. Indebtedness and Other Contractual Obligations:

Mortgages payable collateralized by Properties consisted of the following at:


                                                                             March 31, 2003          December 31, 2002
                                                                          ---------------------     ---------------------

   Mortgage payable, bearing interest at a variable rate that ranges from
   30-day LIBOR plus 350 basis points to 8.00 percent (5.74 percent at
   March 31, 2003), with monthly principal and interest payments, maturing
   October 2, 2003                                                            $12,678,926               $12,743,332

   Mortgage payable, bearing interest at 90-day LIBOR plus 390 basis points, with a minimum interest rate of 6.50 percent (6.50 percent at
   March 31, 2003), with monthly principal and interest payments, maturing
   August 31, 2007                                                              9,026,092                 9,063,345

   Mortgage payable, bearing interest at 186 basis points over the 30-day commercial paper rate (2.63 percent at March 31, 2003), with monthly
   payments of interest only, maturing June 7, 2007                            23,520,000                23,520,000

   Mortgage payable, bearing interest at 30-day LIBOR plus 325 basis points, with a minimum interest rate of 5.00 percent (5.00 percent at
   March 31, 2003), with monthly principal and interest payments, maturing
   March 31, 2005                                                               8,060,000                        --

   Mortgage payable, bearing interest at 30-day LIBOR plus 325 basis points, with a minimum interest rate of 5.00 percent (5.00 percent at
   March 31, 2003), with monthly principal and interest payments, maturing
   March 31, 2005                                                               8,740,000                        --

   Mortgage payable, bearing interest at 30-day LIBOR plus 325 basis points, with a minimum interest rate of 5.00 percent (5.00 percent at
   March 31, 2003), with monthly principal and interest payments, maturing
   March 31, 2005                                                               9,200,000                        --

   Mortgage payable, bearing interest at 7.83 percent, with monthly
   principal and interest payments, maturing October, 2008                     20,635,108                        --
                                                                          ---------------------     ---------------------
                                                                              $91,860,126               $45,326,677
                                                                          =====================     =====================

The following is a schedule of maturities for all mortgages payable at March 31, 2003:

           2003                                                $  13,860,663
           2004                                                    1,671,080
           2005                                                    1,787,697
           2006                                                    1,912,770
           2007                                                   56,846,476
           Thereafter                                             15,781,440
                                                              --------------
                 Total                                         $  91,860,126
                                                              ==============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

6. Indebtedness and Other Contractual Obligations - Continued:

The Company has a revolving line of credit (the "Revolving LOC") to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85 million for a two-year period. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates, depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets, until maturity and is collateralized by certain Properties with a carrying value of $116,403,137. The Revolving LOC contains provisions that allow the facility to be increased up to $125 million upon the Company pledging additional Properties as collateral. This facility has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. At March 31, 2003, $71,370,000 was outstanding under the Revolving LOC at a weighted average interest rate of 4.48 percent.

On March 28, 2003, in connection with the purchase of two CCRC Properties, the Company assumed approximately $88.5 million in non-interest bearing bonds payable to certain residents of the two Properties. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully re-marketed to a new resident. The Company expects to issue new bonds to future resident and the proceeds received from the issuance of the new bonds will be used to retire the existing bonds. At March 31, 2003, $88,510,695 was outstanding on the bonds payable.

The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of March 31, 2003:

  Commitments, Contingencies       Less than
        and Guarantees               1 Year         2-3 Years        4-5 Years         Thereafter          Total
 -----------------------------    -------------    -------------    --------------    ------------    --------------
 Guarantee of unsecured
    promissory note of
    unconsolidated
    subsidiary (1)                      $    --      $ 2,513,333             $  --          $   --       $ 2,513,333
 Earnout provisions (2)                      --       11,834,233                --              --        11,834,233
                                  -------------    -------------    --------------    ------------    --------------
 Total Commitments,
    Contingencies and
    Guarantees                          $    --      $14,347,566             $  --          $   --     $  14,347,566
                                  =============    =============    ==============    ============    ==============

In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2003, the unsecured promissory note had an outstanding balance of $15,080,000. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

In connection with the acquisition of five Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly.







                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

7. Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing occurs any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period. During the quarter ended March 31, 2003 and 2002, 22,650 and 881 shares, respectively of common stock were redeemed for $208,384 and $8,107 ($9.20 per share), respectively, and retired from shares outstanding of common stock.

8. Stock Issuance Costs:

The Company has incurred offering expenses, including commissions, marketing support fees and due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees, and due diligence expense reimbursements will not exceed 13 percent of the proceeds raised in connection with the Company's offerings. During the quarter ended March 31, 2003, the Company incurred $15,741,668 in offering costs, including $13,093,969 in commissions, marketing support fees and due diligence expense reimbursements (see Note 10). These amounts have been treated as stock issuance costs and charged to stockholders' equity.

9. Distributions:

For  the  quarter  ended  March  31,  2003,  approximately  77  percent  of  the distributions paid to stockholders were considered ordinary income and approximately 23 percent were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2003, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2003, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2003.

10. Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor, the parent of the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. A certain director and officer of the Company indirectly owns a controlling interest in the parent of the Advisor. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

CNL Securities Corp. receives commissions amounting to 7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the quarters ended March 31, 2003 and 2002, the Company incurred $12,275,596 and $3,984,463, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

In addition, CNL Securities Corp. is entitled to receive a marketing support fee equal to 0.5 percent of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the quarters ended March 31, 2003 and 2002, the Company incurred $818,373 and $265,631, respectively, of such fees, the majority of which were reallowed to other broker-dealers.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)


10. Related Party Arrangements - Continued:

CNL Securities Corp. will also receive, in connection with one of the Company's Prior Offerings, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 until such time, if any, as the Company's common stock is listed on a national securities or over-the-counter market in the amount equal to 0.2 percent of the aggregate investment of stockholders who purchased shares in the applicable offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of March 31, 2003, no such fees had been incurred.

The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.5 percent of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, the Advisor will receive an acquisition fee equal to 4.5 percent of amounts outstanding on the line of credit, if any, at the time of listing of the Company's common stock on a national securities exchange or over-the-counter market. During the quarters ended March 31, 2003 and 2002, the Company incurred $10,354,560 and $2,973,333, respectively, of such fees, including $2,998,580 and $583,848, respectively, of acquisition fees on permanent financing. Such fees are included in other assets prior to being allocated to individual Properties.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the quarters ended March 31, 2003 and 2002, the Company incurred $553,776 and $65,228, respectively, of such fees.

The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). Operating expenses for the Expense Years ended March 31, 2003 and 2002, did not exceed the Expense Cap.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In June 2002, CCM made the arrangements for the $23,520,000 commercial paper loan described in Note 6. The monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan. CCM was paid $86,407 during the quarter ended March 31, 2003, related to these services.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $7,517,871 and $5,031 at March 31, 2003 and 2002, respectively. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

The Company owns a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company periodically receives distributions from the partnership, however, no distributions were received during the quarter ended March 31, 2003.

In March 2003, the Advisor's parent company purchased a 30 percent voting membership interest in a limited liability company which is affiliated with four of the Company's tenants. These four tenants contributed 41.3 percent of total rental income from operating leases and earned income from investments in direct financing leases for the quarter ended March 31, 2003.

The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings).

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

10. Related Party Arrangements - Continued:

The expenses incurred for these services were classified as follows for the quarters ended March 31:

                                                                          2003                 2002
                                                                     -------------        -------------
      Stock issuance costs                                              $  996,814           $  881,229
      Investment properties on operating leases and other
           assets                                                               --                7,678
      General operating and administrative expenses                        209,312              109,139
                                                                     -------------        -------------
                                                                       $ 1,206,126           $  998,046
                                                                     =============        =============

Amounts due to related parties consisted of the following at:

                                                                         March 31,              December 31,
                                                                            2003                    2002
                                                                     -----------------        ----------------

      Due to the Advisor and its affiliates:
        Expenditures incurred for offering expenses on behalf
           of the Company                                                  $   219,612               $   1,366
        Accounting and administrative services                                 301,119                  75,944
        Acquisition fees and miscellaneous acquisition
           expenses                                                          3,736,637                 125,366
                                                                     -----------------        ----------------
                                                                             4,257,368                 202,676
                                                                     -----------------        ----------------

      Due to CNL Securities Corp.:
        Commissions                                                          1,212,795                 145,110
        Marketing support fees and due diligence expense
           reimbursements                                                       81,996                      --
                                                                     -----------------        ----------------
                                                                             1,294,791                 145,110
                                                                     -----------------        ----------------

                                                                          $  5,552,159              $  347,786
                                                                     =================        ================

11. Concentration of Credit Risk:

Of the 53 Properties owned by the Company as of March 31, 2003, substantially all of the Properties are operated by either Sunrise Senior Living Services, Inc. or American Retirement Corporation ("ARC"). Forty-two Properties which were previously operated by Marriott Senior Living Services, Inc. are now operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Assisted Living, Inc. ("Sunrise"). In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the long-term management agreements which the Company's tenants had entered into with Marriott Senior Living Services, Inc. were assumed by Sunrise Senior Living Services, Inc., which now operates all of the Company's Properties that were previously operated by Marriott Senior Living Services, Inc.

Fifty-two of the Company's Properties owned as of March 31, 2003, are leased to nine tenants, two of which contributed 29.0% and 18.2% of the Company's total rental income from operating leases and earned income from direct financing leases for the quarter ended March 31, 2003. The remaining Property owned by the Company as of March 31, 2003, is a parcel of land on which a retirement facility is being constructed.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

11. Concentration of Credit Risk - Continued:

To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of March 31, 2003, the Company had $5,591,404 in security deposits related to certain Properties as well as the guarantees described below.

In connection with five Properties previously operated by Marriott Senior Living Services, Inc., Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. As of March 31, 2003, Marriott International, Inc. remained liable for the remaining guarantee balance of $4,431,555.

Marriott International, Inc. had also guaranteed a tenant's obligation to pay minimum rent due under a lease for a Property formerly operated by Marriott Senior Living Services, Inc., up to a maximum of $2,769,780. As of March 31, 2003, Sunrise Senior Living Services, Inc. had assumed this obligation and remains liable for the guarantee balance of $990,219.

An affiliate of Prime Care Properties, LLC has guaranteed the tenants' obligations to pay minimum rent due under 11 leases up to a maximum of $2,000,000. As of March 31, 2003, $790,431 of the guarantee had been used to pay rent, leaving a remaining guarantee balance of $1,209,569. An affiliate of Prime Care Properties, LLC has also guaranteed two tenants' obligations to pay minimum rent due under an additional lease up to a maximum of $500,000. As of March 31, 2003, the Company had not drawn any amounts under the $500,000 guarantee.

In connection with six Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the ARC or Sunrise brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

12. Subsequent Events:

During the period April 1, 2003 through May 12, 2003, the Company received subscription proceeds for an additional 9,884,695 shares ($98,846,949) of common stock.

On April 1, 2003 and May 1, 2003, the Company declared distributions totaling $3,574,222 and $4,016,788, respectively, or $0.0589 per share of common stock, payable by June 30, 2003, to stockholders of record on April 1, 2003 and May 1, 2003, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                      STATEMENTS - CONTINUED Quarters Ended
                             March 31, 2003 and 2002
                                   (UNAUDITED)

12. Subsequent Events - Continued:

On April 3, 2003, the Company completed its 2002 Offering pursuant to which it received subscription proceeds of $450,000,000 (45,000,000 shares) including $1,288,817 (128,882 shares) through the Company's reinvestment plan. Immediately following the completion of the 2002 Offering, the Company commenced an offering of up to 175,000,000 shares of common stock ($1,750,000,000) (the "2003
Offering"). Of the 175,000,000 shares of common stock offered, up to 25,000,000 are available to stockholders purchasing shares through the reinvestment plan. The price per share and other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as for the Company's 2002 Offering. The Board of Directors will submit, for a vote of the stockholders at the 2003 annual meeting, a proposal to increase the number of authorized shares of common stock of the Company from 100,000,000 to 450,000,000. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of common stock of the Company, the 2003 Offering will be limited to 38,000,000 shares.

On April 30, 2003, the Company repaid $51,370,000 on its Revolving LOC, leaving a remaining balance outstanding of $20,000,000.

                       INDEX TO OTHER FINANCIAL statements

The following financial information is filed as part of this report as a result of the Company acquiring nine related Properties from Marriott Senior Living Services, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has or expects to enter into, see "Business -- Property Acquisitions."

Marriott Senior Living Services Nine Communities
     (Includes the Edgewood, Fairfax, Greenville, Northridge, Palm Springs, Quadrangle, Rancho Mirage,
     Salt Lake City and Yorba Linda Properties)                                                                        F-29


MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES

Combined Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000 With Report of Independent Auditors

Contents

Report of Independent Auditors...........................................................................F-30

Unaudited Combined Statements of Operations for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-31

Combined Statements of Operations for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-32

Combined Balance Sheets as of March 28, 2003 (unaudited),
     January 3, 2003 and December 28, 2001...............................................................F-33

Unaudited Combined Statements of Cash Flows for the twelve
     weeks ended March 28, 2003 and March 22, 2002.......................................................F-34

Combined Statements of Cash Flows for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-35

Combined Statement of Equity for the twelve weeks ended March 28, 2003
     (unaudited) and the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000............................................F-36

Notes to Combined Statements.............................................................................F-37


                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
CNL Retirement Properties, Inc.

    We have audited the accompanying combined financial statements of Marriott Senior Living Services Nine Communities (as defined) as of January 3, 2003 and December 28, 2001 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended January 3, 2003. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Nine Communities, as of January 3, 2003 and December 28, 2001 and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity with accounting principles generally accepted in the United States.



                                                           /s/ Ernst & Young LLP
McLean, Virginia
March 28, 2003

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)

                                                                                   Twelve weeks ended
                                                                          --------------------------------------
                                                                            March 28, 2003     March 22, 2002
                                                                          ------------------- ------------------
     REVENUES

       Resident fees...................................................... $        19,080     $        16,720
                                                                          ------------------- ------------------

     EXPENSES
       Community operating expenses.......................................          14,127              12,432
       Depreciation and amortization......................................           1,874               1,982
       General and administrative.........................................             954                 836
       Facilities development and pre-opening.............................               -                 178
       Provision for doubtful accounts....................................              57                  56
                                                                          ------------------- ------------------
                                                                                    17,012              15,484
                                                                          ------------------- ------------------
     INCOME BEFORE INCOME TAXES  .........................................           2,068               1,236
       Provision for income taxes.........................................             807                 482
                                                                          ------------------- ------------------
     NET INCOME  ......................................................... $         1,261     $           754
                                                                          =================== ==================




                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
   Fiscal Years Ended January 3, 2003, December 28, 2001 and December 29, 2000
                                 (in thousands)

                                                                                2002                2001                2000
                                                                        --------------------- ------------------  ------------------

     REVENUES
       Resident fees....................................................   $      77,239        $     63,940       $      47,376
                                                                        --------------------- ------------------ -------------------

     EXPENSES


       Community operating expenses.....................................          57,101              47,701              33,917
       Depreciation and amortization....................................           8,706               7,953               6,452
       General and administrative.......................................           3,862               3,197               2,369
       Facilities development and pre-opening...........................             180                 907               3,373
       Provision for doubtful accounts..................................             286                 175                  79
                                                                        --------------------- ------------------ -------------------
                                                                                  70,135              59,933              46,190
                                                                        --------------------- ------------------ -------------------
     INCOME BEFORE INCOME TAXES                                                    7,104               4,007               1,186
       Provision  for income taxes......................................           2,771               1,563                 462
                                                                        --------------------- ------------------ -------------------
     NET INCOME   .....................................................    $       4,333        $      2,444       $         724
                                                                        ===================== ================== ===================


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                             COMBINED BALANCE SHEETS
              March 28, 2003, January 3, 2003 and December 28, 2001
                                 (in thousands)

                                                               March 28, 2003            January 3, 2003         December 28, 2001
                                                            ----------------------    ----------------------    -------------------
                                                                   (unaudited)
                          ASSETS
Current assets
   Cash and equivalents  .................................  $         1,117                 $  424                   $  1,018
   Inventories, at lower of average cost or market  ......              419                    390                        335
   Accounts receivable, net of an allowance of $390,
     $348 and $307, respectively..........................            2,381                  3,583                      2,568
   Other  ................................................              621                    327                        347
                                                              -----------------    -------------------           ------------------
     Total current assets                                             4,538                  4,724                      4,268
                                                              -----------------    -------------------           ------------------


Property and equipment, net ..............................          214,290                213,646                    220,051
Other  ...................................................            2,081                  2,000                      1,290
                                                              -----------------    -------------------           ------------------
     Total assets                                            $      220,909           $    220,370                 $  225,609
                                                             ==================    ===================           ==================

                  LIABILITIES AND EQUITY

Current liabilities

   Accounts payable  .....................................  $         2,175           $         2,143                   $  1,265
   Accrued payroll and benefits  .........................            2,380                     2,926                      2,842
   Current maturities of lifecare bonds..................             8,620                     8,620                      8,669
   Current portion of deferred revenue from
     nonrefundable lifecare fees..........................            9,347                     9,162                      8,025
   Other accrued expenses.................................            2,082                     2,243                      2,230
                                                             ------------------     -------------------         ------------------
     Total current liabilities                                       24,604                    25,094                     23,031
                                                             ------------------     -------------------         ------------------

Lifecare bonds............................................           79,080                    79,459                     80,114
Deferred revenue from nonrefundable lifecare fees.........           17,516                    17,099                     15,875
Security deposits.........................................              116                       133                        166
                                                             ------------------   -------------------            ------------------
     Total liabilities....................................          121,316                   121,785                    119,186


Equity....................................................            99,593                   98,585                    106,423
                                                             ------------------   -------------------            ------------------
Total liabilities and equity..............................   $       220,909           $      220,370                 $  225,609
                                                             ==================   ===================            ==================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
              Twelve Weeks Ended March 28, 2003 and March 22, 2002
                                 (in thousands)
                                   (unaudited)

                                                                              Twelve weeks ended
                                                                   -----------------------------------------
                                                                    March 28, 2003         March 22, 2002
                                                                   ------------------    -------------------

OPERATING ACTIVITIES
   Net income .............................................        $      1,261          $        754
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                  57                    56
     Depreciation and amortization  .......................               1,874                 1,982
   Working capital changes:
     Accounts receivable  .................................               1,145                   640
     Inventories...........................................                 (29)                  (13)
     Other assets  ........................................                (375)                  319
     Accounts payable and accrued expenses.................                (675)                  300
     Security deposits ....................................                 (17)                  (11)
     Deferred revenue .....................................                 602                   603
                                                                   --------------        ----------------
   Net cash provided by operating activities  .............               3,843                 4,630
                                                                   --------------        ----------------

INVESTING ACTIVITIES
   Capital expenditures  ..................................              (2,518)                 (833)
                                                                   --------------        ----------------
   Net cash used in investing activities  .................              (2,518)                 (833)
                                                                   --------------        ----------------

FINANCING ACTIVITIES
   Repayments of lifecare bonds, net.......................                (379)                 (598)
   Net repayments to Marriott Senior Living
     Services, Inc.........................................                (253)               (2,866)
                                                                   --------------        ----------------
   Net cash used in financing activities  .................                (632)               (3,464)
                                                                   --------------        ----------------

INCREASE IN CASH AND CASH EQUIVALENTS  ....................                 693                   333
CASH AND EQUIVALENTS, beginning of period  ................                 424                 1,018
                                                                   --------------        ----------------
CASH AND EQUIVALENTS, end of period  ......................        $      1,117          $      1,351
                                                                   ==============        ================


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
       Fiscal Years Ended January 3, 2003, December 28, 2001 and December
                            29, 2000 (in thousands)


                                                                        2002                2001               2000
                                                                   ---------------     ---------------    ---------------

OPERATING ACTIVITIES
   Net income .............................................        $      4,333        $      2,444       $       724
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts  .....................                 286                 175                79
     Depreciation and amortization  .......................               8,706               7,953             6,452
   Working capital changes:
     Accounts receivable  .................................              (1,301)               (438)             (512)
     Inventories...........................................                 (55)                 71               (44)
     Other assets  ........................................                (690)                359             1,162
     Accounts payable and accrued expenses.................                 975                 927               (12)
     Security deposits ....................................                 (33)               (131)               21
     Deferred revenue from nonrefundable fees..............               2,361                 170               506
                                                                       -----------        ------------      ------------
   Net cash provided by operating activities  .............              14,582              11,530             8,376
                                                                       -----------        ------------      ------------

INVESTING ACTIVITIES
   Capital expenditures....................................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------
   Net cash used in investing activities  .................              (2,301)            (16,032)          (27,451)
                                                                       -----------        ------------       ------------

FINANCING ACTIVITIES
   (Repayments of ) proceeds from lifecare bonds, net......                (704)               (114)            1,442
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc......................................             (12,171)              4,256            18,266
                                                                       -----------        ------------       ------------
   Net cash (used in) provided by financing activities  ...             (12,875)              4,142            19,708
                                                                       -----------        ------------       ------------


(DECREASE) INCREASE IN CASH AND
   EQUIVALENTS  ...........................................                (594)               (360)              633

CASH AND EQUIVALENTS, beginning of year  ..................               1,018               1,378               745
                                                                       -----------       ------------        ------------
CASH AND EQUIVALENTS, end of year  ........................            $    424           $   1,018          $  1,378
                                                                       ===========       ============        ============


                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
             March 28, 2003, January 3, 2003, December 28, 2001 and
                                December 29, 2000
                                 (in thousands)



                                                                 Equity
--------------------------------------------------------------------------------
 Balance, January 1, 2000...............................      $        80,733
 Net income ............................................                  724
 Net advances from Marriott Senior Living Services, Inc.               18,266
 -------------------------------------------------------------------------------
 Balance, December 29, 2000 ............................               99,723
 Net income  ...........................................                2,444
 Net advances from Marriott Senior Living Services, Inc.                4,256
 -------------------------------------------------------------------------------
 Balance, December 28, 2001.............................              106,423
 Net income.............................................                4,333
 Net repayments to Marriott Senior Living Services, Inc.              (12,171)
 -------------------------------------------------------------------------------
 Balance, January 3,  2003..............................               98,585
 Net income (unaudited).................................                1,261
 Net repayments to Marriott Senior Living Services, Inc.
  (unaudited)...........................................                 (253)
 -------------------------------------------------------------------------------
 Balance, March 28, 2003 (unaudited)....................      $        99,593
 ===============================================================================



                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    Marriott  Senior  Living  Services,  Inc.  ("MSLS"  or  the  "Company"),   a
wholly-owned subsidiary of Marriott International, Inc. ("MI") prior to MI's sale of the stock of MSLS to Sunrise Senior Living, Inc. on March 28, 2003, operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

    The combined financial statements present the financial position, results of operations, and cash flows associated with nine communities owned by MSLS (the "Communities"). These communities were sold to CNL Retirement Properties, Inc. ("CNL") on March 28, 2003 for approximately $167,564,000.

    All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Edgewood                                Quadrangle
Fairfax                                 Rancho Mirage
Greenville                              Salt Lake City
Northridge                              Yorba Linda
Palm Springs

    Through March 28, 2003, the Communities utilized MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses were allocated by MI to MSLS, which were then allocated to the Communities. In the opinion of management, the methods for allocating costs were reasonable.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

    The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

    In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of March 28, 2003 and the results of operations and cash flows associated for the 12 weeks periods ended March 28, 2003 and March 22, 2002. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.



Fiscal Year

    The fiscal year ends on the Friday nearest to December 31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

    Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services. The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

    Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

    When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

    The components of the entry fees for Lifecare Communities are as follows:

    a. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

    b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

    The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees totaled $26,261,000 and $23,900,000 at January 3, 2003 and December 28, 2001, respectively.

Future Healthcare Services

    Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

    A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

    There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

    All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

    The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

    The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

    The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                                               2002                 2001
                                                                         ------------------   ------------------
                                                                                     (in thousands)

Land  .................................................................  $       27,973       $       27,915
Building improvements  ................................................         226,616              224,690
Furniture and equipment  ..............................................          20,403               22,505
Construction in progress   ............................................               2                  827
                                                                         ------------------   ------------------
                                                                                274,994              275,937
 Less:  accumulated depreciation and amortization  ....................          61,348               55,886
                                                                         ------------------   ------------------
                                                                         $      213,646       $      220,051
                                                                         ==================   ==================

    Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest allocated by MSLS and capitalized as a cost of property and equipment was $ 0 in 2002 and $1,046,000 in 2001. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

    Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,998,000 and $1,289,000 as of January 3, 2003 and December 28, 2001.

INCOME TAXES

    The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $65,267,000 and $60,413,000 at January 3, 2003 and December 28, 2001, respectively.

CONTINGENT LIABILITIES

    MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

                                   ADDENDUM TO
                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

            -------------------------------------------------------

            THE TABLE V IN THIS ADDENDUM UPDATES AND REPLACES TABLE V IN APPENDIX B TO THE ATTACHED PROSPECTUS, DATED
                                 MARCH 26, 2003.

            -------------------------------------------------------

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                    Purchase
                                                                         Mortgage    money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time    taken         from
          Property               Acquired       Sale      received net    of sale    back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001
   Wendy's -
     Mesquite, TX (2)             09/29/86     02/20/02      1,064,259      --          --         --         1,064,259
   Burger King -
     Orlando, FL (30)             11/12/86     06/18/02        613,553      --          --         --           613,553

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        548,874      --          --         --           548,874
   Burger King -
     San Antonio, TX (2)          05/15/87     06/26/02        747,510      --          --         --           747,510
   Denny's -
     Casper, WY (2) (38)          09/15/87     08/09/02        346,252      --          --         --           346,252
   Denny's -
     Rock Springs, WY (2)         09/18/87     08/09/02        204,659      --          --         --           204,659
   Golden Corral -
     Tomball, TX                  05/13/87     10/10/02        458,175      --          --         --           458,175
   Golden Corral -
     Pineville, LA                06/18/97     12/18/02        262,425      --          --         --           262,425

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2) (3)       11/20/87     11/29/01        586,132      --          --         --           586,132
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        810,550      --          --         --           810,550
   Po' Folks -
     Titusville, FL (28)          10/30/87     01/09/02        121,558      --          --         --           121,558
   Burger King -
     Montgomery, AL (2)(36)       01/28/99     05/17/02         78,294      --       320,000       --           398,294
   Golden Corral -
     Altus, OK (2)                10/14/87     09/27/02        307,785      --          --         --           307,785
   Red Oak Steakhouse -
     Canton Township, MI(2)(37)   08/18/88     09/30/02        106,315      --       640,000       --           746,315


      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                          Including Closing and
                                               Soft Costs
                                  --------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                 of property
                                  Original       cost,                     operating
                                  mortgage      capital                      cash
                                  financing   improvements               receipts over
          Property                   (7)      closing and      Total         cash
                                               soft costs                expenditures
                                                  (1)                        (19)
==============================    =========== ============= ============ ==============



CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)          --         518,409        518,409      909,409
   Golden Corral -
     Salisbury, MD (2) (11)          --         741,900        741,900    1,326,574
   Wendy's -
     Mesquite, TX (2)                --         848,000        848,000    1,351,586
   Burger King -
     Orlando, FL (30)                --         487,500        487,500      911,938

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)            --         441,000        441,000      715,685
   Popeye's -
     Sanford, FL (2)                 --         560,000        560,000      850,322
   Popeye's -
     Altamonte Springs, FL (2)       --         426,568        426,568      684,445
   Popeye's -
     Apopka, FL (2)                  --         545,561        545,561      794,039
   IHOP -
     Peoria, AZ (20)                 --         764,975        764,975      125,468
   KFC -
     Bay City, TX (2)                --         446,827        446,827      767,761
   Burger King -
     San Antonio, TX (2)             --         703,500        703,500    1,251,201
   Denny's -
     Casper, WY (2) (38)             --         566,700        566,700      872,849
   Denny's -
     Rock Springs, WY (2)            --         667,900        667,900      928,587
   Golden Corral -
     Tomball, TX                     --         807,583        807,583    1,434,457
   Golden Corral -
     Pineville, LA                   --         645,400        645,400    1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                  --         606,409        606,409      616,913
   Golden Corral -
     Washington, IL (2) (3)          --         690,500        690,500    1,083,951
   Golden Corral -
     Schereville, IN (2) (23)        --         694,100        694,100    1,053,524
   Po' Folks -
     Titusville, FL (28)             --         714,117        714,117      166,684
   Burger King -
     Montgomery, AL (2)(36)          --         941,358        941,358      261,836
   Golden Corral -
     Altus, OK (2)                   --         557,900        557,900      920,131
   Red Oak Steakhouse -
     Canton Township, MI(2)(37)      --         924,921        924,921    1,309,270

      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        390,000      --          --         --           390,000
   Bellissimos Family Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        289,894      --          --         --           289,894
   Po' Folks -
     Titusville, FL (28)          10/30/87     01/09/02         44,052      --          --         --            44,052

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386
   Denny's -
     Huron, OH (2) (6)            05/19/89     01/15/02        260,956      --          --         --           260,956
   Market Street Buffet and
     Bakery -
     West Lebanon, NH (2)         07/10/89     01/17/02        654,530      --          --         --           654,530
  Taco Bell -
     Bountiful, UT (2)            08/17/89     01/28/02      1,039,998      --          --         --         1,039,998
  Burger King -
     Lawrenceville, GA (2)        06/27/89     06/20/02        847,000      --          --         --           847,000


CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA (4)              02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800
   KFC -
     Caro, MI (35)                04/02/90     11/15/02        396,840      --          --         --           396,840


      Past performance is not necessarily indicative of future performance.



                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)               --         614,500        614,500    1,038,530
   Shoney's -
     Temple Terrace, FL (2)        --       1,155,705      1,155,705    1,496,453
   Shoney's -
     Punta Gorda, FL (2)           --         947,500        947,500    1,271,574
   Big Boy -
     Topeka, KS (2)                --         708,800        708,800      878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)        --         622,310        622,310      331,788
   Bellissimos Family Restauran
     Palm Bay, FL                  --       1,070,822      1,070,822    1,250,729
   Po' Folks -
     Titusville, FL (28)           --         258,795        258,795       60,406

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                   --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)             --         547,600       547,600      589,375
   Denny's -
     Huron, OH (2) (6)             --         448,100       448,100      764,529
   Market Street Buffet and
     Bakery -
     West Lebanon, NH (2)           --      1,159,990     1,159,990      (29,353)
  Taco Bell -
     Bountiful, UT (2)              --        614,249       614,249    1,053,833
  Burger King -
     Lawrenceville, GA (2)          --        797,778       797,778    1,290,366


CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL               --        406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL                --        488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL               --        423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL               --        383,089       383,089      454,566
   Captain D's -
     Chester, PA (4)                --        550,000       550,000      786,617
   IHOP -
     Dublin, CA (14)                --      1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)            --      1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                   --        765,500       765,500    1,058,493
   KFC -
     Caro, MI (35)                   --       348,855       348,855      651,265

     Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                    Purchase
                                                                         Mortgage    money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time     taken        from
          Property               Acquired       Sale      received net    of sale    back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   KFC -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91      11/27/01       213,482      --       103,581       --           317,063
   Church's
     Gainesville, FL              01/16/91      11/29/01       182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90      12/21/01       698,050      --          --         --           698,050
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       218,833      --          --         --           218,833
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       130,073      --          --         --           130,073
   Jack in the Box -
     Mansfield, TX (34)           03/20/97      08/23/02       799,084      --          --         --           799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91      07/06/00     1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91      07/06/00       940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91      07/06/00     1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90      09/13/00       420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH (12)  05/31/96      03/21/01       236,740      --          --         --           236,740
   Quincy's -
     Statesville, NC              10/10/91      05/25/01       877,000      --          --         --           877,000
   Burger King -
     Baseball City, FL            06/18/91      05/02/02     1,184,559      --          --         --         1,184,559
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       447,392      --          --         --           447,392
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       265,926      --          --         --           265,926
   Bakers Square -
     Libertyville, IL (33)        08/31/00      09/05/02     1,076,041      --          --         --         1,076,041


      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                               Soft Costs
                                  --------------------------------------
                                                                            Excess
                                                 Total                   (deficiency)
                                              acquisition                 of property
                                  Original       cost,                     operating
                                  mortgage      capital                      cash
                                  financing   improvements               receipts over
          Property                   (7)      closing and      Total         cash
                                               soft costs                expenditures
                                                  (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                     --         961,582       961,582        984,472
   Popeye's -
     Lake City, FL                  --         485,455       485,455        641,608
   Popeye's -
     Jacksonville, FL               --         376,323       376,323        452,824
   Popeye's -
     Jacksonville, FL               --         384,936       384,936        515,888
   Popeye's -
     Brunswick, GA                  --         468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL               --         340,429       340,429        407,175
   KFC -
     Friendswood, TX                --         485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)        --          318,188       318,188        396,488
   Church's
     Gainesville, FL               --          183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL               --        1,100,000     1,100,000      1,324,170
   Burger King -
     Columbus, OH (31)             --          167,259       167,259        190,438
   Burger King -
     Pontiac, MI (31)              --          211,050       211,050        238,235
   Jack in the Box -
     Mansfield, TX (34)            --          617,155       617,155        351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL             --          924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL               --          816,355       816,355        961,418
   Shoney's -
     Sun City, FL                  --        1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL              --          352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH(12)    --          236,740       236,740        127,155
   Quincy's -
     Statesville, NC               --          893,422       893,422        997,232
   Burger King -
     Baseball City, FL             --          873,857       873,857      1,096,005
   Burger King -
     Columbus, OH (31)             --          341,952       341,952        389,340
   Burger King -
     Pontiac, MI (31)              --          431,480       431,480        487,058
   Bakers Square -
     Libertyville, IL (33)         --          960,000       960,000        187,961


      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY            12/20/91      05/15/00       693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92      11/30/00            --      --       200,000       --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91      11/30/00            --      --       300,000       --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99      06/28/01       424,891      --          --         --           424,891
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143
   Hardee's -
     Greenville, SC               10/21/91      05/03/02       976,798      --          --         --           976,798
   Burger King -
     Greensboro, NC (29)          03/30/92      05/16/02       571,744      --          --         --           571,744
   Burger King -
     Columbus, OH (31)            09/27/91      06/03/02       549,515      --          --         --           549,515
   Burger King -
     Ashland, NH (32)             06/29/92      06/03/02       402,545      --          --         --           402,545
   Burger King -
     Pontiac, MI (31)             09/27/91      06/27/02       326,626      --          --         --           326,626
   Shoney's -
     Huntsville, AL               10/04/91      08/20/02       951,528      --          --         --           951,528
   Bakers Square -
     Libertyville, IL             08/31/00      09/05/02       554,324      --          --         --           554,324
   Hardee's -
     Farragut, TN                 10/09/91      12/18/02       886,300      --          --         --           886,300

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840
   Jack in the Box -
     San Marcos, TX               03/03/99      04/23/02     1,161,055      --          --         --         1,161,055
   Burger King -
     Greensboro, NC (29)          03/30/92      05/16/02       571,744      --          --         --           571,744
   Burger King -
      Ashland, NH (32)            06/29/92      06/03/02       154,802      --          --         --           154,802
   Perkins -
      Ft. Pierce, FL              02/04/92      12/20/02       329,175      --          --         --           329,175

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

      Past performance is not necessarily indicative of future performance.

                                         Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY             --          981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)             --          553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)              --          642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)               --          388,720       388,720         58,398
   Shoney's -
     Bedford, IN                   --          754,028       754,028        991,085
   Shell's Seafood Restaurant -
     Copley Township, OH           --          870,713       870,713        692,662
   Hardee's -
     Greenville, SC                --          760,405       760,405        957,261
   Burger King -
     Greensboro, NC (29)           --          460,989       460,989        479,360
   Burger King -
     Columbus, OH (31)             --          420,008       420,008        478,210
   Burger King -
     Ashland, NH (32)              --          325,018       325,018        322,154
   Burger King -
     Pontiac, MI (31)              --          529,969       529,969        598,234
   Shoney's -
     Huntsville, AL                --          763,901       763,901      1,050,434
   Bakers Square -
     Libertyville, IL              --          494,545       494,545         96,829
   Hardee's -
     Farragut, TN                  --          707,025       707,025        940,825

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                 --        1,111,111     1,111,111        706,575
   IHOP -
     Peoria, AZ (20)               --          828,723       828,723        135,923
   Jack in the Box -
     San Marcos, TX                --        1,020,829     1,020,829        288,292
   Burger King -
     Greensboro, NC (29)           --          460,989       460,989        479,360
   Burger King -
      Ashland, NH (32)             --          124,989       124,989        123,887
   Perkins -
      Ft. Pierce, FL               --        1,002,337     1,002,337        623,996

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)           --          321,434       321,434         57,468
   Quincy's -
     Sebring, FL                   --        1,054,550     1,054,550      1,111,338

      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XI, Ltd. (Continued):
   Burger King -
     Columbus, OH                09/01/92      06/03/02       901,125      --          --         --           901,125
   Burger King -
      Ashland, NH (32)           06/29/92      06/03/02       915,559      --          --         --           915,559
   Burger King -
      East Detroit, MI           06/29/92      06/20/02       833,247      --          --         --           833,247

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN               12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL               03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH (12) 05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
   Jack in the Box -
     Rialto, CA                  01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL            08/09/93      10/02/01     1,090,297      --          --         --         1,090,297
   Jack in the Box -
     Arlington, TX               01/15/93      04/23/02     1,248,205      --          --         --         1,248,205
   Burger King -
     Valdosta, GA                08/24/93      08/30/02       623,661      --          --         --           623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC              07/30/93      04/09/01       947,000      --          --         --           947,000
   Burger King -
     Dayton, OH                  07/30/93      06/03/02     1,049,863      --          --         --         1,049,863
   Lion's Choice -
     Overland Park, KS (5)       12/16/93      08/12/02     1,242,050      --          --         --         1,242,050


CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                 11/10/94      09/22/00     1,631,946      --          --         --         1,631,946
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Razzleberries -
     Las Vegas, NV                07/08/94      02/01/02     1,143,753      --          --         --         1,143,753
   Long John Silver's -
     Laurens, SC                  03/25/94      08/05/02       155,249      --          --         --           155,249
   Golden Corral -
     Greeley, CO                  12/13/94      09/25/02     1,306,595      --          --         --         1,306,595
   Checker's -
     Merriam, KS                  03/31/94      11/07/02       323,175      --          --         --           323,175




      Past performance is not necessarily indicative of future performance.

                                          Cost of Properties
                                        Including Closing and
                                             Soft Costs
                                --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                Original       cost,                     operating
                                mortgage      capital                      cash
                                financing   improvements               receipts over
          Property                 (7)      closing and      Total         cash
                                             soft costs                expenditures
                                                (1)                        (19)
==============================  =========== ============= ============ ==============

CNL Income Fund XI, Ltd. (Continued):
   Burger King -
     Columbus, OH                   --          714,413       714,413        798,711
   Burger King -
     Ashland, NH (32)               --          739,228       739,228        732,715
   Burger King -
     East Detroit, MI               --          761,501       761,501        779,593

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                  --          622,863       622,863        530,741
   Shoney's -
     Bradenton, FL                  --       1,000,000      1,000,000        898,776
   Golden Corral -
     Middleburg Heights, OH (12)    --       1,663,260      1,663,260        893,350
   Jack in the Box -
     Rialto, CA                     --       1,033,072      1,033,072        936,833
   Johnnies -
     Winter Haven, FL               --       1,172,608      1,172,608      1,117,762
   Jack in the Box -
     Arlington, TX                  --         966,466        966,466        937,794
   Burger King -
     Valdosta, GA                   --         510,432        510,432        648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                 --         968,134        968,134        755,601
   Burger King -
     Dayton, OH                     --         905,717        905,717      1,032,534
   Lion's Choice -
     Overland Park, KS (5)          --       1,029,449      1,029,449        964,561


CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                   --       1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                 --         501,276        501,276        255,146
   Razzleberries -
     Las Vegas, NV                  --       1,006,514      1,006,514        631,310
   Long John Silver's -
      Laurens, SC                   --         448,796        448,796        257,444
   Golden Corral -
      Greeley, CO                   --       1,184,810      1,184,810      1,015,365
   Checker's -
      Merriam, KS                   --         284,609        284,609        269,328


     Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                10/22/94      01/12/00       562,130      --          --         --           562,130
   Quincy's -
     Greer, SC (15)               06/13/94      04/06/01       233,000      --       467,000       --           700,000
   Jack in the Box -
     Woodland Hills, CA           07/29/94      04/19/01     1,253,728      --          --         --         1,253,728
   Golden Corral -
     Paris, TX (13)               07/26/96      05/25/01       400,000      --          --         --           400,000
   Jack in the Box -
     Altadena, CA                 07/29/94      10/04/01       937,250      --          --         --           937,250
   Jack in the Box -
     Redlands, CA                 07/29/94      02/15/02     1,300,882      --          --         --         1,300,882
   Long John Silver's -
     Medina, OH                   10/05/94      09/30/02       395,205      --          --         --           395,205
   Checker's -
     Stratford, NJ                05/27/94      12/27/02       350,802      --          --         --           350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN         12/18/95      09/29/00       575,777      --          --         --           575,777
   Denny's -
     Marana, AZ                   02/13/95      03/30/01     1,145,045      --          --         --         1,145,045
   Boston Market -
     St. Cloud, MN                09/15/95      11/28/01       647,365      --          --         --           647,365
   Big Boy -
     Las Vegas, NV                05/31/95      12/11/01     1,059,264      --          --         --         1,059,264
   Denny's -
     Mesquite, TX                 08/31/95      03/28/02       448,675      --          --         --           448,675
   Jack in the Box -
     Rancho Cordova, CA           10/31/94      06/04/02     1,325,054      --          --         --         1,325,054
   Denny's -
     Bucyrus, OH (26)             06/08/95      08/07/02       144,915      --          --         --           144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA            11/04/96      09/13/00       607,361      --          --         --           607,361
   Boston Market -
     Long Beach, CA               12/05/96      10/17/00       529,633      --          --         --           529,633
   Boston Market -
     Houston, TX                  06/19/96      01/19/01       782,648      --          --         --           782,648
   Mr. Fable's -
     Kentwood, MI                 09/05/95      06/21/01       681,300      --          --         --           681,300
   Boston Market -
     Inglewood, CA                07/24/96      09/06/01       298,300      --          --         --           298,300
   Jack in the Box -
     El Dorado, CA                09/26/96      09/25/01     1,510,463      --          --         --         1,510,463
   Denny's -
     Mesquite, NV                 04/25/96      03/29/02       771,800      --          --         --           771,800

     Past performance is not necessarily indicative of future performance.


                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                --         646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)               --         946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA           --         939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)               --         501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                 --         709,812        709,812        528,007
   Jack in the Box -
     Redlands, CA                 --         973,020        973,020        758,150
   Long John Silver's -
     Medina, OH                   --         812,056        812,056        285,620
   Checker's -
     Stratford, NJ                --         287,391        287,391        271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN         --         939,972        939,972        226,734
   Denny's -
     Marana, AZ                   --         719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                --       1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                --       1,160,553      1,160,553        476,249
   Denny's -
     Mesquite, TX                 --          987,353       987,353        480,530
   Jack in the Box -
     Rancho Cordova, CA           --          900,290       900,290        705,521
   Denny's -
     Bucyrus, OH (26)             --          540,000       540,000        385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA            --          563,148       563,148        257,018
   Boston Market -
     Long Beach, CA               --          832,280       832,280        156,091
   Boston Market -
     Houston, TX                  --          812,696       812,696        323,963
   Mr. Fable's -
     Kentwood, MI                 --          855,609       855,609        272,268
   Boston Market -
     Inglewood, CA                --          857,488       857,488        196,478
   Jack in the Box -
     El Dorado, CA                --        1,097,220     1,097,220        581,924
   Denny's -
     Mesquite, NV                 --        1,186,460     1,186,460        494,461



     Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
============================== ============= ============ ============== ========== ========== ============ =============

CNL Income Fund XVII, Ltd. (Continued):
   Wendy's -
     Knoxville, TN                07/30/96      05/31/02     1,045,425      --          --         --         1,045,425
   Bakers Square -
     Wilmette, IL                 01/31/00      06/27/02     1,682,371      --          --         --         1,682,371
   Jack in the Box -
     Mansfield, TX (34)           03/20/97      08/23/02       212,415      --          --         --           212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                 07/13/97      06/29/01       848,550      --          --         --           848,550
   Jack in the Box -
     Henderson, NV                06/30/97      07/12/01     1,278,046      --          --         --         1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97      12/28/01     1,664,829      --          --         --         1,664,829
   On the Border -
     San Antonio, TX              09/02/97      05/08/02       470,304      --          --         --           470,304
   Boston Market -
      San Antonio, TX             08/18/97      05/29/02       481,325      --          --         --           481,325
   Boston Market -
      Raleigh, NC (27)            01/23/97      08/07/02       714,050      --          --         --           714,050

CNL American Properties Fund, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99      01/03/00     2,501,175      --          --         --         2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95      02/18/00     1,516,800      --          --         --         1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98      05/01/00     1,323,205      --          --         --         1,323,205
   Boston Market -
     San Antonio, TX              04/30/97      05/02/00       517,495      --          --         --           517,495
   Boston Market -
     Corvallis, OR                07/09/96      06/20/00       717,019      --          --         --           717,019
   Big Boy -
     St. Louis, MO                01/19/99      06/28/00     1,463,050      --          --         --         1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97      06/30/00       964,825      --          --         --           964,825
   Big Boy -
     Jefferson City, MO           01/19/99      06/30/00       905,250      --          --         --           905,250
   Big Boy -
     Alton, IL                    01/19/99      06/30/00       905,250      --          --         --           905,250
   Boston Market -
     Liberty, MO                  08/18/97      09/13/00       538,800      --          --         --           538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96      09/26/00       722,100      --          --         --           722,100
   Pizza Hut -
     Dover, OH                    05/01/97      11/08/00       112,917      --          --         --           112,917
   Big Boy -
     St. Joseph, MO               04/27/99      11/27/00       646,550      --          --         --           646,550


     Past performance is not necessarily indicative of future performance.



                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
==============================  ========== ============= ============ ==============

CNL Income Fund XVII, Ltd.
   (Continued):
   Wendy's -
     Knoxville, TN                 --         783,748       783,748        484,686
   Bakers Square -
     Wilmette, IL                  --       1,627,273     1,627,273        380,572
   Jack in the Box -
     Mansfield, TX (34)            --         164,054       164,054         93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                  --       1,140,100     1,140,100        302,665
   Jack in the Box -
     Henderson, NV                 --       1,067,175     1,067,175        494,105
   IHOP -
     Santa Rosa, CA                --       1,286,364     1,286,364        598,179
   On the Border -
     San Antonio, TX               --       1,225,163     1,225,163        190,705
   Boston Market -
      San Antonio, TX              --         857,595       857,595          9,631
   Boston Market -
      Raleigh, NC (27)             --       1,225,686     1,225,686        511,581

CNL American Properties Fund, Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)          --      2,430,686      2,430,686             --
   Jack in the Box -
     Los Angeles, CA               --      1,119,567      1,119,567        549,658
   Golden Corral -
     Dublin, GA                    --      1,272,765      1,272,765        190,590
   Boston Market -
     San Antonio, TX               --        757,069        757,069         66,889
   Boston Market -
     Corvallis, OR                 --        925,427        925,427        312,232
   Big Boy -
     St. Louis, MO                 --      1,345,100      1,345,100         65,420
   Ground Round -
     Nanuet, NY                    --        927,273        927,273        245,426
   Big Boy -
     Jefferson City, MO            --       1,113,383     1,113,383         68,389
   Big Boy -
     Alton, IL                     --       1,012,254     1,012,254         41,032
   Boston Market -
     Liberty, MO                   --         765,530       765,530         84,802
   Mr. Fables -
     Grand Rapids, MI              --         816,264       816,264        270,873
   Pizza Hut -
     Dover, OH                     --         233,896       233,896         86,601
   Big Boy -
     St. Joseph, MO                --         885,883       885,883         35,138


     Past performance is not necessarily indicative of future performance.



                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------


                                                                                         Purchase
                                                                              Mortgage   money      Adjustments
                                                                               balance   mortgage    resulting
                                        Date        Date of        Cash        at time   taken         from
          Property                    Acquired       Sale      received net    of sale   back by    application     Total
                                                                of closing                program     of GAAP
                                                                   costs
==============================     ============= ============ ============== ========== ========== ============ =============

CNL American Properties Fund, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                    08/19/97     12/14/00       668,753      --           --        --           668,753
   Boston Market -
     Stafford, TX                     07/02/97     12/15/00       881,674      --           --        --           881,674
   Big Boy -
     Guadalupe, AZ                    04/16/97     03/23/01       883,685      --           --        --           883,685
   Tumbleweed's -
     Nashville, TN                    08/01/97     04/20/01       525,050      --           --        --           525,050
   Boston Market -
     Vacaville, CA                    05/06/97     05/08/01     1,064,430      --           --        --         1,064,430
   Big Boy -
     Independence, MO                 01/19/99     05/22/01       524,513      --           --        --           524,513
   Big Boy -
     Belleville, IL (9)               02/26/99     06/13/01       375,000      --           --        --           375,000
   Tumbleweeds -
     Clarksville, TN                  02/10/98     06/15/01       803,050      --           --        --           803,050
   Big Boy -
     Grandview, MO                    02/26/99     06/29/01       516,235      --           --        --           516,235
   Pizza Hut -
     Toledo, OH                       12/05/96     06/29/01       148,528      --           --        --           148,528
   Shoney's -
     Indian Harbor Beach, FL          01/24/97     08/13/01       457,016      --           --        --           457,016
   Black-eyed Pea -
     Wichita, KS                      10/01/97     08/15/01       300,000      --           --        --           300,000
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                    02/10/98     09/24/01       871,496      --           --        --           871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                   08/01/97     09/26/01       844,905      --           --        --           844,905
   Big Boy -
     Granite City, IL                 01/19/99     09/28/01       595,148      --           --        --           595,148
   Big Boy -
     Taylor, MI                       08/19/99     10/16/01       887,731      --           --        --           887,731
   Boston Market -
     Cedar Park, TX                   04/02/97     10/31/01       875,000      --           --        --           875,000
   Shoney's -
     Phoenix, AZ                      03/24/98     11/26/01       399,285      --           --        --           399,285
   Burger King -
     Atlanta, GA                      06/09/98     12/21/01       418,050      --           --        --           418,050
   Barbwires Steakhouse -
     Lawrence, KS                     08/01/97     12/28/01       718,000      --           --        --           718,000
   Boston Market -
     Jessup, MD                       05/06/97     02/19/02       324,343      --           --        --           324,343
   Black-eyed Pea -
     Herndon, VA                      07/14/98     02/22/02       815,875      --           --        --           815,875
   TGI Friday's -
     El Paso, TX                      08/14/98     03/19/02     1,594,729      --           --        --         1,549,729

      Past performance is not necessarily indicative of future performance.


                                       Cost of Properties
                                      Including Closing and
                                            Soft Costs
                                   ---------------------------------
                                                                             Excess
                                                  Total                   (deficiency)
                                               acquisition                 of property
                                    Original      cost,                     operating
                                    mortgage     capital                      cash
                                    financing  improvements               receipts over
          Property                     (7)     closing and      Total         cash
                                                soft costs                expenditures
                                                   (1)                        (19)
==============================      ========== ============= ============ ==============

CNL American Properties Fund, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                   --       1,378,051     1,378,051        472,895
   Boston Market -
     Stafford, TX                    --       1,077,979     1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                   --       1,706,768     1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                   --       1,308,411     1,308,411        362,588
   Boston Market -
     Vacaville, CA                   --       1,437,474     1,437,474        358,396
   Big Boy -
     Independence, MO                --       1,253,699     1,253,699         65,156
   Big Boy -
     Belleville, IL (9)              --         761,074       761,074        (17,597)
   Tumbleweeds -
     Clarksville, TN                 --       1,440,247     1,440,247        229,692
   Big Boy -
     Grandview, MO                   --         962,290       962,290         36,150
   Pizza Hut -
     Toledo, OH                      --         328,381       328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL         --         693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                     --         660,748       660,748        305,701
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Hermitage, TN                   --       1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar
     Cookeville, TN                  --       1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                --       1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                      --       1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                  --         827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                     --         482,368       482,368        (91,021)
   Burger King -
     Atlanta, GA                     --         926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                    --       1,448,598     1,448,598        179,747
   Boston Market -
     Jessup, MD                      --       1,243,060     1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                     --       1,279,118     1,279,118        354,530
   TGI Friday's -
     El Paso, TX                     --       1,602,944     1,602,944        577,055

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL American Properties Fund, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                    08/20/97     04/19/02       981,540      --           --        --           981,540
   Big Boy -
     Overland Park, KS                02/26/99     04/26/02       577,580      --           --        --           577,580
   Burger King -
     Tappahannock, VA                 03/16/99     05/16/02     1,089,779      --           --        --         1,089,779
   Burger King -
     Prattville, AL                   01/28/99     05/17/02       497,867      --           --        --           497,867
   Burger King -
     Tuskegee, AL                     01/28/99     05/17/02       397,867      --           --        --           397,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       797,867      --           --        --           797,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       397,867      --           --        --           397,867
   Black-eyed Pea -
     McKinney, TX                     12/30/98     05/31/02     1,149,064      --           --        --         1,149,064
   Black-eyed Pea -
     Forestville, MD                  10/01/97     06/01/02            --      --           --        --                --
   Burger King -
     Coon Rapids, MN                  03/16/99     06/03/02     1,078,973      --           --        --         1,078,973
   Burger King -
     Rochester, NH                    03/16/99     06/03/02     1,193,284      --           --        --         1,193,284
   Burger King -
     Columbus, OH                     03/16/99     06/03/02       950,938      --           --        --           950,938
   Burger King -
     Asheboro, NC                     03/16/99     06/03/02     1,513,213      --           --        --         1,513,213
   Hardee's -
     Gulf Shores, AL                  03/16/99     06/13/02       904,861      --           --        --           904,861
   Steak & Ale -
     Palm Harbor, FL                  06/16/98     06/14/02     1,241,943      --           --        --         1,241,943
   Burger King -
     Lancaster, OH                    03/16/99     06/14/02     1,321,822      --           --        --         1,321,822
   Burger King -
     John's Island, SC                03/16/99     06/14/02     1,289,282      --           --        --         1,289,282
   IHOP -
     Elk Grove, CA                    08/20/97     06/17/02     2,085,346      --           --        --         2,085,346
   Hardee's -
     Tusculum, TN                     03/16/99     06/17/02       653,460      --           --        --           653,460
   Pollo Tropical -
     Miami, FL                        09/22/98     06/20/02     1,302,936      --           --        --         1,302,936
   Burger King -
     St. Paul, MN                     03/16/99     06/26/02       849,273      --           --        --           849,273
   Texas Roadhouse -
     Joilet, IL                       02/25/00     06/27/02     1,940,745      --           --        --         1,940,745
   Black-eyed Pea -
     Phoenix, AZ                      09/30/97     06/28/02       281,000      --           --        --           281,000

      Past performance is not necessarily indicative of future performance.


                                           Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL American Properties Fund, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                     --       1,658,000     1,658,000        114,934
   Big Boy -
     Overland Park, KS                 --       1,037,383     1,037,383         (7,476)
   Burger King -
     Tappahannock, VA                  --         857,826       857,826        285,470
   Burger King -
     Prattville, AL                    --       1,018,519     1,018,519        285,895
   Burger King -
     Tuskegee, AL                      --         972,222       972,222        267,501
   Burger King -
     Montgomery, AL                    --       1,296,296     1,296,296        362,395
   Burger King -
     Montgomery, AL                    --       1,018,519     1,018,519        289,495
   Black-eyed Pea -
     McKinney, TX                      --       1,644,856     1,644,856        304,736
   Black-eyed Pea -
     Forestville, MD                   --         643,925       643,925        477,253
   Burger King -
     Coon Rapids, MN                   --         844,815       844,815        288,892
   Burger King -
     Rochester, NH                     --         963,499       963,499        318,314
   Burger King -
     Columbus, OH                      --         744,585       744,585        257,877
   Burger King -
     Asheboro, NC                      --       1,228,831     1,228,831        436,666
   Hardee's -
     Gulf Shores, AL                   --         914,337       914,337        320,113
   Steak & Ale -
     Palm Harbor, FL                   --       1,232,558     1,232,558        504,926
   Burger King -
     Lancaster, OH                     --         799,195       799,195        364,070
   Burger King -
     John's Island, SC                 --       1,077,802     1,077,802        367,639
   IHOP -
     Elk Grove, CA                     --       1,540,356     1,540,356        751,308
   Hardee's -
     Tusculum, TN                      --         666,045       666,045        233,604
   Pollo Tropical -
     Miami, FL                         --       1,318,182     1,318,182        392,816
   Burger King -
     St. Paul, MN                      --         747,713       747,713        271,528
   Texas Roadhouse -
     Joilet, IL                        --       1,745,014     1,745,014        384,473
   Black-eyed Pea -
     Phoenix, AZ                       --         641,371       641,371        265,557

     Past performance is not necessarily indicative of future performance.

                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken        from
            Property                 Acquired       Sale      received net    of sale    back      application      Total
                                                               of closing                by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL American Properties Fund, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                         09/30/97     06/28/02     1,710,000      --           --        --         1,710,000
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     06/28/02       425,000      --           --        --           425,000
   Black-eyed Pea
     Tucson, AZ                       09/30/97     06/28/02       234,000      --           --        --           234,000
   Steak & Ale Restaurant -
     Austin, TX                       06/16/98     07/02/02     1,437,468      --           --        --         1,437,468
   Jack in the Box -
     Fresno, CA                       05/22/98     07/18/02     1,244,289      --           --        --         1,244,289
   Black-eyed Pea
     Phoenix, AZ                      09/30/97     07/19/02       580,000      --           --        --           580,000
   Jack in the Box -
     Austin, TX                       10/05/99     07/22/02     1,384,759      --           --        --         1,384,759
   Black-eyed Pea -
     Albuquerque, NM                  01/00/00     07/26/02            --      --           --        --                --
   Big Boy -
     St. Clairsville, OH              12/18/98     07/29/02       339,300      --           --        --           339,300
   Jack in the Box -
     Fort Worth, TX                   01/11/00     08/05/02     1,141,653      --           --        --         1,141,653
   Jack in the Box -
     Menlo Park, CA                   12/30/99     08/22/02     1,772,360      --           --        --         1,772,360
   Arby's -
     Lawrenceville, GA                02/08/00     08/26/02     1,422,750      --           --        --         1,422,750
   Darry's -
     Louisville, KY                   06/11/97     08/28/02     1,840,800      --           --        --         1,840,800
   Black-eyed Pea -
     Killeen, TX                      12/18/98     09/05/02     1,133,800      --           --        --         1,133,800
   IHOP -
     Fairfax, VA                      06/18/97     09/06/02     2,268,911      --           --        --         2,268,911
   Black eyed Pea -
     Oklahoma City, OK                03/26/97     09/10/02       475,000      --           --        --           475,000
   Arby's -
     Circleville, OH                  09/09/99     09/10/02       993,900      --           --        --           993,900
   Black eyed Pea -
     Waco, TX                         10/01/97     09/13/02        70,000      --           --        --            70,000
   Hardee's -
     Iuka, MS                         03/16/99     09/18/02       594,413      --           --        --           594,413
   Hardee's -
     Warrior, AL                      03/16/99     09/18/02       667,050      --           --        --           667,050
   Hardee's -
     Horn Lake, MS                    03/16/99     09/20/02       818,263      --           --        --           818,263
   Jack in the Box -
     Corning, CA                      09/17/99     09/24/02     1,266,556      --           --        --         1,266,556
   Bennigan's -
     Batavia, IL                      10/21/99     09/25/02     2,595,121      --           --        --         2,595,121

      Past performance is not necessarily indicative of future performance.

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL American Properties Fund, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                        --       1,600,000     1,600,000        522,239
   Black-eyed Pea
     Phoenix, AZ                     --         641,254       641,254        282,585
   Black-eyed Pea
     Tucson, AZ                      --         641,871       641,871        251,809
   Steak & Ale Restaurant -
     Austin, TX                      --       1,372,093     1,372,093        568,339
   Jack in the Box -
     Fresno, CA                      --         972,841       972,841        394,246
   Black-eyed Pea
     Phoenix, AZ                     --         645,471       645,471        207,379
   Jack in the Box -
     Austin, TX                      --       1,289,945     1,289,945        299,499
   Black-eyed Pea -
     Albuquerque, NM                 --         666,355       666,355        238,206
   Big Boy -
     St. Clairsville, OH             --       1,144,209     1,144,209        169,976
   Jack in the Box -
     Fort Worth, TX                  --       1,062,145     1,062,145        223,450
   Jack in the Box -
     Menlo Park, CA                  --       1,546,740     1,546,740        368,611
   Arby's -
     Lawrenceville, GA               --       1,374,986     1,374,986        314,054
   Darry's -
     Louisville, KY                  --       1,481,448     1,481,448        514,069
   Black-eyed Pea -
     Killeen, TX                     --       1,386,948     1,386,948        257,250
   IHOP -
     Fairfax, VA                     --       1,709,091     1,709,091        906,669
   Black eyed Pea -
     Oklahoma City, OK               --         617,022       617,022        268,734
   Arby's -
     Circleville, OH                 --         925,329       925,329        237,321
   Black eyed Pea -
     Waco, TX                        --         661,682       661,682        280,179
   Hardee's -
     Iuka, MS                        --         616,476       616,476        233,121
   Hardee's -
     Warrior, AL                     --         627,937       627,937        238,440
   Hardee's -
     Horn Lake, MS                   --         833,058       833,058        319,101
   Jack in the Box -
     Corning, CA                     --       1,158,524     1,158,524        314,769
   Bennigan's -
     Batavia, IL                     --       2,429,907     2,429,907        729,536

      Past performance is not necessarily indicative of future performance.



                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL American Properties Fund, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   03/31/02     09/26/02       686,200      --           --        --           686,200
   Pollo Tropical -
     Sunrise, FL                      09/30/98     09/26/02     1,457,533      --           --        --         1,457,533
   Hardee's -
     Biscoe, NC                       03/16/99     09/27/02       564,984      --           --        --           564,984
   Black-eyed Pea -
     Bedford, TX                      03/26/97     09/30/02       921,175      --           --        --           921,175
   Black-eyed Pea -
     Norman, OK                       11/09/98     09/30/02     1,091,708      --           --        --         1,091,708
   Black-eyed Pea -
     Mesa, AZ                         11/30/98     09/30/02     1,325,500      --           --        --         1,325,000
   Hardee's -
     Aynor, SC                        03/16/99     09/30/02       586,189      --           --        --           586,189
   Denny's
     McKinney, TX                     06/05/96     10/02/02       600,000      --           --        --           600,000
   Black-eyed Pea -
     Scottsdale, AZ                   04/17/97     10/02/02            --      --           --        --                --
   Arby's
     Renton, WA                       09/14/99     10/18/02     1,406,197      --           --        --         1,406,197
   Pizza-Hut -
     Belle, WV                        05/17/96     10/21/02        47,500      --           --        --            47,500
   Pizza Hut -
     Collinsville, IL                 04/02/97     10/25/02       801,953      --           --        --           801,953
   Burger King -
     Tampa, FL                        08/19/99     10/28/02       770,306      --           --        --           770,306
   Big Boy -
     O'Fallon, MO                     01/19/99     10/31/02       679,925      --           --        --           679,925
   Golden Corral -
     Hopkinsville, KY                 02/19/97     11/07/02       924,057      --           --        --           924,057
   Denny's -
     Santee, SC                       03/16/99     11/21/02       583,000      --           --        --           583,000
   Jack in the Box -
     Los Angeles, CA                  01/04/99     12/10/02     1,793,802      --           --        --         1,793,802
   Hardee's
     Columbia, TN                     03/16/99     12/12/02       859,259      --           --        --           859,259
   Golden Corral -
     Olathe, KS                       10/02/97     12/19/02     1,751,760      --           --        --         1,751,760
   Darryl's -
     Hampton, VA                      06/11/97     12/19/02       871,290      --           --        --           871,290
   Jack in the Box -
     Humble, TX                       02/03/97     12/20/02     1,265,506      --           --        --         1,265,506
   Hardee's -
     Chalkville, AL                   03/16/99     12/20/02       680,428      --           --        --           680,428
   TGI Friday's -
     Lakeland, FL                     07/20/99     12/20/02       834,234      --           --        --           834,234


      Past performance is not necessarily indicative of future performance.


                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL American Properties Fund, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   --              --            --        (82,318)
   Pollo Tropical -
     Sunrise, FL                      --       1,454,545     1,454,545        527,258
   Hardee's -
     Biscoe, NC                       --         522,853       522,853        199,708
   Black-eyed Pea -
     Bedford, TX                      --         620,336       620,336        224,003
   Black-eyed Pea -
     Norman, OK                       --       1,429,799     1,429,799        335,124
   Black-eyed Pea -
     Mesa, AZ                         --       1,677,152     1,677,152        228,704
   Hardee's -
     Aynor, SC                        --         546,022       546,022        209,884
   Denny's
     McKinney, TX                     --       1,014,221     1,014,221        484,416
   Black-eyed Pea -
     Scottsdale, AZ                   --         769,863       769,863        (31,203)
   Arby's
     Renton, WA                       --       1,286,545     1,286,545        261,304
   Pizza-Hut -
     Belle, WV                        --          47,485        47,485         13,301
   Pizza Hut -
     Collinsville, IL                 --         795,476       795,476        (55,653)
   Burger King -
     Tampa, FL                        --       1,057,404     1,057,404          5,224
   Big Boy -
     O'Fallon, MO                     --       1,017,250     1,017,250        (54,647)
   Golden Corral -
     Hopkinsville, KY                 --       1,260,576     1,260,576        255,379
   Denny's -
     Santee, SC                       --         678,340       678,340        251,554
   Jack in the Box -
     Los Angeles, CA                  --       1,575,414     1,575,414        591,448
   Hardee's
     Columbia, TN                     --         787,764       787,764        319,094
   Golden Corral -
     Olathe, KS                       --       1,577,340     1,577,340        791,627
   Darryl's -
     Hampton, VA                      --       1,203,391     1,203,391        595,216
   Jack in the Box -
     Humble, TX                       --         932,112       932,112        566,284
   Hardee's -
     Chalkville, AL                   --         608,445       608,445        248,876
   TGI Friday's -
     Lakeland, FL                     --       1,711,517     1,711,517         85,755

      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale    back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL American Properties Fund, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                        09/22/98     12/23/02     1,079,144      --           --        --         1,079,144
   Golden Corral -
     Universal City, TX               08/04/95     12/30/02       959,975      --           --        --           959,975

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                        08/14/00     02/20/01     1,776,590      --           --        --         1,776,590
   Jack in the Box -
     Murietta, CA                     04/13/97     02/23/01     1,129,320      --           --        --         1,129,320
   Arby's -
     Kendallville, IN                 07/10/96     04/06/01       792,940      --           --        --           792,940
   Black Angus -
     Folsom, CA                       12/04/00     04/24/01     2,581,569      --           --        --         2,581,569
   Jack in the Box -
     Kingsburg, CA                    04/10/97     06/11/01     1,169,090      --           --        --         1,168,840
   Jack in the Box -
     Garland, TX                      09/27/97     07/26/01     1,085,654      --           --        --         1,085,654

CNL Restaurant Investors Properties, LLC (18):
   Arby's -
     Atlanta, GA                      12/07/00     03/30/01       214,900    1,212,813      --        --         1,427,713
   Arby's -
     Peoria, AZ                       03/03/01     04/19/01       154,871    1,200,463      --        --         1,355,335
   Arby's -
     Baxter, MN                       02/20/01     05/31/01        66,351    892,834        --        --           959,185
   Arby's -
     Eagan, MN                        02/20/01     06/29/01       106,348    880,945        --        --           987,293
   Arby's -
     St. Louis Park, MN               02/20/01     06/29/01       119,843    941,178        --        --         1,061,022
   Arby's -
     Willmar, MN                      02/20/01     07/18/01        44,507    704,324        --        --           748,831
   Arby's -
     Pooler, GA                       09/01/00     07/31/01       109,662    1,212,893      --        --         1,322,555
   Arby's -
     White Bear Township, MN          02/20/01     08/07/01        84,441    955,346        --        --         1,039,787
   Arby's -
     Coon Rapids, MN                  02/20/01     08/28/01       168,982    1,281,068      --        --         1,450,050
   Arby's -
     Eden Prairie, MN                 02/20/01     09/07/01       107,288    936,215        --        --         1,043,503
   Arby's -
     Carmel, IN                       10/13/00     09/26/01       142,925    1,297,484      --        --         1,440,409
   Arby's -
     Winston Salem, NC                04/01/01     10/03/01       123,645    1,090,250      --        --         1,213,895


      Past performance is not necessarily indicative of future performance.


                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL American Properties Fund, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                          --         1,227,273    1,227,273         402,650
   Golden Corral -
     Universal City, TX                 --           994,152      994,152         747,387

CNL Restaurant Property Services, Inc. (18):
   Black Angus -
     Boise, ID                          --         1,534,238    1,534,238         120,971
   Jack in the Box -
     Murietta, CA                       --           952,485      952,485         377,385
   Arby's -
     Kendallville, IN                   --           739,628      739,628         421,717
   Black Angus -
     Folsom, CA                         --         2,166,867    2,166,867         146,487
   Jack in the Box -
     Kingsburg, CA                      --         1,001,073    1,001,073         428,186
   Jack in the Box -
     Garland, TX                        --           936,119      936,119         367,842

CNL Restaurant Investors Properties
   Arby's -
     Atlanta, GA                     1,212,813       --         1,212,813          60,359
   Arby's -
     Peoria, AZ                      1,200,463       --         1,200,463          40,467
   Arby's -
     Baxter, MN                        893,855       --           893,855          26,023
   Arby's -
     Eagan, MN                         882,968       --           882,968          33,246
   Arby's -
     St. Louis Park, MN                943,340       --           943,340          35,241
   Arby's -
     Willmar, MN                       707,592       --           707,592          41,253
   Arby's -
     Pooler, GA                      1,223,108       --         1,223,108         117,724
   Arby's -
     White Bear Township, MN           960,915       --           960,915         148,790
   Arby's -
     Coon Rapids, MN                 1,288,536       --         1,288,536          90,298
   Arby's -
     Eden Prairie, MN                  942,798       --           942,798          51,912
   Arby's -
     Carmel, IN                      1,308,411       --         1,308,411         131,560
   Arby's -
     Winston Salem, NC               1,098,081       --         1,098,081          58,269


      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale    back      application      Total
                                                               of closing                by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Investors Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                     11/16/00     10/11/01       155,473    1,111,725      --        --         1,267,198
   Arby's -
     Cottage Grove, MN                02/02/01     11/27/01        61,878    703,412        --        --           765,290
   Arby's -
     Minnetonka, MN                   02/02/01     12/13/01       120,202    907,130        --        --         1,027,332
   Arby's -
     Maple Grove, MN                  02/02/01     12/14/01       150,455    1,176,200      --        --         1,326,655
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       100,063    846,616        --        --           946,679
   Arby's -
     Plymouth, MN                     02/02/01     12/21/01       120,817    899,893        --        --         1,020,710
   Arby's -
     New Castle, PA                   09/21/00     12/28/01        70,999    1,074,459      --        --         1,145,458
   Arby's -
     Oak Park Heights, MN             02/20/01     02/08/02      968,599     860,199        --        --         1,828,798
   Arby's -
     Greenwood, IN                    09/07/01     02/21/02    1,157,535    1,051,402       --        --         2,208,937
   Arby's -
     Hudson, WI                       02/20/01     03/06/02    1,091,160     949,356        --        --         2,040,516
   Arby's -
     Wauseon, OH                      04/10/01     03/11/02      801,488     700,080        --        --         1,501,568
   Arby's -
     St. Paul, MN                     02/20/01     03/21/02      801,651     713,993        --        --         1,515,644
   Arby's -
     Richfield, MN                    02/20/01     04/03/02    1,155,650    1,035,063       --        --         2,190,713
   Arby's -
     Crystal, MN                      02/20/01     04/17/02    1,059,550     945,740        --        --         2,005,290
   Arby's -
     Hopkins, MN                      02/20/01     04/26/02      920,326     829,399        --        --         1,749,725
   Arby's =
     Rochester, MN                    02/20/01     05/02/02      919,488     817,845        --        --         1,737,333
   Arby's -
     Apple Valley, MN                 02/20/01     05/17/02    1,493,264    1,315,159       --        --         2,808,423
   Arby's -
     Pell City, AL                    09/18/01     06/21/02    1,039,537     936,662        --        --         1,976,199
   Arby's -
     East Huntington, PA              09/01/01     07/15/02    1,256,360    1,103,332       --        --         2,359,692
   Arby's -
     Florence, AL                     10/01/01     08/22/02    1,358,100    1,182,056       --        --         2,540,156
   Arby's -
     Troy, AL                         09/21/01     08/22/02    1,055,313     920,681        --        --         1,975,994
   Arby's -
     Muskegon, MI                     11/15/01     08/29/02    1,439,390    1,255,825       --        --         2,695,215


      Past performance is not necessarily indicative of future performance.


                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                    1,123,886       --         1,123,886         106,362
   Arby's -
     Cottage Grove, MN                 710,074       --           710,074          63,567
   Arby's -
     Minnetonka, MN                    916,844       --           916,844          78,525
   Arby's -
     Maple Grove, MN                 1,188,796       --         1,188,796         102,167
   Arby's -
     Plymouth, MN                      855,682       --           855,682          75,302
   Arby's -
     Plymouth, MN                      909,529       --           909,529          80,041
   Arby's -
     New Castle, PA                  1,088,971       --         1,088,971         145,107
   Arby's -
     Oak Park Heights, MN              870,487       --           870,487          10,593
   Arby's -
     Greenwood, IN                   1,051,402       --         1,051,402             330
   Arby's -
     Hudson, WI                        963,121       --           963,121          15,707
   Arby's -
     Wauseon, OH                       704,249       --           704,249           7,174
   Arby's -
     St. Paul, MN                      724,346       --           724,346           9,604
   Arby's -
     Richfield, MN                   1,051,406       --         1,051,406          16,798
   Arby's -
     Crystal, MN                       960,672       --           960,672          15,913
   Arby's -
     Hopkins, MN                       842,495       --           842,495          14,275
   Arby's =
     Rochester, MN                     831,824       --           831,824          15,757
   Arby's -
     Apple Valley, MN                1,337,639       --         1,337,639          23,636
   Arby's -
     Pell City, AL                     938,824       --           938,824           2,860
   Arby's -
     East Huntington, PA             1,115,401       --         1,115,401          18,068
   Arby's -
     Florence, AL                    1,196,262       --         1,196,262          17,628
   Arby's -
     Troy, AL                          931,745       --           931,745          10,910
   Arby's -
     Muskegon, MI                    1,261,682       --         1,261,682           6,545

     Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing               by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                   07/25/02     10/31/02    1,270,860    1,074,766       --        --         2,345,626
   Arby's -
     Cullman, AL                      09/05/01     11/13/02    1,169,087     993,620        --        --         2,162,707
   Arby's -
     Evansville, IN                   04/01/02     11/15/02    1,247,229    1,080,328       --        --         2,327,557
   Arby's -
     Youngstown, OH                   04/10/02     11/27/02    1,012,310     903,118        --        --         1,915,428
   Arby's -
     Union City, TN                   09/04/02     12/30/02    1,366,005    1,158,879       --        --         2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     09/25/00     01/19/01      159,023    1,379,621       --        --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                  07/06/00     01/31/01        9,972    1,473,571       --        --         1,483,542
   Jack in the Box -
     Burley, ID                       09/22/00     01/31/01           --     951,027        --        --           951,027
   Jack in the Box -
     Las Vegas, NV                    10/01/00     01/03/01      254,521    1,615,000       --        --         1,869,521
   Jack in the Box -
     Peoria, AZ                       09/15/00     03/08/01      112,352    1,247,170       --        --         1,359,522
   Jack in the Box -
     Cleburne, TX                     09/21/00     01/31/01        4,598    1,118,539       --        --         1,123,137
   Jack in the Box -
     Fresno, CA                       09/15/00     04/26/01      129,458     950,196        --        --         1,079,653
   Jack in the Box -
     Bakersfield, CA                  09/19/00     03/27/01       80,199     973,493        --        --         1,053,692
   Pizza Hut -
     Miami, FL                        10/06/00     06/29/01       69,130     588,593        --        --           657,723
   IHOP -
     Hiram, GA                        10/12/00     04/16/01       97,519    1,432,800       --        --         1,530,319
   IHOP -
     Jacksonville, NC                 10/12/00     06/25/01       47,442    1,367,919       --        --         1,415,361
   IHOP -
     Pueblo, CO                       10/12/00     06/19/01       91,901    1,296,394       --        --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                03/28/01     06/29/01      210,654    1,256,197       --        --         1,466,851
   Jack in the Box -
     Manteca, CA                      05/14/01     06/11/01      236,673    1,432,260       --        --         1,668,934
   Jack in the Box -
     Austin, TX (9)                   07/20/00     05/25/01           --     550,587        --        --           550,587

      Past performance is not necessarily indicative of future performance.


                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                   1,074,766       --         1,074,766            (198)
   Arby's -
     Cullman, AL                      1,001,853       --         1,001,853           8,373
   Arby's -
     Evansville, IN                   1,089,280       --         1,089,280          26,999
   Arby's -
     Youngstown, OH                     909,500       --           909,500           8,019
   Arby's -
     Union City, TN                   1,158,879       --         1,158,879          (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                     1,379,621       --         1,379,621          49,506
   Jack in the Box -
     Baton Rouge, LA                  1,483,542       --         1,483,542          80,121
   Jack in the Box -
     Burley, ID                         951,027       --           951,027          41,109
   Jack in the Box -
     Las Vegas, NV                    1,615,000       --         1,615,000          62,903
   Jack in the Box -
     Peoria, AZ                       1,254,037       --         1,254,037          53,180
   Jack in the Box -
     Cleburne, TX                     1,123,137       --         1,123,137          38,489
   Jack in the Box -
     Fresno, CA                         958,117       --           958,117          56,075
   Jack in the Box -
     Bakersfield, CA                    978,854       --           978,854          45,750
   Pizza Hut -
     Miami, FL                          589,199       --           589,199          44,786
   IHOP -
     Hiram, GA                        1,438,400       --         1,438,400          70,497
   IHOP -
     Jacksonville, NC                 1,371,599       --         1,371,599          92,458
   IHOP -
     Pueblo, CO                       1,303,550       --         1,303,550          85,560
   Jack in the Box -
     Bermuda Dunes, CA                1,259,276       --         1,259,276          32,187
   Jack in the Box -
     Manteca, CA                      1,432,260       --         1,432,260          10,937
   Jack in the Box -
     Austin, TX (9)                     550,587       --           550,587              --

      Past performance is not necessarily indicative of future performance.



                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back      application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Littleton, CO                    12/28/00     07/20/01      141,982    1,860,395       --        --         2,002,377
   IHOP -
     Oklahoma City, OK                10/12/00     07/26/01      165,306    1,831,346       --        --         1,996,652
   Baker's Square -
     Anaheim, CA                      05/14/01     07/26/01      306,267    1,576,144       --        --         1,882,411
   Arby's -
     Southington, CT                  07/21/00     07/27/01      125,178     908,371        --        --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                   05/14/01     07/30/01      151,366     999,284        --        --         1,150,650
   IHOP -
     Shreveport, LA                   10/12/00     08/03/01       87,476    1,450,490       --        --         1,537,966
   Baker's Square -
     Rohnert Park, CA                 05/14/01     08/06/01      246,540    1,270,898       --        --         1,517,438
   Village Inn -
     Aurora, CO                       05/14/01     08/08/01       40,903    1,543,233       --        --         1,584,136
   Village Inn -
     Denver, CO                       05/14/01     08/08/01      142,900     880,551        --        --         1,023,451
   IHOP -
     Huntsville, AL                   10/12/00     08/14/01       97,307    1,593,307       --        --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                      05/30/00     08/17/01      156,571    1,598,221       --        --         1,754,792
   Pizza Hut -
     Miami, FL                        10/06/00     08/17/01       84,357     646,698        --        --           731,055
   IHOP -
     Statesboro, GA                   10/12/00     08/21/01       68,915    1,072,888       --        --         1,141,803
   Village Inn -
     Tempe, AZ                        05/14/01     08/24/01      149,028    1,043,952       --        --         1,192,980
   IHOP -
     San Antonio, TX                  12/28/00     08/27/01       76,227    1,594,606       --        --         1,670,833
   Jack in the Box -
     Coppell, TX                      03/28/01     08/29/01      170,623    1,608,077       --        --         1,778,700
   Village Inn -
     Denver, CO                       05/14/01     08/30/01      168,884    1,270,898       --        --         1,439,782
   TGI Friday's -
     Roseville, CA                    03/12/01     08/31/01      109,946    2,931,613       --        --         3,041,559
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     08/31/01       52,912     397,968        --        --           450,880
   Village Inn -
     Ogden, UT                        05/14/01     09/18/01      146,763     907,784        --        --         1,054,547
   Pizza Hut -
     Key Largo, FL                    10/06/00     09/20/01       73,845     578,862        --        --           652,707
   Baker's Square -
     Hoffman Estates, IL              05/14/01     09/20/01      151,812    1,089,341       --        --         1,241,153
   Village Inn -
     Broomfield, CO                   05/14/01     09/20/01      184,629    1,134,730       --        --         1,319,359


      Past performance is not necessarily indicative of future performance.



                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                    (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)
(Continued):
   IHOP -
     Littleton, CO                    1,869,159       --         1,869,159          90,731
   IHOP -
     Oklahoma City, OK                1,842,950       --         1,842,950         126,315
   Baker's Square -
     Anaheim, CA                      1,577,273       --         1,577,273          34,744
   Arby's -
     Southington, CT                    909,091       --           909,091          95,881
   Vicorp Village Inn -
     Scottsdale, AZ                   1,000,000       --         1,000,000          26,369
   IHOP -
     Shreveport, LA                   1,460,875       --         1,460,875         112,077
   Baker's Square -
     Rohnert Park, CA                 1,272,727       --         1,272,727          31,889
   Village Inn -
     Aurora, CO                       1,545,456       --         1,545,456          40,127
   Village Inn -
     Denver, CO                         881,818       --           881,818          28,503
   IHOP -
     Huntsville, AL                   1,604,715       --         1,604,715         128,194
   Ruby Tuesday's -
     Orlando, FL                      1,611,142       --         1,611,142         193,571
   Pizza Hut -
     Miami, FL                          650,000       --           650,000          70,642
   IHOP -
     Statesboro, GA                   1,078,800       --         1,078,800          94,429
   Village Inn -
     Tempe, AZ                        1,045,455       --         1,045,455          32,022
   IHOP -
     San Antonio, TX                  1,603,687       --         1,603,687          89,761
   Jack in the Box -
     Coppell, TX                      1,616,034       --         1,616,034          67,526
   Village Inn -
     Denver, CO                       1,272,727       --         1,272,727          33,045
   TGI Friday's -
     Roseville, CA                    2,949,827       --         2,949,827         141,497
   Pizza Hut -
     Pembroke Pines, FL                 400,000       --           400,000          37,304
   Village Inn -
     Ogden, UT                          909,091       --           909,091          34,339
   Pizza Hut -
     Key Largo, FL                      581,818       --           581,818          57,260
   Baker's Square -
     Hoffman Estates, IL              1,090,909       --         1,090,909          41,867
   Village Inn -
     Broomfield, CO                   1,136,364       --         1,136,364          43,611


      Past performance is not necessarily indicative of future performance.



                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                         Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance    mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by          of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Harrisonburg, VA                 12/28/01     09/21/01      129,619    1,426,704       --        --         1,556,323
   Pizza Hut -
     Miami, FL                        10/06/00     09/21/01       95,727     710,011        --        --           805,738
   Jack in the Box -
     The Colony, TX                   09/15/00     09/28/01       86,043    1,313,521       --        --         1,399,564
   IHOP -
     Birmingham, AL                   10/12/00     10/12/01      178,092    1,362,594       --        --         1,540,686
   Village Inn -
     Naperville, IL                   05/14/01     10/24/01      155,181    1,019,762       --        --         1,174,943
   Village Inn -
     Tucson, AZ                       05/14/01     10/25/01      178,784    1,133,069       --        --         1,311,853
   RT -
     Las Vegas, NV                    07/17/00     11/05/01      199,079    1,785,377       --        --         1,984,456
   Jack in the Box -
     Charlotte, NC                    08/28/00     11/08/01       62,882    1,282,493       --        --         1,345,375
   Bakers Square -
     Rolling Meadows, FL              05/14/01     11/27/01      123,563     928,427        --        --         1,051,990
   TGIF Friday's -
     Albuquerque, NM                  01/08/01     12/14/01      137,493    2,401,376       --        --         2,538,869
   Bakers Square -
     Blaine, MN                       05/14/01     12/20/01        5,880    1,335,029       --        --         1,340,909
   Village Inn -
     Omaha, NE                        05/14/01     12/21/01      147,260    1,185,687       --        --         1,332,947
   Village Inn -
     Lincoln, NE                      05/14/01     12/19/01      148,006    1,040,870       --        --         1,188,876
   IHOP -
     Macon, GA                        12/28/00     12/10/01       28,518    1,246,710       --        --         1,275,228
   Bakers Square -
     Elk Grove, IL                    05/14/01     12/21/01      134,250     995,615        --        --         1,129,865
   Bakers Square -
     Gurnee, IL                       05/14/01     12/03/01      268,799    1,855,464       --        --         2,124,263
   Taco Cabana -
     Plugerville, TX                  12/29/00     12/05/01       30,596    1,444,219       --        --         1,474,815
   Taco Cabana -
     Pasadena, TX                     12/29/00     12/05/01       20,240     955,406        --        --           975,646
   Taco Cabana -
     Austin, TX                       12/29/00     12/05/01       24,947    1,177,594       --        --         1,202,541
   Taco Cabana -
     Houston, TX #177                 02/29/00     12/05/01       19,769     933,188        --        --           952,957
   Taco Cabana -
     Houston, TX #144                 12/29/00     12/05/01       29,653    1,399,782       --        --         1,429,435
   Taco Cabana -
     San Antonio, TX                  12/29/00     12/14/01       23,534    1,110,938       --        --         1,134,472
   Taco Cabana -
     Houston, TX                      12/29/00     12/14/01       28,242    1,333,125       --        --         1,361,367


      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                    Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Harrisonburg, VA                1,434,579       --         1,434,579          99,922
   Pizza Hut -
     Miami, FL                         713,636       --           713,636          58,013
   Jack in the Box -
     The Colony, TX                  1,332,122       --         1,332,122         131,045
   IHOP -
     Birmingham, AL                  1,370,975       --         1,370,975         135,065
   Village Inn -
     Naperville, IL                  1,022,727       --         1,022,727          42,657
   Village Inn -
     Tucson, AZ                      1,136,364       --         1,136,364          47,518
   RT -
     Las Vegas, NV                   1,800,000       --         1,800,000          55,017
   Jack in the Box -
     Charlotte, NC                   1,308,411       --         1,308,411         146,378
   Bakers Square -
     Rolling Meadows, FL               931,818       --           931,818          47,329
   TGIF Friday's -
     Albuquerque, NM                 2,430,996       --         2,430,996         141,808
   Bakers Square -
     Blaine, MN                      1,340,909       --         1,340,909          80,287
   Village Inn -
     Omaha, NE                       1,190,909       --         1,190,909          71,306
   Village Inn -
     Lincoln, NE                     1,045,455       --         1,045,455          62,597
   IHOP -
     Macon, GA                       1,258,065       --         1,258,065         109,912
   Bakers Square -
     Elk Grove, IL                   1,000,000       --         1,000,000          59,875
   Bakers Square -
     Gurnee, IL                      1,863,636       --         1,863,636         111,586
   Taco Cabana -
     Plugerville, TX                 1,474,815       --         1,474,815         131,766
   Taco Cabana -
     Pasadena, TX                      975,646       --           975,646          87,168
   Taco Cabana -
     Austin, TX                      1,202,541       --         1,202,541         107,440
   Taco Cabana -
     Houston, TX #177                  952,957       --           952,957          85,140
   Taco Cabana -
     Houston, TX #144                1,429,435       --         1,429,435         127,711
   Taco Cabana -
     San Antonio, TX                 1,134,472       --         1,134,472         101,358
   Taco Cabana -
     Houston, TX                     1,361,367       --         1,361,367         121,630


      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                         Purchase
                                                                             Mortgage     money     Adjustments
                                                                              balance    mortgage   resulting
                                       Date        Date of        Cash        at time     taken       from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     01/04/02    1,179,851    1,153,066       --        --         2,332,917
   Taco Cabana -
     Austin, TX                       12/29/00     01/04/02    1,107,245    1,082,108       --        --         2,189,353
   Bakers Square -
     Normal, IL                       05/14/01     01/09/02    1,658,260    1,469,683       --        --         3,127,943
   IHOP -
     Nacogdoches, TX                  12/28/00     01/18/02    1,494,210    1,388,437       --        --         2,882,647
   IHOP -
     McAllen, TX                      12/28/00     02/15/02    1,548,521    1,427,813       --        --         2,976,334
   Pizza Hut -
     Dania, FL                        10/06/00     2/19/02       333,812     292,892        --        --           626,704
   Jack in the Box -
     Plano, TX                        09/25/01     02/26/02    1,867,493    1,719,706       --        --         3,587,199
   IHOP -
     Kennewick, WA                    12/20/01     02/27/02    1,779,334    1,626,400       --        --         3,405,734
   Jack in the Box -
     Stephenville, TX                 03/28/01     02/28/02    1,508,567    1,344,498       --        --         2,853,065
   Village Inn -
     Coralville, IA                   05/14/01     02/28/02    1,230,046    1,070,921       --        --         2,300,967
   Taco Cabana -
     San Antonio, TX                  12/29/00     03/05/02    1,247,920    1,214,659       --        --         2,462,579
   Jack in the Box -
     San Antonio, TX                  09/26/01     03/06/02    1,578,322    1,442,978       --        --         3,021,300
   Krystal -
     Rincon, GA                       09/15/00     03/11/02    1,072,800    1,015,712       --        --         2,088,512
   Village Inn -
     Davenport, IA                    05/14/01     03/15/02    1,401,481    1,219,097       --        --         2,620,578
   Jack in the Box
     Katy, TX                         09/25/01     03/18/02    1,499,170    1,376,098       --        --         2,875,268
   IHOP -
     Albuquerque, NM                  10/29/01     03/19/02    1,821,676    1,660,447       --        --         3,482,123
   IHOP -
     Lafayette, LA                    12/28/00     03/19/02    1,636,540    1,548,629       --        --         3,185,169
   Jack in the Box -
     Round Rock, TX                   09/19/00     03/20/02    1,361,104    1,226,470       --        --         2,587,574
   Jack in the Box -
     Concord, NC                      07/07/00     03/22/02    1,422,410    1,296,102       --        --         2,718,512
   Jack in the Box -
     Cedar Hill, TX                   12/20/01     03/22/02    1,509,211    1,388,773       --        --         2,897,984
   IHOP -
     Brownsville, TX                  12/28/00     03/28/02    1,544,680    1,456,628       --        --         3,001,308
   IHOP -
     San Marco, TX                    12/20/01     03/28/02    1,665,800    1,509,200       --        --         3,175,000
   Bakers Square -
     Maple Grove, MN                  05/14/01     03/29/02    1,554,629    1,354,552       --        --         2,909,181


      Past performance is not necessarily indicative of future performance.

                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                     1,179,852       --         1,179,852          26,766
   Taco Cabana -
     Austin, TX                      1,107,246       --         1,107,246          25,119
   Bakers Square -
     Normal, IL                      1,477,273       --         1,477,273           6,796
   IHOP -
     Nacogdoches, TX                 1,401,869       --         1,401,869          15,380
   IHOP -
     McAllen, TX                     1,443,318       --         1,443,318          18,025
   Pizza Hut -
     Dania, FL                         295,455       --           295,455           5,279
   Jack in the Box -
     Plano, TX                       1,728,972       --         1,728,972          14,854
   IHOP -
     Kennewick, WA                   1,627,500       --         1,627,500           2,842
   Jack in the Box -
     Stephenville, TX                1,361,617       --         1,361,617          19,729
   Village Inn -
     Coralville, IA                  1,077,273       --         1,077,273           8,156
   Taco Cabana -
     San Antonio, TX                 1,247,920       --         1,247,920          34,289
   Jack in the Box -
     San Antonio, TX                 1,456,085       --         1,456,085          11,979
   Krystal -
     Rincon, GA                      1,028,215       --         1,028,215          21,369
   Village Inn -
     Davenport, IA                   1,227,273       --         1,227,273           8,905
   Jack in the Box
     Katy, TX                        1,385,410       --         1,385,410          12,373
   IHOP -
     Albuquerque, NM                 1,664,998       --         1,664,998           4,653
   IHOP -
     Lafayette, LA                   1,566,820       --         1,566,820          20,424
   Jack in the Box -
     Round Rock, TX                  1,257,009       --         1,257,009          40,447
   Jack in the Box -
     Concord, NC                     1,331,738       --         1,331,738          46,935
   Jack in the Box -
     Cedar Hill, TX                  1,392,479       --         1,392,479           5,497
   IHOP -
     Brownsville, TX                 1,471,963       --         1,471,963          18,921
   IHOP -
     San Marco, TX                   1,511,250       --         1,511,250           2,990
   Bakers Square -
     Maple Grove, MN                 1,363,636       --         1,363,636          10,198


      Past performance is not necessarily indicative of future performance.



                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time     taken       from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   IHOP -
     Ammon, ID                        12/28/00     04/05/02    1,516,968    1,433,491       --        --         2,950,459
   Home Town Buffet -
     Visalia, CA                      12/28/01     04/10/02    2,739,205    2,409,694       --        --         5,148,899
   TB/KFC
     Gun Barrel City, TX              10/31/00     04/19/02      952,006     922,295        --        --         1,874,301
   Tahoe Joes
     Roseville, CA                    12/28/01     04/23/02    3,380,332    2,965,855       --        --         6,346,187
   Old Country Buffet
     Glendale, AZ                     12/28/01     04/25/02    2,065,108    1,818,524       --        --         3,883,632
   Home Town Buffet
     Temecula, CA                     12/28/01     04/26/02    2,299,308    2,000,577       --        --         4,299,884
   Village Inn
     Johnston, IA                     05/14/01     04/29/02      933,565     812,100        --        --         1,745,665
   Old Country Buffet
     Woodbury, MN                     12/28/01     04/29/02    1,792,378    1,600,461       --        --         3,392,839
   Bakers Square -
     Orland Park, IL                  05/14/01     04/30/02    2,232,482    1,940,017       --        --         4,172,499
   Pizza-Hut
     Oakland Park, FL                 10/06/00     05/03/02      735,910     652,145        --        --         1,388,055
   Jack in the Box
     Magnolia, TX                     08/30/01     05/03/02    1,347,135    1,245,406       --        --         2,592,541
   IHOP -
     Westminister, CO                 12/20/01     05/03/02    2,060,953    1,831,730       --        --         3,892,683
   Jack in the Box -
     Baton Rouge, LA                  12/20/01     05/03/02    1,591,284    1,405,359       --        --         2,996,643
   Village Inn
     Roy, UT                          05/14/01     05/06/02    1,075,575     933,183        --        --         2,008,758
   Home Town Buffet -
     Loma Linda, CA                   12/28/01     05/07/02    3,493,621    3,046,175       --        --         6,539,796
   Home Town Buffet -
     Champaign, IL                    12/28/01     05/08/02    1,964,259    1,768,682       --        --         3,732,941
   Jack in the Box -
     Baytown, TX                      09/19/00     05/10/02    1,249,196    1,141,081       --        --         2,390,277
   IHOP -
     Norman, OK                       10/12/00     05/13/02    1,773,886    1,554,570       --        --         3,328,456
   IHOP -
     Rockford, IL                     12/20/01     05/15/02    1,794,561    1,646,238       --        --         3,440,799
   Rio Bravo -
     Fayetteville, AR                 06/29/00     05/17/02    1,318,381    1,171,240       --        --         2,489,621
   Bakers Square -
     Onalaska, WI                     05/14/01     05/17/02    1,043,860     924,167        --        --         1,968,027
   Ruby Tuesday -
     University Place, WA             08/23/00     05/31/02    1,707,844    1,574,504       --        --         3,282,348
   Pizza Hut -
     Pembroke Pines, FL               10/06/00     05/31/02      380,495     359,803        --        --           740,298


      Past performance is not necessarily indicative of future performance.


                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   IHOP -
     Ammon, ID                      1,451,613       --         1,451,613          19,833
   Home Town Buffet -
     Visalia, CA                    2,409,000       --         2,409,000            (773)
   TB/KFC
     Gun Barrel City, TX              931,818       --           931,818          17,313
   Tahoe Joes
     Roseville, CA                  2,965,000       --         2,965,000          (1,077)
   Old Country Buffet
     Glendale, AZ                   1,818,000       --         1,818,000          (1,856)
   Home Town Buffet
     Temecula, CA                   2,000,000       --         2,000,000            (746)
   Village Inn
     Johnston, IA                     818,182       --           818,182           6,761
   Old Country Buffet
     Woodbury, MN                   1,600,000       --         1,600,000            (612)
   Bakers Square -
     Orland Park, IL                1,954,545       --         1,954,545          16,742
   Pizza-Hut
     Oakland Park, FL                 659,091       --           659,091           6,512
   Jack in the Box
     Magnolia, TX                   1,260,198       --         1,260,198          13,660
   IHOP -
     Westminister, CO               1,836,750       --         1,836,750           5,100
   Jack in the Box -
     Baton Rouge, LA                1,412,154       --         1,412,154           7,539
   Village Inn
     Roy, UT                          940,909       --           940,909           8,152
   Home Town Buffet -
     Loma Linda, CA                 3,045,000       --         3,045,000            (619)
   Home Town Buffet -
     Champaign, IL                  1,768,000       --         1,768,000            (848)
   Jack in the Box -
     Baytown, TX                    1,173,149       --         1,173,149          40,830
   IHOP -
     Norman, OK                     1,577,745       --         1,577,745          51,274
   IHOP -
     Rockford, IL                   1,650,750       --         1,650,750           5,243
   Rio Bravo -
     Fayetteville, AR               1,200,000       --         1,200,000          39,827
   Bakers Square -
     Onalaska, WI                     931,818       --           931,818           8,241
   Ruby Tuesday -
     University Place, WA           1,590,909       --         1,590,909          40,555
   Pizza Hut -
     Pembroke Pines, FL               363,636       --           363,636          13,021


      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     N. Miami, FL                     10/06/00     05/31/02      282,519     267,154        --        --           549,673
   Bakers Square -
     Rochester, MN                    05/14/01     05/31/02    1,525,200    1,352,440       --        --         2,877,640
   Bakers Square -
     Stillwater, MN                   05/14/01     05/31/02    1,133,136     991,789        --        --         2,124,925
   Home Town Buffet -
     Louisville, KY                   12/28/01     05/31/02    1,700,470    1,500,579       --        --         3,201,049
   Old Country Buffet -
     Mesa, AZ                         12/28/01     06/03/02    2,421,648    2,115,024       --        --         4,536,672
   IHOP -
     Shreveport, LA                   10/12/00     06/04/02    1,850,808    1,643,127       --        --         3,493,935
   IHOP -
     Jonesboro, AR                    10/12/00     06/05/02    1,480,800    1,328,505       --        --         2,809,305
   Taco Cabana -
     Dallas, Texas                    12/29/00     06/06/02    1,021,026     987,667        --        --         2,008,693
   HomeTown Buffet -
     Oklahoma City, OK #737           12/28/01     06/13/02    1,592,205    1,455,705       --        --         3,047,910
   HomeTown Buffet -
     Oklahoma City, OK                12/28/01     06/13/02    2,160,510    1,955,947       --        --         4,116,457
   Jack in the Box -
     Corsicana, TX                    06/30/00     06/14/02    1,153,488    1,083,639       --        --         2,237,127
   Ruby Tuesday
     Port Lucie, FL                   06/06/00     06/14/02    1,702,571    1,583,384       --        --         3,285,955
   Bakers Square -
     Bradley, IL                      05/14/01     06/20/02    1,765,990    1,509,030       --        --         3,275,020
   IHOP -
     Evansville, IN                   03/29/02     06/20/02    1,635,890    1,469,696       --        --         3,105,586
   IHOP -
     Buford, GA                       03/29/02     06/20/02    1,892,911    1,679,961       --        --         3,572,872
   Taco Cabana -
     San Antonio, TX #107             12/29/00     06/26/02      887,111     921,822        --        --         1,808,933
   Taco Cabana -
     Universal City, TX               12/29/00     06/26/02    1,034,963    1,075,459       --        --         2,110,422
   Taco Cabana -
     Austin, TX                       12/29/00     06/26/02    1,394,031    1,448,578       --        --         2,842,609
   Taco Cabana -
     San Antonio, TX #130             12/29/00     06/26/02    1,330,666    1,382,733       --        --         2,713,399
   Taco Cabana -
     Dallas, TX #136                  12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Taco Cabana -
     Houston, TX #143                 12/29/00     06/26/02    1,203,936    1,251,044       --        --         2,454,980
   Taco Cabana -
     San Antonio, TX #158             12/29/00     06/26/02    1,275,750    1,325,668       --        --         2,601,418
   Taco Cabana -
     Schertz, TX                      12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807


      Past performance is not necessarily indicative of future performance.



                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                    Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                    financing  improvements                   cash
            Property                  (7)     closing and      Total      expenditures
                                               soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     N. Miami, FL                     270,000       --           270,000           5,191
   Bakers Square -
     Rochester, MN                  1,363,636       --         1,363,636          12,750
   Bakers Square -
     Stillwater, MN                 1,000,000       --         1,000,000           9,350
   Home Town Buffet -
     Louisville, KY                 1,500,000       --         1,500,000            (726)
   Old Country Buffet -
     Mesa, AZ                       2,114,000       --        2,1114,000          (1,045)
   IHOP -
     Shreveport, LA                 1,663,150       --         1,663,150          33,799
   IHOP -
     Jonesboro, AR                  1,348,500       --         1,348,500          56,238
   Taco Cabana -
     Dallas, Texas                  1,021,026       --         1,021,026          27,228
   HomeTown Buffet -
     Oklahoma City, OK #737         1,455,000       --         1,455,000          (1,031)
   HomeTown Buffet -
     Oklahoma City, OK              1,955,000       --         1,955,000            (767)
   Jack in the Box -
     Corsicana, TX                  1,118,650       --         1,118,650          52,045
   Ruby Tuesday
     Port Lucie, FL                 1,607,399       --         1,607,399          12,328
   Bakers Square -
     Bradley, IL                    1,522,727       --         1,522,727          15,133
   IHOP -
     Evansville, IN                 1,471,963       --         1,471,963           2,753
   IHOP -
     Buford, GA                     1,682,243       --         1,682,243           2,729
   Taco Cabana -
     San Antonio, TX #107             952,957       --           952,957          33,569
   Taco Cabana -
     Universal City, TX             1,111,783       --         1,111,783          39,164
   Taco Cabana -
     Austin, TX                     1,497,504       --         1,497,504          52,752
   Taco Cabana -
     San Antonio, TX #130           1,429,436       --         1,429,436          50,354
   Taco Cabana -
     Dallas, TX #136                1,220,693       --         1,220,693          38,129
   Taco Cabana -
     Houston, TX #143               1,293,299       --         1,293,299          45,558
   Taco Cabana -
     San Antonio, TX #158           1,370,443       --         1,370,443          76,694
   Taco Cabana -
     Schertz, TX                    1,107,246       --         1,107,246          39,004


      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken        from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     06/26/02    1,351,748    1,404,681       --        --         2,756,429
   Taco Cabana -
     Houston, TX #174                 12/29/00     06/26/02      908,233     943,770        --        --         1,852,003
   Taco Cabana -
     Katy, TX                         12/29/00     06/26/02    1,030,738    1,071,069       --        --         2,101,807
   Taco Cabana -
     Arlington, TX                    12/29/00     06/26/02      992,719    1,031,563       --        --         2,024,282
   Taco Cabana -
     Houston, TX #241                 12/29/00     06/26/02    1,269,414    1,319,084       --        --         2,588,498
   Taco Cabana -
     Denton, TX                       12/29/00     06/26/02    1,136,347    1,180,810       --        --         2,317,157
   Baker Square -
     Bolingbrook, IL                  05/14/01     06/28/02    1,911,305    1,621,644       --        --         3,532,949
   IHOP -
     Harlingen, TX                    09/28/01     06/28/02    1,780,269    1,611,009       --        --         3,391,278
   Old Country Buffet -
     Madison, WI                      12/28/01     06/28/02    2,325,120    2,092,013       --        --         4,417,133
   HomeTown Buffet -
     Wichita, KS                      12/28/01     06/28/02    2,225,704    2,000,969       --        --         4,226,673
   Old Country Buffet -
     Mechanicsburg, PA                12/28/01     06/28/02    1,972,429    1,818,880       --        --         3,791,309
   IHOP -
     Rocky Mount, NC                  10/12/00     06/28/02    1,578,350    1,504,517       --        --         3,082,867
   JIB -
     Hickory, NC                      03/28/01     06/28/02    1,651,770    1,455,112       --        --         3,106,882
   HomeTown Buffet -
     Louisville, KY                   12/28/01     06/28/02    1,258,853    1,145,554       --        --         2,404,407
   Old Country Buffet -
     Franklin, OH                     12/28/01     06/28/02    1,448,568    1,318,638       --        --         2,767,206
   Pizza Hut -
     El Reno, OK                      01/18/02     06/28/02      419,270     367,573        --        --           786,843
   Bakers Square -
     Mt. Prospect, IL                 05/14/01     07/02/02    2,192,978    1,914,440       --        --         4,107,418
   Old Country Buffet -
     Onalaska, WI                     12/28/01     07/10/02    1,602,511    1,455,705       --        --         3,058,216
   Pizza Hut -
     Taylor, TX                       01/25/02     07/11/02      295,390     251,186        --        --           546,576
   IHOP -
     Cathedral City, CA               03/29/02     07/18/02    1,759,896    1,506,263       --        --         3,266,159
   Jack in the Box -
     Shelby, NC                       09/19/00     07/19/02    1,413,282    1,282,602       --        --         2,695,884
   Jack in the Box -
     Simpsonville, SC                 09/26/01     07/19/02    1,587,630    1,485,174       --        --         3,072,804
   Old Country Buffet -
     Cincinnati, OH                   12/28/01     07/22/02    1,116,247     975,569        --        --         2,091,816

      Past performance is not necessarily indicative of future performance.


                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                    financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                 soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   Taco Cabana -
     Houston, TX                     1,452,125       --         1,452,125          51,153
   Taco Cabana -
     Houston, TX #174                  975,647       --           975,647          34,369
   Taco Cabana -
     Katy, TX                        1,107,246       --         1,107,246          21,178
   Taco Cabana -
     Arlington, TX                   1,066,404       --         1,066,404          28,981
   Taco Cabana -
     Houston, TX #241                1,363,637       --         1,363,637          48,036
   Taco Cabana -
     Denton, TX                      1,220,693       --         1,220,693          43,001
   Baker Square -
     Bolingbrook, IL                 1,636,364       --         1,636,364          16,147
   IHOP -
     Harlingen, TX                   1,619,998       --         1,619,998          (1,134)
   Old Country Buffet -
     Madison, WI                     2,091,000       --         2,091,000          (1,199)
   HomeTown Buffet -
     Wichita, KS                     2,000,000       --         2,000,000          (1,147)
   Old Country Buffet -
     Mechanicsburg, PA               1,818,000       --         1,818,000          (1,523)
   IHOP -
     Rocky Mount, NC                 1,528,300       --         1,528,300          33,625
   JIB -
     Hickory, NC                     1,481,564       --         1,481,564          28,329
   HomeTown Buffet -
     Louisville, KY                  1,145,000       --         1,145,000            (660)
   Old Country Buffet -
     Franklin, OH                    1,318,000       --         1,318,000            (760)
   Pizza Hut -
     El Reno, OK                       368,764       --           368,764           1,591
   Bakers Square -
     Mt. Prospect, IL                1,931,818       --         1,931,818          19,310
   Old Country Buffet -
     Onalaska, WI                    1,455,000       --         1,455,000          (1,020)
   Pizza Hut -
     Taylor, TX                        252,000       --           252,000           1,112
   IHOP -
     Cathedral City, CA              1,509,346       --         1,509,346           3,182
   Jack in the Box -
     Shelby, NC                      1,322,836       --         1,322,836          50,638
   Jack in the Box -
     Simpsonville, SC                1,503,608       --         1,503,608          21,487
   Old Country Buffet -
     Cincinnati, OH                    975,000       --           975,000            (821)

      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by        of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   OCB -
     Bourbonnais, IL                  12/28/01     07/23/02    1,401,789    1,273,743       --        --         2,675,532
   HomeTown Buffet -
     Rockford, IL                     12/28/01     07/23/02    2,534,814    2,274,326       --        --         4,809,140
   Pizza-Hut -
     Belton, TX                       01/25/02     07/24/02      724,812     615,776        --        --         1,340,588
   IHOP -
     Covington, LA                    03/29/02     07/26/02    1,939,187    1,716,670       --        --         3,655,857
   IHOP -
     Flourissant, MO                  03/29/02     07/30/02    1,699,850    1,548,233       --        --         3,248,083
   Jack in the Box -
     Rock Hill, SC                    09/15/00     08/05/02    1,250,338    1,143,510       --        --         2,393,848
   Jack in the Box -
     Greer, SC                        09/25/01     08/05/02    1,565,361    1,454,109       --        --         3,019,470
   Jack in the Box -
     Conroe, TX                       09/15/00     08/09/02    1,556,376    1,412,719       --        --         2,969,095
   Pizza Hut -
     Waco, TX (Baylor)                01/18/02     08/13/02      649,092     550,444        --        --         1,199,536
   Jack in the Box -
     Greenville, SC                   09/25/01     08/16/02    1,647,054    1,530,054       --        --         3,177,108
   Bakers Square -
     Eau Claire, WI                   05/14/01     08/20/02    1,359,362    1,169,094       --        --         2,528,456
   Bakers Square -
     Springfield, IL                  05/14/01     08/20/02    1,230,330    1,079,164       --        --         2,309,494
   Old Country Buffet -
     Mankato, MN                      12/28/01     08/20/02    1,816,605    1,637,118       --        --         3,453,723
   Jack in the Box -
     Baton Rouge, LA                  08/23/00     08/22/02    1,207,920    1,127,994       --        --         2,335,914
   TB/KFC -
     Center, TX                       10/31/00     08/30/02      868,185     852,554        --        --         1,720,739
   IHOP -
     Shawnee, OK                      12/20/01     08/30/02    1,579,070    1,434,527       --        --         3,013,597
   HomeTown Buffet -
     Medford, OR                      02/15/02     09/05/02    2,800,571    2,410,406       --        --         5,210,977
   HomeTown Buffet -
     Manchester, CT                   12/28/01     09/13/02    1,945,681    1,774,390       --        --         3,720,071
   Jack in the Box -
     Kilgore, TX                      06/27/02     09/18/02    1,188,992    1,093,811       --        --         2,282,803
   IHOP -
     Bristol, VA                      12/28/00     09/20/02    1,432,612    1,350,001       --        --         2,782,613
   Bakers Square -
     Akron, OH                        05/14/01     09/27/02    1,501,502    1,257,883       --        --         2,759,385
   Texas Roadhouse -
     Peoria, IL                       06/25/02     09/30/02    2,550,000    2,127,261       --        --         4,677,261
   Jack in the Box -
     Mesa, AZ                         06/27/02     10/04/02    1,678,254    1,475,706       --        --         3,153,960

      Past performance is not necessarily indicative of future performance.



                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                     mortgage     capital                  receipts over
                                     financing  improvements                   cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18)(Continued):
   OCB -
     Bourbonnais, IL                 1,273,000       --         1,273,000          (1,087)
   HomeTown Buffet -
     Rockford, IL                    2,273,000       --         2,273,000          (1,941)
   Pizza-Hut -
     Belton, TX                        618,282       --           618,282           2,875
   IHOP -
     Covington, LA                   1,720,183       --         1,720,183           2,971
   IHOP -
     Flourissant, MO                 1,551,402       --         1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                   1,181,275       --         1,181,275          46,288
   Jack in the Box -
     Greer, SC                       1,474,257       --         1,474,257          22,417
   Jack in the Box -
     Conroe, TX                      1,459,375       --         1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)                 553,145       --           553,145           3,009
   Jack in the Box -
     Greenville, SC                  1,551,255       --         1,551,255          24,584
   Bakers Square -
     Eau Claire, WI                  1,181,818       --         1,181,818          13,617
   Bakers Square -
     Springfield, IL                 1,090,909       --         1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                     1,636,000       --         1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA                 1,167,135       --         1,167,135          48,323
   TB/KFC -
     Center, TX                        863,636       --           863,636          10,412
   IHOP -
     Shawnee, OK                     1,441,500       --         1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                     2,409,000       --         2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT                  1,773,000       --         1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                     1,097,200       --         1,097,200           4,625
   IHOP -
     Bristol, VA                     1,373,272       --         1,373,272          25,525
   Bakers Square -
     Akron, OH                       1,272,727       --         1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                      2,134,177       --         2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                        1,482,598       --         1,482,598           7,435


      Past performance is not necessarily indicative of future performance.



                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                 by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Rockmart, GA                     01/18/02     11/06/02      432,906     366,030        --        --           798,936
   Ruby Tuesday -
     Angola, IN                       07/01/01     11/08/02    1,499,694    1,415,770       --        --         2,915,464
   Krystals -
     Pelham, AL                       09/15/00     11/14/02    1,013,642     910,619        --        --         1,924,261
   HomeTown Buffets -
     Hilliard, OH                     12/28/01     11/22/02    1,816,424    1,615,595       --        --         3,432,019
   IHOP -
     Enid, OK                         09/28/01     12/05/02    1,537,046    1,323,224       --        --         2,860,270
   IHOP -
     Kansas City, MO                  03/29/02     12/05/02    1,719,949    1,500,970       --        --         3,220,919
   Perkins -
     Millington, TN                   05/24/02     12/06/02    1,274,829    1,111,111       --        --         2,385,940
   Perkins -
     Mankato, MN                      09/13/02     12/10/02    1,373,747    1,193,299       --        --         2,567,046
   Ruby Tuesday -
     Island Park, NY                  02/27/01     12/18/02    1,882,592    1,782,108       --        --         3,664,700
   Pizza Hut -
     Woodville, TX                    01/18/02     12/19/02      392,396     351,085        --        --           743,481
   Krystals -
     Trenton, GA                      09/15/00     12/20/02    1,027,940     896,970        --        --         1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                       05/15/01     08/17/01      163,730    1,076,685       --        --         1,240,414
   Jack in the Box -
     St. George, UT                   07/12/01     12/04/01      231,916    1,580,962       --        --         1,812,878
   Jack in the Box -
     Pumpkin Center, CA               08/30/02     11/09/01      128,563    1,206,531       --        --         1,335,094
   Black Angus -
     Las Vegas, NV                    10/11/01     11/19/01      545,658    2,675,155       --        --         3,220,813
   Jack in the Box -
     Harrington, TX                   05/31/01     11/29/01      144,639    1,280,652       --        --         1,430,291
   Black Angus -
     Phoenix, AZ                      08/02/01     03/29/02    2,271,337    1,962,499       --        --         4,233,836
   Black Angus -
     Goodyear, AZ                     07/23/01     05/01/02    2,161,317    1,855,849       --        --         4,017,166
   Jack in the Box -
     Charlotte, NC                    08/30/01     06/14/02    1,603,500    1,450,809       --        --         3,054,309
   Jack in the Box -
     Baton Rouge, LA                  08/30/01     07/12/02    1,225,654    1,145,280       --        --         2,370,934
   Jack in the Box -
     Lake Zurich, IL                  09/26/01     12/20/02    2,655,920    2,215,642       --        --         4,871,562
   Bennigans -
     Killeen, TX                      08/07/01     12/30/02    2,182,142    1,897,117       --        --         4,079,259


      Past performance is not necessarily indicative of future performance.


                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                                              Excess
                                                  Total                    (deficiency)
                                               acquisition                 of property
                                     Original      cost,                   operating cash
                                    mortgage     capital                  receipts over
                                     financing  improvements                    cash
            Property                   (7)     closing and      Total      expenditures
                                                soft costs                     (19)
                                                   (1)
==================================  ========== ============= ============ ===============

CNL Funding 2001-A, LP (18) (Continued):
   Pizza Hut -
     Rockmart, GA                      368,764       --           368,764           2,914
   Ruby Tuesday -
     Angola, IN                      1,426,713       --         1,426,713          29,521
   Krystals -
     Pelham, AL                        928,108       --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                    1,614,000       --         1,614,000          (1,717)
   IHOP -
     Enid, OK                        1,336,499       --         1,336,499           4,742
   IHOP -
     Kansas City, MO                 1,509,346       --         1,509,346           8,575
   Perkins -
     Millington, TN                  1,111,111       --         1,111,111             756
   Perkins -
     Mankato, MN                     1,193,299       --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                 1,800,000       --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                     354,013       --           354,013           3,077
   Krystals -
     Trenton, GA                       915,294       --           915,294          26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                      1,078,143       --         1,078,143          27,638
   Jack in the Box -
     St. George, UT                  1,588,785       --         1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA              1,210,280       --         1,210,280          22,265
   Black Angus -
     Las Vegas, NV                   2,675,155       --         2,675,155          31,169
   Jack in the Box -
     Harrington, TX                  1,285,047       --         1,285,047          68,509
   Black Angus -
     Phoenix, AZ                     1,967,245       --         1,967,245          13,445
   Black Angus -
     Goodyear, AZ                    1,862,193       --         1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                   1,467,708       --         1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                 1,160,007       --         1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                 2,246,512       --         2,246,512          39,380
   Bennigans -
     Killeen, TX                     1,925,583       --         1,925,583          31,785


      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage    money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time    taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by         of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                09/25/02     09/25/02    1,096,799          --        --        --         1,096,799
   Burger King -
     Jackson, MI (8)                  09/25/02     09/25/02      958,464          --        --        --           958,464
   IHOP -
     Buffalo Grove, IL (8)            09/25/02     09/25/02    1,591,656          --        --        --         1,591,656
   Arby's-Lee's
     Summit, MO (8)                   09/25/02     09/25/02      956,778          --        --        --           956,778
   Krispy Kreme -
     Clive, IA (8)                    09/25/02     09/25/02      719,193          --        --        --           719,193
   Boston Market
     Eden Prairie, MN (8)             09/25/02     09/25/02    1,096,256          --        --        --         1,096,256
   Denny's -
     Glenwood Springs, CO             09/25/02     09/30/02      795,710     724,289        --        --         1,519,999
   JIB -
     Apple Valley, CA                 09/25/02     10/29/02    1,321,825    1,125,979       --        --         2,447,804
   Jack in the Box -
     Calexico, CA                     09/25/02     11/08/02    1,648,680    1,380,933       --        --         3,029,613
   IHOP -
     Smyrna, GA                       09/25/02     11/15/02    1,745,706    1,487,570       --        --         3,233,276
   IHOP -
     Las Vegas, NV                    09/25/02     11/19/02    1,757,708    1,532,903       --        --         3,290,611
   Arby's -
     Lafayette, IN                    09/25/02     11/21/02    1,375,742    1,233,489       --        --         2,609,231
   JIB -
     Pomona, CA                       09/25/02     12/06/02    1,487,290    1,256,692       --        --         2,743,982
   IHOP -
     Bend, OR                         09/25/02     12/10/02    1,531,730    1,335,109       --        --         2,866,839
   JIB -
     Woodinville, WA                  09/25/02     12/12/02    1,655,360    1,416,445       --        --         3,071,805
   IHOP -
     Chico, CA                        09/25/02     12/16/02    1,941,672    1,704,094       --        --         3,645,766
   IHOP -
     Phoenix, AZ                      09/25/02     12/16/02    1,678,713    1,421,205       --        --         3,099,918
   Denny's -
     Grand Prairie, TX                09/25/02     12/18/02      808,300     641,605        --        --         1,449,905
   JIB -
     Stockton, CA                     09/25/02     12/19/02    1,318,360    1,194,990       --        --         2,513,350
   JIB -
     Altadena, CA                     09/25/02     12/19/02    1,807,332    1,568,973       --        --         3,376,305
   IHOP -
     Madera, CA                       09/25/02     12/20/02    1,738,750    1,517,381       --        --         3,256,131
   JIB -
     Los Angeles, CA                  09/25/02     12/20/02    1,722,484    1,440,875       --        --         3,163,359
   Stone Grill -
     Henderson, NV                    09/25/02     12/20/02      444,977     315,790        --        --           760,767


      Past performance is not necessarily indicative of future performance.


                                              Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                     -------------------------------------
                                                                               Excess
                                                   Total                    (deficiency)
                                                acquisition                 of property
                                      Original      cost,                   operating cash
                                      mortgage     capital                  receipts over
                                      financing  improvements                   cash
            Property                    (7)     closing and      Total      expenditures
                                                  soft costs                     (19)
                                                    (1)
==================================   ========== ============= ============ ===============

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                       --     1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                         --       958,464      958,464              --
   IHOP -
     Buffalo Grove, IL (8)                   --     1,591,656    1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                          --       956,778      956,778              --
   Krispy Kreme -
     Clive, IA (8)                           --       719,193      719,193              --
   Boston Market
     Eden Prairie, MN (8)                    --     1,096,256    1,096,256              --
   Denny's -
     Glenwood Springs, CO               724,289       --           724,289          (2,560)
   JIB -
     Apple Valley, CA                 1,125,979       --         1,125,979            (390)
   Jack in the Box -
     Calexico, CA                     1,380,873       --         1,380,873            (431)
   IHOP -
     Smyrna, GA                       1,487,640       --         1,487,640            (255)
   IHOP -
     Las Vegas, NV                    1,533,114       --         1,533,114               4
   Arby's -
     Lafayette, IN                    1,234,521       --         1,234,521           1,632
   JIB -
     Pomona, CA                       1,256,583       --         1,256,583            (501)
   IHOP -
     Bend, OR                         1,334,916       --         1,334,916            (674)
   JIB -
     Woodinville, WA                  1,416,512       --         1,416,512            (421)
   IHOP -
     Chico, CA                        1,706,088       --         1,706,088           2,084
   IHOP -
     Phoenix, AZ                      1,422,679       --         1,422,679           1,492
   Denny's -
     Grand Prairie, TX                  643,812       --           643,812         (17,570)
   JIB -
     Stockton, CA                     1,195,358       --         1,195,358              44
   JIB -
     Altadena, CA                     1,569,349       --         1,569,349            (104)
   IHOP -
     Madera, CA                       1,517,799       --         1,517,799             (23)
   JIB -
     Los Angeles, CA                  1,441,506       --         1,441,506             319
   Stone Grill -
     Henderson, NV                      316,876       --           316,876            (501)


      Past performance is not necessarily indicative of future performance.


                                                                TABLE V
                                                   SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                        Purchase
                                                                             Mortgage   money      Adjustments
                                                                              balance   mortgage    resulting
                                       Date        Date of        Cash        at time   taken         from
            Property                 Acquired       Sale      received net    of sale     back     application      Total
                                                               of closing                  by           of GAAP
                                                                  costs                  program
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                     09/25/02     12/20/02    1,584,962    1,432,938       --        --         3,017,900
   Denny's -
     Tulsa, OK                        09/25/02     12/23/02      198,995      87,719        --        --           286,714
   Chipolte Mexican Grill -
     Redlands, CA                     09/25/02     12/26/02    1,131,950     947,782        --        --         2,079,732
   Arby's -
     Boise, ID                        09/25/02     12/27/02    1,024,456     880,157        --        --         1,904,613
   IHOP -
     Las Vegas, NV - 752              09/25/02     12/30/02    1,956,162    1,654,627       --        --         3,610,789
   IHOP -
     Chesapeake, VA                   09/25/02     12/30/02    1,820,540    1,596,258       --        --         3,416,798
   JIB -
     Sacramento, CA                   09/25/02     12/31/02    1,351,820    1,230,480       --        --         2,582,300
   JIB -
     Delano, CA                       09/25/02     12/31/02    1,411,817    1,193,558       --        --         2,605,375

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                      02/10/97     04/26/02    2,049,350          --        --        --         2,649,350
   Fazoli's -
     Cordova, TN (25)                 12/28/01     06/28/02      638,052          --        --        --           638,052
   Fazoli's -
     Collierville, TN (25)            12/23/99     08/08/02      667,882          --        --        --           667,882

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   -------------------------------------
                                                                             Excess
                                                 Total                    (deficiency)
                                              acquisition                 of property
                                   Original      cost,                   operating cash
                                   mortgage     capital                  receipts over
                                   financing  improvements                    cash
            Property                  (7)     closing and      Total      expenditures
                                                  soft costs                     (19)
                                                  (1)
================================== ========== ============= ============ ===============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                   1,434,470       --         1,434,470           1,591
   Denny's -
     Tulsa, OK                         88,021       --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                     948,249       --           948,249             229
   Arby's -
     Boise, ID                        879,752       --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752            1,654,674       --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                 1,595,915       --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                 1,230,859       --         1,230,859             (85)
   JIB -
     Delano, CA                     1,193,846       --         1,193,846            (125)

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                           --     1,748,118    1,496,871              --
   Fazoli's -
     Cordova, TN (25)                      --       501,969      501,969              --
   Fazoli's -
     Collierville, TN (25)                 --       621,070           --            (207)


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.
(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.
(5) Cash received net of closing costs includes $147,750 of lease termination income.
(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.
(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL American Properties Fund, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(11) Cash received net of closing costs includes $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.




      Past performance is not necessarily indicative of future performance.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.
(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC, CNL Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd.
     represent each partnership's percentage interest owned by Peoria Joint Venture.
(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.
(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Franchise Network, LP, subsidiaries of CNL American Properties Fund, Inc.
(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.
(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.
(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.
(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.
(29) CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.
(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.
(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.
(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a
     62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.
(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.
(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.
(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.
(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.
(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.
(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.


      Past performance is not necessarily indicative of future performance.